As filed with the U.S. Securities and Exchange Commission on February 21, 2025.

Registration No. [   ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tong Ying Group

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5160	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 2701, Gubei SOHO, Building 1

No. 188 Hongbaoshi Road

Hongqiao Road Street, Changning District

Shanghai, China, 201103

Telephone: +86 02162593828

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq. Liang Shih, Esq. The Crone Law Group, P.C. 420 Lexington Ave, Suite 2446 New York, NY 10170 Telephone: (646) 861-7891	Richard Anslow, Esq. Jonathan Deblinger, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2025

[   ] Ordinary Shares

TONG YING GROUP

This is the initial public offering of Tong Ying Group, a Cayman Islands exempted company. We are offering on a firm commitment basis [ ] ordinary shares, par value $0.005 per share (“Ordinary Shares” or “Shares”). We anticipate the initial public offering price will be between $[●] and $[●] per share.

Prior to this offering, no public market has existed for our Ordinary Shares. We have applied to list our Ordinary Shares for trading on the Nasdaq Capital Market, or Nasdaq, under the symbol “TYZ”. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. We cannot guarantee that we will be successful in listing our Ordinary Shares for trading on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our ordinary shares.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. Please read the disclosures beginning on page 10 and on page 11 of this prospectus for more information.

We are a holding company incorporated in the Cayman Islands with no material operations of our own, and we operate our business through our Operating Subsidiaries Shanghai Zhangyang Supply Chain Management Co., Ltd (“SH Zhang Yang”) and Zhejiang Xinyu Trading Co., Ltd (“Zhejiang Xinyu”) in Mainland China. Investors in our Ordinary Shares are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese Operating Subsidiaries. Investors in our Ordinary Shares may never hold equity interests in the Chinese Operating Subsidiaries. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China – Because we operate in Mainland China, the Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene or influence their operations, including that of our PRC subsidiaries, at any time, which could result in a material adverse change in our business and operations, prospects, financial condition, and results of operations, and the value of our securities. The Chinese government may intervene or influence our subsidiaries at any time or may exert more control over offerings conducted overseas or investments in China-based issuers, which could result in material changes in operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.” beginning on page 30 and “Risk Factors — Risks Related to Our Corporate Structure and Operation –The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless.” beginning on page 40 of this prospectus.

As used in this prospectus, terms such as “the Company,” “TY Group,” “we,” “us,” “our company,” or “our” refer to Tong Ying Group, unless the context suggests otherwise, and also includes its 100% owned direct subsidiary, Tong Ying Group Limited (“TY HK”), Zhejiang Tongzhou Trading Co., Ltd (“WFOE”) and SH Zhang Yang and Zhejiang Xinyu. We directly hold 100% of the equity interests in TY HK which directly owns 100% of the equity interests in WFOE, which directly owns 100% of the equity interests in SH Zhang Yang. SH Zhang Yang further directly owns 100% of the equity interests in Zhejiang Xinyu. All of our China operating activities are conducted under our China Operating Subsidiaries. We do not currently use a variable interest entity (“VIE”) structure. See “Corporate History and Structure” beginning on page 50 of this prospectus.

We face various risks associated with being based in or having our operations primarily in China and the evolving laws and regulations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our Ordinary Shares to significantly decline or become worthless, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Because we operate in Mainland China, the Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene or influence their operations, including that of our PRC subsidiaries, at any time, which could result in a material adverse change in our business and operations, prospects, financial condition, and results of operations, and the value of our securities. Changes in the policies, regulations, rule, and the enforcement of laws of the Chinese government, such as the recent initiation by the PRC government of a series of regulatory actions and statements to regulate business operations in China, including cracking down on illegal activities in the securities market, strengthened supervision on overseas listings by China-based companies using a variable interest entity structure (“VIE”), adopting new measures to extend the scope of cybersecurity reviews and data security protection, and expanding the efforts in anti-monopoly enforcement, may also be implemented quickly with little advance notice, and the Chinese government may intervene or influence our subsidiaries at any time or may exert more control over offerings conducted overseas or investments in China-based issuers like us and other capital markets activities, which could result in material changes in operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

As advised by our PRC legal counsel, V&T Law Firm, as of the date of this prospectus, we are currently not subject to these regulatory actions or statements, as we have not engaged in any monopolistic behavior and our business does not control more than one million users’ personal information as of the date of this prospectus, implicate cybersecurity, or involve any other type of restricted industry. However, we cannot affirm that PRC regulators share the same interpretation. Because these statements and regulatory actions are new and subject to change, it is highly uncertain as to how quickly the legislative or administrative regulation making bodies in China will respond to companies, or what existing or new laws or regulations will be amended or promulgated, if any, or the potential impact such amended or new legislation will have on our daily business operations or our ability to accept foreign investments and list on a U.S. stock exchange. According to the Overseas Listing Filing Rules, we are required to submit the filing application to the China Securities Regulatory Commission (the “CSRC”) within three business days after our submission of application for any overseas initial public offering and listing and complete the filing procedure before our overseas initial public offering and listing. Any failure by us to comply with such filing requirements or the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations.

Under the PRC Enterprise Income Tax law and the Regulations for the Implementation of the Law on Enterprise Income Tax, dividends, interests, rent or royalties payable by a foreign-invested enterprise to any of its foreign non-resident enterprise investors, and proceeds from any such foreign enterprise investor’s disposition of assets (after deducting the net value of such assets) are subject to a 10% withholding tax, unless the foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. The Cayman Islands, where our Company is incorporated, does not have such a tax treaty with China. Hong Kong has a tax arrangement with China that provides for a 5% withholding tax on dividends subject to certain conditions and requirements, such as the requirement that the Hong Kong resident enterprise own at least 25% of the PRC enterprise distributing the dividend at all times within the 12-month period immediately preceding the distribution of dividends and be a “beneficial owner” of the dividends. TY HK, which directly and indirectly owns the equity of our PRC subsidiaries in Mainland China, is incorporated in Hong Kong. However, if TY HK is not considered to be the beneficial owner of dividends paid to it by the Operating Subsidiaries under the tax circulars promulgated in February and October 2009, such dividends would be subject to withholding tax at a rate of 10%. If the Operating Subsidiaries declare and distribute profits to us, such payments will be subject to withholding tax, which will increase our tax liability and reduce the amount of cash available to our Company.

Given the PRC government’s authority, oversight may also extend to TY HK, our Hong Kong subsidiary, and the legal and operational risks associated with operating in Mainland China also apply to TY HK. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. The Basic Law is a national law of the PRC and the constitutional document for Hong Kong. National laws and regulations of the PRC shall not apply to Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiary, TY HK. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and the legal and operational risks associated with operating in the PRC also apply to TY HK and may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their future operations in Hong Kong. While Hong Kong currently operates under a different set of laws from Mainland China, in the event that we decide to operate in Hong Kong, there can be no assurance as to whether the government of Hong Kong will enact laws and regulations similar to Mainland China, and any laws or regulations of Mainland China could be applied to TY HK and our operations in Hong Kong, which could be at any time and with no advance notice. As of the date of this prospectus, our Hong Kong subsidiary is only a holding company with no business operations since its incorporation in Hong Kong, and we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong, including the Personal Data (Privacy) Ordinance (Chapter 486 of The Laws of Hong Kong) and the Competition Ordinance (Chapter 619 of The Laws of Hong Kong), will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong. See “Risk Factors — Risks related to Doing Business in China” beginning on page 28 of this prospectus for a discussion of these legal and operational risks.

In addition, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. See “Enforceability of Civil Liabilities” beginning on page 49.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020, and was amended by the Consolidated Appropriations Act, 2023 enacted on December 29, 2022. The amended HFCAA states that if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the U.S. Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the SEC shall prohibit our Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. The Consolidated Appropriations Act, 2023 reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years. The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in those jurisdictions. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”). Our auditor, HTL International, LLC (“HTL”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and, a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. HTL is headquartered in Houston, Texas, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the Determination Report. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021, determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a “Commission-Identified Issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a “Commission-Identified Issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause the value of such securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Related to the Ordinary Shares and this Offering — our Ordinary Shares will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if it is later determined that the PCAOB is unable to inspect and investigate completely our auditor. The delisting of and prohibition from trading our Ordinary Shares, or the threat of their being delisted and prohibited from trading, may cause the value of our Ordinary Shares to significantly decline or be worthless.” beginning on page 41 of this prospectus.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations. See “Prospectus Summary - Cash Transfers and Dividend Distributions.” As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends, made distributions, or transferred assets to its subsidiaries or to investors in the past, nor have any dividends, distributions or asset transfers been made by any PRC subsidiary to TY HK and/or the Cayman Islands holding company. For the years ended December 31, 2022 and 2023, there was no cash transfer among our Cayman Islands holding company, TY HK and our PRC subsidiaries.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We do not have any current plan to declare or pay any cash dividends on our shares or Ordinary Shares in the foreseeable future after this offering. See “Risk Factors — Risks Related to the Ordinary Shares and this Offering — We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Ordinary Shares for return on your investment” beginning on page 44 of this prospectus. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits, if any, or share premium amounts, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they become due in the ordinary course of business. Under our current corporate structure, we may rely on dividend payments from our subsidiaries to fund any cash and financing requirements we may have, including providing the funds necessary to pay dividends and other cash distributions to our shareholders. We are permitted under the laws of the Cayman Islands to provide funding to our subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. There are currently no restrictions of transferring funds from our subsidiary in Hong Kong to our Cayman Islands holding company. There are limitations on the ability to transfer cash between the Cayman Islands holding company and the PRC subsidiaries. Cash transfers from the Cayman Islands holding company to the PRC subsidiaries are subject to the applicable PRC laws and regulations on loans and direct investment. See “Prospectus Summary — Cash Transfers and Dividend Distributions,” beginning on page 12 and see also “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans and direct investment by offshore holding companies to the PRC subsidiaries may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and business,” beginning on page 34 of this prospectus. If any of the PRC subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Cayman Islands holding company. Cash transfers from the PRC subsidiaries to the Cayman Islands holding company are also subject to the current PRC regulations, which permit the PRC subsidiaries to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Cash transfers from the Cayman Islands holding company to the investors are subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. See “Risk Factors — Risks Related to Doing Business in China — Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment,” beginning on page 35 of this prospectus. Additionally, to the extent cash or assets in the business is in China or a PRC subsidiary, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets. See “Prospectus Summary - Cash Transfers and Dividend Distributions,” “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hongkong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets,” beginning on page 33 of this prospectus.

Following the completion of this offering, our issued and outstanding share capital will be [ ] Ordinary Shares. Upon the completion of this offering, we will be a “controlled company” as defined under Nasdaq Marketplace Rules 5615(c), because Mr. Yin Zhang, our Chairman of the Board of Directors, will indirectly hold more than 50% of the voting power. Consequently, Mr. Yin Zhang will have the ability to determine all matters requiring approval by shareholders by [ordinary] resolutions. See “Risk Factors — Risks Related to the Ordinary Shares and this Offering — We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.” beginning on page 40 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)(2)	$	$
Proceeds, before expenses, to us	$	$

(1) Represents underwriting discount and commissions equal to 7.5% per share (or $[●] per share).

(2) Does not include a non-accountable expense allowance equal to 1.5% of the gross proceeds of this offering payable to the representative of the underwriters. See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriters the right, within 45 days after the date of this prospectus, to purchase up to an additional [●] Ordinary Shares from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The underwriters expect to deliver the Ordinary Shares to purchasers against payment on or about [●], 2025.

JOSEPH STONE CAPITAL, LLC

The date of this prospectus is [●], 2025.

i

About This Prospectus

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriters have authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or any free writing prospectus, as the case may be, or any sale of shares in our company.

This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the Cayman Islands.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We did not commission any of such reports. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

All references in this prospectus to “$,” “US$,” “U.S. dollars,” and “dollars” and mean U.S. dollars and all references to “RMB” mean Renminbi, unless otherwise noted. All references to “PRC,” or “China” in this prospectus refer to the People’s Republic of China. All references to “Mainland China” are to the mainland of the People’s Republic of China which excludes Taiwan and the Hong Kong Special Administrative Region of China (“Hong Kong”) and Macau Special Administrative Regions of the People’s Republic of China (“Macau”) for purposes of this prospectus only. Under the context of laws, regulations and rules, “China” or “the PRC” refers to only such laws, regulations and rules of Mainland China. Under the context of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities and enterprises, individuals and residents of “China” or “the PRC” or “Chinese”, such terms refer to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax entities and enterprises, individuals and residents of Mainland China. “PRC laws and regulations” refer to the laws and regulations of the PRC, without reference to the laws and regulations of Hong Kong, Macau and Taiwan.

Until [  ], 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

ii

PROSPECTUS SUMMARY

Investors are cautioned that you are purchasing Ordinary Shares of Tong Ying Group, our Cayman Islands holding company, in this offering instead of purchasing equity interests of our subsidiaries, Shanghai Zhangyang Supply Chain Management Co., Ltd and Zhejiang Xinyu Trading Co., Ltd, that have business operations in China. This corporate structure involves unique risks.

This prospectus summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, the terms “we,” “us,” “our,” “our company” and “TY Group” used in this prospectus refer to Tong Ying Group and its consolidated subsidiaries.

Corporate History and Structure

We are a Cayman Islands holding company and primarily conduct our operations in China through our Operating Subsidiaries, SH Zhang Yang and Zhejiang Xinyu. Our first operating subsidiary in Mainland China, SH Zhang Yang, was founded in 2021. We acquired Zhejiang Xinyu, which was founded in 2020, at the end of 2021. In connection with this offering, we underwent a series of restructuring of our corporate structure, which primarily included:

●	On January 18, 2024, we incorporated TY Group, our holding company, as an exempted company with limited liability under the laws of the Cayman Islands.

●	On February 20, 2024, we incorporated TY HK in Hong Kong as a wholly owned subsidiary of TY Group.

●	On March 14, 2024, we incorporated WFOE, our onshore holding company, as a wholly owned subsidiary of TY HK.

●	On April 30, 2024, WFOE acquired the entire equity interests in SH Zhang Yang.

Our current corporate structure does not contain any VIE structures in the PRC and neither we nor any of our subsidiaries have any current intention of establishing any VIEs in the PRC in the future. As of the date of this prospectus, substantially all our business is conducted by our Operating Subsidiaries.

Our principal executive office is located at Room 2701, Gubei SOHO, Building 1, No. 188 Hongbaoshi Road, Hongqiao Road Street, Changning District, Shanghai, PRC. The telephone number of our principal executive office is +86 02162593828. Currently, we do not maintain a website. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our current corporate structure is as follows:

Mr. Yin Zhang
100%
Phelan Investment Holdings Limited
(British Virgin Islands)
Other Investors
80.04%
19.96%
Tong Ying Group
(Cayman Islands)
100%
Tong Ying Group Limited
(Hong Kong)
offshore
100%
onshore
Zhejiang Tongzhou Trading Co., Ltd
(PRC)
100%
Shanghai Zhangyang Supply Chain Management Co., Ltd
(PRC)
100%
Zhejiang Xinyu Trading Co., Ltd
(PRC)

Note:

(1)	Mr. Yin Zhang’s wife, Yun Shi, holds 499,000 Ordinary Shares through Pirya Holdings Limited. As a result, Mr. Yin Zhang beneficially owns 85.03% of the voting power of our equity interests as of the date of this prospectus. The registered address of Pirya Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

(2)	“Other Investors” refers to Darshan Holdings Limited, Pirya Holdings Limited, Ophedia International Limited, and Ziv International Holdings Limited, each of which holds 499,000 Ordinary Shares of the Company.

(3)	Mr. Tang Tao beneficially owns 499,000 Ordinary Shares through Darshan Holdings Limited, a company incorporated under the laws of the British Virgin Islands. The registered address of Darshan Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Tang has the sole voting and dispositive power of all the shares held by Darshan Holdings Limited.

(4)	Mr. Jiang Wei beneficially owns 499,000 Ordinary Shares through Ophedia International Limited, a company incorporated under the laws of the British Virgin Islands. The registered address of Ophedia International Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Jiang has the sole voting and dispositive power of all the shares held by Ophedia International Limited.

(5)	Mr. Chenyu Wang beneficially owns 499,000 Ordinary Shares through Ziv International Holdings Limited, a company incorporated under the laws of the British Virgin Islands. The registered address of Ziv International Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Wang has the sole voting and dispositive power of all the shares held by Ziv International Holdings Limited.

(6)	Investors in our Ordinary Shares are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese Operating Subsidiaries.

Our Business

Overview

We, through our Operating Subsidiaries, are engaged in the trading of commodities and supply chain consulting services in Mainland China. Our commodities trading business mainly involves purchasing chemical products, non-ferrous metal products, and agricultural products from upstream suppliers and selling such commodities to downstream customers. Our supply chain consulting service business mainly refers to the professional consultation we provide to our customers on bulk trading based on our customer resources data, industry experience, and professional knowledge in bulk trading to fit the needs of our customers.

Our first operating subsidiary in Mainland China, SH Zhang Yang, was founded in 2021. Shortly afterwards, we acquired Zhejiang Xinyu, which was founded in 2020, at the end of 2021. Since 2021, the Company has gradually established a stable and mature risk control system which has been accepted by upstream and downstream enterprises. Our revenue is primarily generated from our commodities trading business and consulting services. In the fiscal years ended December 31, 2022 and 2023, our revenues reached approximately $438.8 million and $784.8 million, respectively, with a year-over-year growth of 78.8% in 2023 compared to 2022. For the six months ended June 30, 2023 and 2024, our total revenue was $324.4 million and $304.3 million, respectively.

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Commodities Trading

Our commodities trading business mainly involves purchasing ethylene glycol, pure terephthalic acid (“PTA”), rebar, corn, and other products from upstream suppliers in bulk, then selling such commodities to our downstream customers. The sales volume and revenue of the Company’s commodities trading operations have shown a stable upward trend in recent years, increasing from approximately 725,833.53 tons in sales volume and approximately $438.79 million in revenue in the fiscal year ended December 31, 2022 to approximately 1,259,390.70 tons in sales volume and approximately $784.53 million in revenue in the fiscal year ended December 31, 2023. The sales volume and revenue of the Company’s commodities trading operations, decreased from approximately 507,830.42 tons in sales volume and approximately $324.4 million in revenue for the six months ended June 30, 2023 to approximately 443,703.41 tons in sales volume and approximately $304.3 million in revenue for the six months ended June 30, 2024. We do not provide transportation and warehousing services. We engage third-party warehouses to store the products we purchase from our suppliers. Generally, our suppliers transport the products to our designated third-party warehouses with which we have agreements, and our customers transport the products from the warehouses on their own. We employ our mature operational team with a customer-centric focus in collaboration with many upstream suppliers to purchase products. After obtaining customer needs, the Company utilizes its strong network to select optimal supply channels to meet customer demand for products. We provide solutions for our customers and suppliers to maximize production and optimize their efficiency and operating costs by using our resources to quickly match suitable suppliers to our customers in our network. We achieve profitability through reasonable allocation of product supply and product demand. Moreover, the prices of the commodities purchased and sold by us have cyclical fluctuations and patterns. Therefore, the Company follows industry characteristics through combining specific supply and demand changes with macroeconomic environmental changes, utilizing timing and pricing differences to maximize profitability.

All of our customers may generate a credit and performance risk. We operate principally with short-term transactions on fixed pricing terms. Our customers may be required to pay 100% of the total contract value upon the date of order confirmation, or may be required to pay a certain amount of advance payment of an entire payment (which is determined by mutual agreement and varies from case to case) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the products, or may be required to make the entire payment upon receipt of the products. We have not entered into long-term contracts with any of our customers and suppliers.

Description of Our Procurement and Sale Process

Customers with procurement needs or suppliers with intention to sell first contact our operations team online. After understanding the needs of customers and suppliers through our operations team, we proceed with the transaction in the following five steps, with a focus on risk management and control:

i) Pre-examination: We conduct an internal pre-examination and background check on all of our potential new customers and suppliers. Customers and suppliers are required to provide us with documentation such as copies of their business licenses for our internal pre-examination process. In addition, we conduct due diligence on the enterprise’s qualifications and other information through searches of online public information. We focus on whether our customers and suppliers have any contingencies and liabilities, such as lawsuits, and whether their legal representatives, directors, supervisors, and senior executives have any records of misconduct, legal restrictions, penalties, or other negative public records.

ii) Due diligence: For customers and suppliers who have completed our pre-examination process, we then conduct a more detailed due diligence procedure on their taxes, online banking, and engage in on-site visits and inspections. Tax due diligence includes the requirement for potential customers and suppliers to submit updated tax payment certificates and reviewing the customer’s or supplier’s tax filing information. Online banking verification includes examining whether the customer’s or supplier’s corporate bank is secure and confirming whether the upcoming transaction limit is sufficient. During our on-site diligence process, we retain photographs of business licenses, legal representatives, and office locations.

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iii) Contract: After our due diligence process, we then enter into industry-standard sales and purchase agreements or sales agreements with our customers and suppliers, separately.

Our sales and purchase agreement applies to the following two situations: 1) the customer first indicates a procurement need to the Company; the Company conducts monthly statistical analyses on the orders it receives from the customers; and the Company then purchases the corresponding quantity of products from suppliers based on the total order demand to ensure that customer needs are met; or (2) when suppliers have products to sell, they may first contact the Company; the Company purchases the products from the suppliers in advance; and the Company then sells the products to matching customers to complete sales based on customer needs and market conditions.

iv) Transaction: The Company then carries out the transaction per the relevant contract. We typically (i) conduct monthly statistical analyses on the orders we receive from customers and then place orders with suppliers; or (ii) purchase products in advance from suppliers and sell them to matching customers to complete sales based on customer needs and market conditions.

Our customers may be required to (i) pay 100% of the total contract value upon the date of order confirmation; (ii) pay a certain amount of advance payment of an entire payment (which is determined by mutual agreement and varies from case to case) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the products; or (iii) make the entire payment upon receipt of the products.

Our suppliers may (i) provide products to us in advance and receive payment after customers make payment to us, which generally occurs between us and suppliers that have a long cooperation and relationship with us; (ii) require us to make the entire payment after we place the orders; or (iii) require us to pay a certain amount of advance payment of an entire payment (which is determined by mutual agreement and varies from case to case) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the products.

Based on our relationships with our suppliers or customers, prepayment often occurs, aiming to maintain better relationships with such upstream and downstream partners. The payment and receipt times are adjusted according to the actual situation, but in most cases, settlement is completed within one month without long-term outstanding accounts.

We have entered into storage agreements with several third-party warehouses. We pay storage fees to the warehouses from the date the suppliers’ products are received by us and placed into storage. After the ownership of the products is transferred to the customer, the customer will continue to pay the storage fees themselves. Usually, we will provide customers with a period of several days of free storage. Then, the customers will arrange transportation of the products themselves from the warehouses. During the procurement and sales process, all products are transferred to the designated warehouse for ownership transfer, and the Company does not provide transportation services to the customers or suppliers.

v) Closing: The transaction closes upon delivery of invoices, delivery documents, bank statements, and a contract executed by the supplier and customer.

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Procurement and sales process:

Consulting Services

Our consulting services are conducted through our wholly-owned subsidiary Zhejiang Xinyu. With rich industry experience and professional knowledge, Zhejiang Xinyu provides our customers across China with relevant market reports, bidding analyses, market forecasts, and proposals for designated products through our online services. Our consulting services provide companies and investors who have entered the commodities trading industry with a more comprehensive understanding of commodities trading, includes providing support in managing trade risk issues.

To support our core business of merchandizing commodities, we provide services (through third-party service providers) such as warehouse handling and storage services in Mainland China, and logistics services (including distribution, freight forwarding and shipping services) under our consulting services. If requested by customers, we can also arrange for our customers’ insurance and security coverage for the commodity products that pass through our suppliers.

Our Competitive Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

Strong Relationships across the Supply Chain

Our operations are supported by our network of third-party commodity product suppliers, as well as warehouse handling and storage providers that have expertise in handling and storing commodities. Suppliers and customers would be constrained by required time and resources to engage each other, but through our strong supplier network, customers can quickly find suitable suppliers for their orders. We provide customers in bulk to suppliers and obtain preferential prices, while a single customer can generally only receive retail prices by directly contacting suppliers. We have developed a strong network across the value chain: from procurement of the commodity products from various suppliers, to warehouse handling and storage of the products through third-party service providers, and then distribution to our customers across China. Our access to this extensive sales and distribution network enables us to procure and distribute the ethylene glycol, PTA, rebar, corn, and other products in an efficient manner, and enjoy certain cost savings from economies of scale and efficiencies in the transportation and logistics of the commodity products. Accordingly, we believe we are well positioned to take advantage of the growth in the respective markets in which we operate to further increase our sales and revenue.

An Experienced and Highly Educated Management Team

The Company is led by a management team with many years of experience in the commodities trading business, all of whom have a bachelor’s degree or above. The Chairman of the board of directors, Mr. Yin Zhang, has over 11 years of experience in this industry, and the CEO, Mr. Chenyu Wang, has over eight years of relevant experience. Our management team understands customer needs, industry trends, and transaction habits, especially in the chemical supply chain industry. We believe our management’s extensive experience helps to develop, maintain, and retain customers for the Company.

Good Industry Credit

We believe that the Company has good industry credit and has not had any legal or industry business disputes. Our industry is relatively closed and highly competitive, as it involves products with stringent requirements for timeliness and quality, and target amounts are generally relatively large. Compared to other industries, the supply chain industry in China attaches great importance to credit, and good credit is an essential reference factor for the sustainable development of enterprises.

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Risk Management Capabilities

The Company attaches great importance to risk management. Risk is also a crucial consideration in our overall strategy, which is based on bulk sourcing, and maintaining relationships with our customers and suppliers. We capture margins from the high volumes of ethylene glycol, PTA, rebar, and corn, and other products procured and sold. We believe that our sound risk management practices have contributed to our positive performance through the volatile market environment over recent years and helped to mitigate earnings volatility.

Diversified Products with Quality Assurance

The Company’s product range is diversified, currently comprising ethylene glycol, PTA, rebar, corn, and other products. In the future, the Company plans to continuously expand into other categories of commodities. The Company usually cooperates with well-known suppliers that ensure the provision of high-quality products to customers.

Strong Industry Demand

Currently, the commodities in which the Company operates have strong demand in Mainland China, and the Company believes that there will continue to be a growing trend in demand.

Our Growth Strategies

In the future, the Company plans to collect industrial resources through digital management, operations and intelligent warehousing layout, thereby enhancing corporate value and creating a trading ecosystem with integrated circulation.

Online Integrated Transaction Settlement Management Platform (Named as Chemical Raw Material Chain) (“CRMC Platform”)

We plan to establish an online platform for the supply chain of raw materials for chemical products (the “CRMC Platform”). China’s chemical raw materials industry is in high demand, and has a large variety of products, substantial funding, numerous transactions, and stringent requirements for transaction safety. A credible online platform that can provide industry participants with trust and secure transactions is widely recognized as a significant demand in the industry. As of the date of this prospectus, however, there is no such platform. We plan to become one of the few companies in the industry, combining our years of rich experience as an industry participant and, with the support of the international capital markets, to develop and establish a CRMC platform to aid the industry in reaching greater efficiency.

CRMC Platform Operation Description:

1. New customers log in to the CRMC Platform to input their requirements. The platform will ensure that the customer is qualified through an online risk control process and determine the feasibility of the demand through real-time product pricing;

2. The system will break down the product requirements into one to more qualified suppliers and wait for their confirmation to be able to supply the product requirements;

3. The platform will automatically generate compliant template contracts and allow both parties to sign them electronically upon confirmation from qualified suppliers;

4. After the signing process is completed, the contract will be retained on and locked by the platform. The customer then enters the payment process on the platform;

a) If the customer can make a direct payment, the funds will enter the bank custody account on the platform in real-time, waiting for the supplier to provide a delivery note, invoice, and various transaction vouchers. After both parties confirm the required documents are complete, the platform will deduct the commission fee and transfer the funds to the supplier’s account.

b) If the customer cannot make direct payment after entering the payment process, the financial institution cooperating with the platform will provide the customer with a loan installment limit based on their credit situation for selection. If the customer’s credit rating cannot meet the loan installment requirements of financial institutions, the insurance institution may provide credit enhancement, upon which the financial institution can evaluate and provide the loan amount. After the customer confirms signing, the financial institutions will continue the payment to the platform to complete the product delivery process; and

5. The CRMC Platform would be required to coordinate online information with financial institutions, insurance institutions, third-party warehousing, and the National Enterprise Credit Information Publicity System in China, among other entities.

We believe the CRMC Platform would greatly improve transaction efficiency, ensure transaction security, and provide customers and suppliers with more transaction options. As an industry participant, we plan to establish the CRMC Platform not only to meet the needs of the entire industry but also to become a benchmark in the industry, further stabilize our profits, and complete an important step in future development strategies through this platform.

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Self-built Automated Intelligent Warehouse

At present, upstream and downstream customers in the chemical raw materials industry rely more on the qualifications, product quality, and transaction processes set by one or two state-owned warehouses for warehousing. However, the upgrading and iteration of these warehouses are slow, and the transaction mechanism has fallen behind the development of the times. The industry has an urgent demand for automated intelligent warehouses, but currently no enterprise has integrated and established such intelligent warehouses. The Company has planned automated warehouses as an important part of its future development strategy. Building a company-owned warehouse is an important step for our future expansion. Currently, the industry generally believes in the safety, storage quality, and credibility of state-owned warehouses. Combining with the Company’s current business advantages, we plan to establish automated intelligent warehouses in areas where the Company’s business development is relatively heavy, combining with big data advantages and merging into a network for data synchronization. We plan to change the paper-based and cumbersome transaction and delivery processes in the industry’s existing business processes and combine them with the CRMC Platform to achieve full electronic processes and traceability. We expect the online integrated transaction settlement management platform and the automated intelligent warehouse to be two closely related strategic plans. The Company plans to purchase products with relatively low prices in advance and place the products in its own warehouses. When customers have a demand, the Company will directly act as a supplier to provide customers with relevant items (the “Self-operated Spot Products”) at a discounted price according to their needs.

Build a Trading Team, i.e. Trading Analysis Department

We plan to expand and independently establish a spot/futures chemical trading team to enter the field of chemical futures trading. This strategy will better protect the price risk hedging of bullish securities entering the spot market to ensure the profit bottom line of bullish securities. We plan for our trading analysis department to continue to output industry reports and hedge futures products for industry peers, which will correspond with our strategy for automated intelligent warehouses to protect the prices of Self-operated Spot Products. With the development of Self-operated Spot Products, the Company’s is expected to further realize a certain pricing power in specific products.

The Timeline

●	In 2024, we plan to initiate the establishment of the CRMC Platform independently developed by the Company. We plan to achieve centralized online management of Internet of Things (“IoT”) products for receiving, debt confirmation, certificate storage, bills, and contracts.

●	In 2025, we expect the Company’s CRMC Platform to operate maturely, with customer acceptance or usage rates exceeding 50%. By the end of 2025, we plan to achieve full online trading functions and preliminarily achieve financing functions for small and medium-sized enterprises in the industry on our platform. In the same year, we hope to establish a futures trading team with experienced team members that have worked for well-known domestic futures and securities companies.

●	In 2026, we plan to build our company-owned warehouses to achieve the interconnection of the chemical supply chain and the IoT. We believe the matching trading category can be horizontally expanded to the entire chemical industry in China. In addition, we aim to achieve a target of over 10% market share through mergers and acquisitions by the end of 2026.

Summary of Risk Factors

We face various legal and operational risks associated with our substantial operations in China. The PRC government has the right to regulate how a China-based company, like us, conducts its business, accepts foreign investments, or lists on a U.S. stock exchange in accordance with laws and regulations. For example, we face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as the lack of inspection from the PCAOB. Such regulations may from time to time have an impact on our business operations. Any regulatory action unfavorable to our operations, once taken by the PRC government, could cause the value of our securities to significantly decline or in extreme cases, become worthless. The operational and legal risks associated with being based in and having operations in China also to the extent applicable apply to operations in Hong Kong and Macau which operate under different sets of laws from those of Mainland China.

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus and the filings incorporated by reference before making an investment in our Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

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Risks Related to our Business and Industry

●	Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

●	We depend significantly on the procurement of finished products, and various factors may result in an inadequate supply or result in an increase in our costs in order to secure sufficient products to meet our deliverable requirements to customers.

●	Our operations are dependent on the availability and price of materials such as chemical products, non-ferrous metal products, and agricultural products. We are exposed to fluctuations and regulations in the supply of, or demand for, chemical products, non-ferrous metal products, and agricultural products, along with the conditions underlying such fluctuations, which could adversely affect the products transaction volume and price. Any increase in the cost of or shortfall in the availability of the products could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. Seasonable variations could also result in fluctuations in our results of operations.

●	We are reliant on our suppliers to meet the growing demands of our customers.

●	If we cannot manage the growth of our business or execute our strategies effectively, our business and prospects may be materially and adversely affected.

●	We are reliant on suppliers for our supply of chemical products, non-ferrous metal products, and agricultural products. The lack of long-term contracts at fixed prices with our suppliers may have an adverse effect on the price and availability of our products. If we fail to maintain a good relationship with them, or find alternatives on reasonable terms, our business and financial performance may be materially and adversely affected.

●	Our business is subject to intense competition, and we may fail to compete successfully against existing or new competitors, including certain matured large-scale enterprises, which may reduce demand for our services and chemicals we sell, reduce operating margins, and result in loss of market share, departures of qualified employees and increased capital expenditures.

●	Any quality issues of the commodity products offered by our suppliers or any negative publicity with respect to us, our suppliers and other partners, as well as the chemical industry in general, may materially and adversely affect our business and results of operations.

●	The improper handling or storage of commodity products, spoilage of and damage to such commodity products, or any real or perceived contamination in the commodity products, could subject us to regulatory and legal action, damage our reputation and have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

●	We procure commodity products from our suppliers and utilize the services of certain third-party service providers for our operations. Any deficiency or interruption in their services could adversely affect our business, financial condition, results of operations, cash flows and prospects.

●	Any failure to obtain or renew certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.

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Risks Related to Doing Business in China

●	The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering under PRC law. Any failure of fully complying with the approval, filing or other requirements may completely hinder our ability to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations. See “Risk Factors — Risks Related to Doing Business in China — The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering under PRC law. Any failure of fully complying with the approval, filing or other requirements may completely hinder our ability to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations.” beginning on page 28 of this prospectus.

●	Adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in China — Adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.” beginning on page 29 of this prospectus.

●	The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary. See “Risk Factors — Risks Related to Doing Business in China — The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.” beginning on page 29 of this prospectus

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in China may evolve quickly with any public consultation and advanced notice period being relatively short in terms of the time that we may need to fully adapt to such changes, all of which could result in a material adverse change in our operations and the value of our Ordinary Shares. We are subject to extensive and evolving legal development, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China —There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in China may evolve quickly with any public consultation and advanced notice period being relatively short in terms of the time that we may need to fully adapt to such changes, all of which could result in a material adverse change in our operations and the value of our Ordinary Shares. We are subject to extensive and evolving legal development, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.” beginning on page 29 of this prospectus.

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●	Because we operate in Mainland China, the Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene or influence their operations, including that of our PRC subsidiaries, at any time, which could result in a material adverse change in our business and operations, prospects, financial condition, and results of operations, and the value of our securities. The Chinese government may intervene or influence our subsidiaries at any time or may exert more control over offerings conducted overseas or investments in China-based issuers, which could result in material changes in operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain. See “Risk Factors — Risks Related to Doing Business in China — Because we operate in Mainland China, the Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene or influence their operations, including that of our PRC subsidiaries, at any time, which could result in a material adverse change in our business and operations, prospects, financial condition, and results of operations, and the value of our securities. The Chinese government may intervene or influence our subsidiaries at any time or may exert more control over offerings conducted overseas or investments in China-based issuers, which could result in material changes in operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.” beginning on page 30 of this prospectus.

●	Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, and a variety of laws and other obligations regarding data protection to which we are subject, could adversely impact our business and our offering. “Risk Factors — Risks Related to Doing Business in China — Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, and a variety of laws and other obligations regarding data protection to which we are subject, could adversely impact our business and our offering.” beginning on page 31 of this prospectus.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject us to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us. “Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject us to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.” beginning on page 32 of this prospectus.

●	We may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets. Hong Kong has a tax arrangement with China that provides for a 5% withholding tax on dividends subject to certain conditions and requirements. If TY HK is not considered to be the beneficial owner of dividends paid to it by the Operating Subsidiaries under the tax circulars promulgated in February and October 2009, such dividends would be subject to withholding tax at a rate of 10%. If the Operating Subsidiaries declare and distribute profits to us, such payments will be subject to withholding tax, which will increase our tax liability and reduce the amount of cash available to our Company. “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets.” beginning on page 33 of this prospectus.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Mainland China and/or Hong Kong against us or our management named in the prospectus based on foreign laws. “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Mainland China and/or Hong Kong against us or our management named in the prospectus based on foreign laws.” beginning on page 37 of this prospectus.

●	The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections. “Risk Factors — Risks Related to Doing Business in China — The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.” beginning on page 38 of this prospectus.

●	Our Hong Kong subsidiary is subject to Hong Kong laws and regulations regarding data security, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations. “Risk Factors — Risks Related to Doing Business in China — Our Hong Kong subsidiary is subject to Hong Kong laws and regulations regarding data security, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.” beginning on page 38 of this prospectus.

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Risks Related to Our Corporate Structure and Operation

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our Ordinary Shares.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

●	We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

●	Cayman Islands economic substance requirements may have an effect on our business and operations.

●	The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless.

Risks Related to the Ordinary Shares and this Offering

●	We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

●	Our Ordinary Shares will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if it is later determined that the PCAOB is unable to inspect and investigate completely our auditor. The delisting of and prohibition from trading our Ordinary Shares, or the threat of their being delisted and prohibited from trading, may cause the value of our Ordinary Shares to significantly decline or be worthless.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

●	Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance. If such volatility were to occur to us it may prove difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

●	There may not be an active, liquid trading market for our Ordinary Shares.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue as of December 31, 2023. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

10

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

In addition, both foreign private issuers and emerging growth companies are exempt from certain of the more extensive SEC executive compensation disclosure rules (see “Implications of Being a Foreign Private Issuer” below). Therefore, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents, or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Implications of Being a Controlled Company

Immediately following completion of this offering, our founding shareholder and Chairman of the board of directors, Mr. Yin Zhang, through Phelan Investment Holdings Limited will control approximately [   ]% of the voting power of our equity interests through the ownership of Ordinary Shares. Mr. Yin Zhang’s wife, Yun Shi, through Pirya Holdings Limited, will own [ ]% of the voting power of our equity interests through the ownership of Ordinary Shares immediately following completion of this offering. Consequently, Mr. Yin Zhang will have the ability to determine all matters requiring approval by shareholders by [ordinary] resolutions. Upon the closing of this offering, Mr. Zhang will continue to own a controlling interest in our Company, and we will meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As such, we will be eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market. We are a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). As a controlled company, we qualify for, and our board of directors the composition of which is and will be controlled by this shareholder, may rely upon exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consists of independent directors;

●	compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating and corporate governance committee that is composed entirely of independent directors.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Marketplace Rules.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, our shareholders would not be afforded the same protections generally as shareholders of other Nasdaq-listed companies for so long as these shareholders are collectively able to control the composition of our Board and our Board determines to rely upon one or more of such exemptions.

11

Cash Transfers and Dividend Distributions

As of the date of this prospectus, our Cayman Islands holding company has not declared or paid dividends, made distributions, or transferred assets to its subsidiaries or to investors in the past, nor have any dividends, distributions or asset transfers been made by any subsidiary to the Cayman Islands holding company. As of the date of this prospectus, there has been no transfer, dividend or distribution made between our subsidiaries or made by our subsidiaries to investors. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. U.S. investors will not be subject to Cayman Islands taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. Our Cayman Islands holding company may be classified as a “resident enterprise” of China. This classification could result in unfavorable tax consequences to us and our non-PRC shareholders and dividends paid by us may be subject to PRC withholding tax. See “Taxation — United States federal income tax considerations — Dividends and Other Distributions on the Ordinary Shares.” We do not have any current plan to declare or pay any cash dividends on our ordinary shares in the foreseeable future after this offering. See “Risk Factors — Risks related to the Ordinary Shares and this Offering — We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Ordinary Shares for return on your investment” beginning on page 44 of this prospectus.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits, if any, or share premium amounts, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they become due in the ordinary course of business. Under our current corporate structure, we may rely on dividend payments from our subsidiaries to fund any cash and financing requirements we may have, including providing the funds necessary to pay dividends and other cash distributions to our shareholders. We are permitted under the laws of the Cayman Islands to provide funding to our subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. There are currently no restrictions of transferring funds from our subsidiary in Hong Kong to our Cayman Islands holding company. There are limitations on the ability to transfer cash between the Cayman Islands holding company and the PRC subsidiaries. Cash transfers from the Cayman Islands holding company to the PRC subsidiaries are subject to the applicable PRC laws and regulations on loans and direct investment. See “Risk Factors — Risks Related to Doing Business in China — PRC regulations of loans and direct investment by offshore holding companies to the PRC subsidiaries may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and business” beginning on page 34 of this prospectus. If any of the PRC subsidiaries incurs debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Cash transfers from the PRC subsidiaries to the Cayman Islands holding company are subject to the current PRC regulations, which permit the PRC subsidiaries to pay dividends to their shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Cash transfers from the Cayman Islands holding company to the investors is subject to the restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion. Additionally, to the extent cash or assets in the business is in China or a Chinese operating entity, the funds or assets may not be available to fund operations or for other use outside of China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the Operating Subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets” beginning on page 33 of this prospectus. See also “Risk Factors — Risks Related to Doing Business in China — Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment” beginning on page 35 of this prospectus. As of the date of this prospectus, there has been no cash flow between our Cayman Islands holding company and any of our subsidiaries.

As of the date of this prospectus, we have not maintained any cash management policies that dictate the purpose, amount, and procedure of fund transfers among our Cayman Islands holding company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable laws and regulations.

Recent PRC Regulatory Developments

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure (“VIE”), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Measures for Cybersecurity Review

On December 28, 2021, the CAC, and several other regulatory authorities in China jointly promulgated the Measures for Cybersecurity Review, which came into effect on February 15, 2022. Pursuant to the Measures for Cybersecurity Review, (i) where the relevant activity affects or may affect national security, a “critical information infrastructure operator,” or a CIIO, that purchases network products and services, or an internet platform operator that conducts data process activities, shall be subject to the cybersecurity review, (ii) an application for cybersecurity review shall be made by an issuer who is an internet platform operator holding personal information of more than one million users before such issuer applies to list its securities on a foreign stock exchange, and (iii) relevant governmental authorities in the PRC may initiate cybersecurity review if they determine an operator’s network products or services or data processing activities affect or may affect national security. Such review would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing.

12

As advised by our PRC legal counsel, V&T Law Firm, as of the date of this prospectus, we are not required to declare a cybersecurity review with the CAC, according to the Measures for Cybersecurity Review, since we are not an online platform operator carrying out data processing activities that affect or may affect national security, and currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review. As of the date of this prospectus, we have not received any notice, warning or sanctions from any authorities identifying us as CIIOs or requiring us to undergo a cybersecurity review or network data security review by the CAC.

However, if the CAC or other regulatory agencies later promulgate new rules or explanations requiring that we shall obtain their approvals for this offering, we, our PRC subsidiaries may be unable to obtain such approvals and may face sanctions by the CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to list or offer securities to our investors and the securities being offered may substantially decline in value and be worthless.

CSRC Filing Required for the Listing of Our Ordinary Shares

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, together with the Trial Measures, the Overseas Listing Filing Rules. Under the Overseas Listing Filing Rules, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (ii) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, as a supporting rule to the Trial Measures, which came into effect on March 31, 2023, with the Trial Measures. The Confidentiality Provisions require that, among other things, (i) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (ii) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. For more details of the Overseas Listing Filing Rules and the Confidentiality Provisions, please refer to “Regulations — Regulations Relating to Overseas Listing.”

According to the Overseas Listing Filing Rules, we are required to submit the filing application to the CSRC within three business days after our submission of application for any overseas initial public offering and listing and complete the filing procedure before our overseas initial public offering and listing. As of the date of this prospectus, we submitted the required filing materials to the CSRC on May 28, 2024, and the CSRC provided its comments on June 3, 2024. We will submit any additional materials as subsequently requested by and/or respond to questions from the CSRC on a timely basis as they occur, and expect to complete the filing procedure prior to our proposed initial public offering and listing on the Nasdaq. As the Overseas Listing Filing Rules and the Confidentiality Provisions were newly published and there exists uncertainty with respect to the filing requirements and its implementation, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure of fully complying with the Overseas Listing Filing Rules may completely hinder our ability to offer and list our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations. For details of the associated risks, see “Risk Factors — Risks Related to Doing Business in China — The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering under PRC law. Any failure of fully complying with the approval, filing or other requirements may completely hinder our ability to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations.”

Additionally, our PRC subsidiaries are required to obtain business licenses from competent PRC authorities to operate our business. See “Risk Factors — Risks Related to our Business and Industry— Any failure to obtain or renew certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.” beginning on page 25 and see also “Regulations” beginning on page 83 of this prospectus.

As of the date of this prospectus, other than the filing process required by the CSRC under the Trial Measures, (1) we and our subsidiaries have received from the relevant authorities all the requisite operation licenses, permissions or approvals needed to engage in the businesses currently conducted in China and to conduct the offering and list overseas, and no permission or approval has been denied, and (2) we have not received any formal notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares.

13

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC, CAC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CAC, or other PRC governmental approvals for this offering. If we (i) do not receive or maintain our requisite permissions or approvals, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

Commonly Used Defined Terms

●	“Articles of Association” means the amended and restated articles of association of the Company as adopted by special resolution passed on May 9, 2024;

●	“China” or the “PRC” refers to the People’s Republic of China;

●	“CAGR” refers to Compound Annual Growth Rate;

●	“Companies Act” means the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

●	“Mainland China” refers to the mainland of the People’s Republic of China which excludes Taiwan, the Hong Kong Special Administrative Region of China (“Hong Kong”), and the Macau Special Administrative Regions of the People’s Republic of China (“Macau”) for purposes of this prospectus only;

●	“Memorandum of Association” means the amended and restated memorandum of association of the Company as adopted by special resolution passed on May 9, 2024;

●	“Memorandum and Articles of Association” means the Memorandum of Association and the Articles of Association collectively;

●	“Ordinary Shares” refer to the ordinary shares of Tong Ying Group, par value $0.005 per share;

●	“Operating Subsidiaries” refers to SH Zhang Yang and Zhejiang Xinyu, which control all of our business operational activities;

●	“PRC subsidiaries” refers to WFOE and the Operating Subsidiaries;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“SH Zhang Yang” refers Shanghai Zhangyang Supply Chain Management Co., Ltd, a limited liability company established under the laws of China, in which WFOE owns a 100% equity interest;

●	“TY Group” refers to Tong Ying Group, a Cayman Islands exempted company with limited liability, and “we”, “us”, “our”, “the Company” refer to TY Group, TY HK, WFOE, SH Zhang Yang and Zhejiang Xinyu;

●	“TY HK” refers to Tong Ying Group Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of TY Group;

●	“U.S. dollars”, “dollars”, “US$” or “$” refers to the legal currency of the United States;

●	“WFOE” refers to Zhejiang Tongzhou Trading Co., Ltd, a company established in the PRC with limited liability, which is a wholly owned subsidiary of TY HK; and

●	“Zhejiang Xinyu” refers Zhejiang Xinyu Trading Co., Ltd, a limited liability company established under the laws of China, in which SH Zhang Yang owns a 100% equity interest.

This prospectus contains conversions of certain RMB amounts into U.S. dollar amounts at a specified exchange rate solely for the convenience of the reader. Unless otherwise stated, all translations of Renminbi into U.S. dollars were made at RMB 6.8972 to US $1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 30, 2022, RMB 7.0999 to US $1.00 the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 29, 2023, and RMB 7.2672 to US $1.00 the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on June 30, 2024. We make no representation that the Renminbi or U.S. dollars amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi at any particular rate or at all.

We obtained the industry and market data used in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Unless the context indicates otherwise, all information in this prospectus assumes the underwriters do not exercise their over-allotment option in full.

Certain monetary amounts, percentages, and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

14

THE OFFERING

Initial Offering Price	We currently estimate that the initial public offering price will be between [●] and [●] per Ordinary Share.

Ordinary Shares being offered by us	[●] Ordinary Shares on a firm commitment basis (or [●] Ordinary Shares if the underwriter exercises its option to purchase additional shares in full).

Ordinary Shares outstanding before the offering	10,000,000 Ordinary Shares

Ordinary Shares to be outstanding after the offering	[●] Ordinary Shares assuming no exercise of the underwriters’ over-allotment option. [●] Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.

Over-Allotment	We have granted to the underwriters the option, exercisable for [45 days] from the date of this prospectus, to purchase up to [●] additional Ordinary Shares.

Use of proceeds	We intend to use the net proceeds from this offering as follows: expanding the Company’s core business, working capital and other general corporate purposes; the development of an online integrated trading platform; and investing in establishing a self-operated warehousing and logistics system. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 19 before deciding to invest in our securities.

Proposed Nasdaq trading symbol	We have applied to list our Ordinary Shares for trading on the Nasdaq Capital Market under the symbol “TYZ”. This offering will not be consummated until we have received Nasdaq approval of our application.

Lock-ups

All of our directors, officers and principal shareholders (10% or more shareholders) have agreed, subject to certain exceptions, not to sell, transfer, contract to sell, pledge, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of twelve (12) months from the date of this offering. Pre-IPO shareholders of 5% or more of our outstanding ordinary shares, will enter into customary lock-up agreements in favor of the underwriters for a period of six (6) months from the closing of this offering.

We have agreed with the underwriters that, for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. See “Underwriting” for more information.

Indemnification Escrow

Net proceeds of this offering in the amount of $250,000 shall be used to fund an escrow account for a period of eighteen (18) months following the closing date of this offering. Funds that are not subject to any indemnification claims shall be returned to the Company on the 18-month anniversary of the closing date. The account shall be used to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

Controlled Company	Following this offering we will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. See “Risk Factors — Risks Related to the Ordinary Shares and this Offering”

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary financial data and should be read together with our audited financial statements and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

The following summary consolidated financial data for the years ended December 31, 2022 and 2023 have been derived from our audited annual consolidated financial statements included elsewhere in this prospectus. The following summary consolidated financial data for the six months ended June 30, 2023 and 2024 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.

The following table presents our summary consolidated balance sheet for the periods indicated:

	As of
	December 31, 2022	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	70	32	95
Accounts receivable, net	1,155	376	14
Loan receivables from third parties	2,158	4,985	-
Prepaid expenses and other current assets	1,081	1,438	447
Deferred offering costs	-	137	788
Total current assets	4,464	6,968	1,344

Non-current assets:
Property and equipment, net	326	734	1,280
Operating lease right-of-use assets, net	138	472	381
Other asset - related party	-	-	149
Deferred tax assets	69	121	187
Total non-current assets	533	1,327	1,977
TOTAL ASSETS	4,997	8,295	3,341

LIABILITIES AND (DEFICIT)/EQUITY
CURRENT LIABILITIES:
Accounts payable	2,518	724	1,165
Accrued expenses and other current liabilities	1,051	1,042	263
Amounts due to related parties	3,984	4,846	1
Income tax payables	69	273	234
Operating lease liabilities, current	41	160	159
Total current liabilities	7,663	7,045	1,822

Non-current liabilities:
Deferred tax liabilities	35	118	95
Operating lease liabilities, non-current	97	324	228
Total non-current liabilities	132	442	323
TOTAL LIABILITIES	7,795	7,487	2,145

Commitments and contingencies

Shareholders’ (deficit)/equity
Ordinary shares ($0.005 par value per share; 100,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2022, December 31, 2023 and June 30, 2024) (1)	50	50	50
Shareholder subscription	(50)	(50)	(50)
Additional paid-in capital	-	2,805	2,805
Accumulated deficits	(2,694)	(2,047)	(1,633)
Statutory reserve	29	89	89
Accumulated other comprehensive loss	(133)	(39)	(65)
Total shareholders’ (deficit)/equity	(2,798)	808	1,196
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	4,997	8,295	3,341

The following table sets forth certain operational data for the fiscal years ended December 31, 2022 and 2023, respectively:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Revenues	438,839	784,840
Cost of revenues	(438,268)	(782,757)
Gross profit	571	2,083

Operating expenses:
Selling and marketing expenses	(249)	(546)
General and administrative expenses	(156)	(593)
Other operating income, net	3	12
Total operating expenses	(402)	(1,127)
Income from operations	169	956

Other income (expense):
Interest income	6	3
Interest expense	(5)	(15)
Total other income (expense)	1	(12)

Income before tax expense	170	944

Income tax expense	(43)	(237)

Net income	127	707
Other comprehensive income, net of taxes
Foreign currency translation gain, net of taxes	236	94
Total comprehensive income	363	801
Earnings per share attributable to ordinary shareholders
Basic and diluted	$0.01	$0.07
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted	10,000,000	10,000,000

16

The following table sets forth certain operational data for the six months ended June 30, 2023 and 2024:

	For the six months ended June 30,
	2023	2024
	(Unaudited)	(Unaudited)
	$’000	$’000
Revenues	324,375	304,328
Cost of revenues	(323,521)	(303,251)
Gross profit	854	1,077

Operating expenses:
Selling and marketing expenses	(195)	(144)
General and administrative expenses	(201)	(389)
Other operating income, net	13	10
Total operating expenses	(383)	(523)
Income from operations	471	554

Other income (expense):
Interest income	2	3
Interest expense	(1)	-
Total other income	1	3

Income before income tax expenses	472	557

Income tax expenses	(119)	(143)

Net income	353	414
Other comprehensive income, net of taxes
Foreign currency translation gain (loss), net of taxes	125	(26)
Total comprehensive income	478	388

Earnings per share attributable to ordinary shareholders
Basic and diluted	$0.04	$0.04
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted	10,000,000	10,000,000

The following table sets forth certain operational data for the fiscal years ended December 31, 2022 and 2023:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Cash Flows from Operating Activities:
Net income	127	707
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation of property and equipment	14	171
Amortization of operating lease right-of-use assets	16	105

Changes in operating assets and liabilities:
Accounts receivable	(1,184)	748
Inventories	460	-
Prepaid expenses and other current assets	(908)	(368)
Amounts due from related parties	320	-
Accounts payable	1,318	(1,726)
Income tax payables	69	207
Deferred tax expense	(28)	31
Amounts due to related parties	1,493	979
Accrued expenses and other current liabilities	191	(51)
Operating lease	(17)	(92)
Cash provided by operating activities	1,871	711

Cash Flows from Investing Activities:
Purchases of property and equipment	(349)	(590)
Loans to third parties	(2,212)	(4,998)
Collection of loans to third parties	284	2,102
Cash used in investing activities	(2,277)	(3,486)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	-	805
Repayments on bank borrowings	-	(805)
Payments related to offering costs	-	(137)
Capital contribution	-	2,805
Proceeds from loans from third parties	432	142
Repayments on loans from third parties	-	(67)
Cash provided by financing activities	432	2,743

Effect of exchange rate changes on cash and cash equivalents	-	(6)

Net increase/(decrease) in cash and cash equivalents	26	(38)

Cash and cash equivalents as of beginning of the year	44	70
Cash and cash equivalents as of end of the year	70	32

Supplementary Cash Flows Information
Cash paid for income taxes	2	-
Cash paid for interest expense	5	15

Non-Cash Investing and Financing Transactions
Addition of Right-of-use assets, net	154	423
Settlement of loans with third parties	-	1,404

17

The following table sets forth certain operational data for the six months ended June 30, 2023 and 2024:

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)
	$’000	$’000
Cash Flows from Operating Activities:
Net income	353	414
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	64	102
Gain from disposal of property and equipment	-	(2)
Amortization of operating lease right-of-use asset	20	67

Changes in operating assets and liabilities:
Accounts receivable	(67)	356
Prepaid expenses and other current assets	(448)	964
Accounts payable	(625)	460
Income tax payables	(69)	(34)
Deferred tax expense	(22)	(90)
Amounts due to related parties	2,736	(2,352)
Accrued expenses and other current liabilities	657	(198)
Operating lease	(21)	(72)
Cash provided by (used in) operating activities	2,578	(385)

Cash Flows from Investing Activities:
Purchases of property and equipment	(591)	(1,005)
Cash received upon disposal of property and equipment	-	188
Loans to third parties	(3,618)	-
Collection of loans to third parties	771	4,906
Net cash (used in) provided by investing activities	(3,438)	4,089

Cash Flows from Financing Activities:
Proceeds from bank borrowings	823	-
Payments to shareholders related to Reorganization	-	(2,841)
Payments related to offering costs	-	(660)
Repayments on loans from third parties	-	(139)
Net cash provided by (used in) financing activities	823	(3,640)

Effect of exchange rate changes on cash and cash equivalents	(2)	(1)

Net (decrease) increase in cash and cash equivalents	(39)	63

Cash and cash equivalents as of beginning of the period	70	32
Cash and cash equivalents as of end of the period	31	95

Supplementary Cash Flows Information
Cash paid for income taxes	-	298
Cash paid for interest expense	1	-

Non-Cash Investing and Financing Transactions
Settlement of loans with third parties	69	337

18

RISK FACTORS

Before you decide to purchase our ordinary shares, you should understand the high degree of risk involved. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes. Our results of operations, financial condition, business and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our ordinary shares could decline, perhaps significantly, and you could lose all or part of your investment.

Risks Related to our Business and Industry

Our business is geographically concentrated, which subjects us to greater risks from changes in local or regional conditions.

Our business operations are concentrated in Mainland China. Due to this geographic concentration, our results of operations and financial conditions are subject to greater risks from changes in general economic and other conditions in these regions, than the operations of more geographically diversified competitors. These risks include:

●	changes in economic conditions and unemployment rates;

●	changes in laws and regulations;

●	changes in competitive environment; and

●	adverse weather conditions and natural disasters (including weather or road conditions that limit access to our office).

As a result of the geographic concentration of our business, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that any of the regions to which we sell our products is more severely impacted by any such adverse condition, as compared to other regions.

We have a limited operating history, which makes it difficult to evaluate our current business and prospects and may increase the risk of investment.

We are engaged in the trading of commodities and supply chain consulting services in Mainland China with a limited operating history, which may make it difficult to evaluate our current business and our prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of our limited resources, managing a complex regulatory landscape and developing and maintaining our network of commodity product suppliers. These risks are exacerbated by the additional requirements, and associated costs of compliance, we face as a publicly traded company. We may also face challenges in scaling our supply chain in a cost-effective manner, as we will rely on contracting with our suppliers, in order to meet the needs of our customers. We may not be able to fully implement or execute our business strategy or realize, in whole or in part within our expected time frames, the anticipated benefits of our growth strategies. You should consider our business and prospects in light of the risks and difficulties we face as an early-stage company focused on trading of commodities and providing supply chain consulting services.

We depend significantly on the procurement of finished products, and various factors may result in an inadequate supply or result in an increase in our costs in order to secure sufficient products to meet our deliverable requirements to customers.

Although all the finished commodity products are provided by the local suppliers which are typically reliable, it is nevertheless possible for there to be an inadequate supply of finished commodity products due to a breach in performance obligation(s) by a certain supplier, or for any other reason, which could hamper our business and operations. Additionally, any error in our estimate or any change in market conditions by the time the products are delivered may lead to a shortfall in the chemical products, non-ferrous metal products or agricultural products to fulfill the orders placed by our customers. Even in situations where it is possible to meet our customers’ requirements or demands, our inability to predict the transportation lead time may result in an increase in our costs if we are required to secure sufficient products from alternative sources or suppliers. Although we may seek to pass on some or all of any such additional costs to customers, we cannot assure you that we will be successful in doing so. This may adversely affect our business, financial condition, results of operations, cash flows and prospects.

It is also possible that from time to time, one or more of our existing suppliers may discontinue their supply of finished commodity products to us, and any inability on our part to procure the commodity products from alternative suppliers in a timely fashion, or on commercially acceptable terms, may adversely affect our operations. If, for any reason, primary suppliers curtail or discontinue their delivery of the commodity products to us in the quantities we need, or on commercially acceptable terms, our delivery schedules could be disrupted, and our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

Our operations are dependent on the availability and price of materials such as chemical products, non-ferrous metal products, and agricultural products. We are exposed to fluctuations and regulations in the supply of, or demand for, chemical products, non-ferrous metal products, and agricultural products, along with the conditions underlying such fluctuations, which could adversely affect the products transaction volume and price. Any increase in the cost of or shortfall in the availability of the products could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. Seasonable variations could also result in fluctuations in our results of operations.

We source our finished packaged commodity products from our suppliers, which are predominantly chemical products, non-ferrous metal products, and agricultural products from Mainland China. We are not involved in the milling, processing and/or refining of raw materials used to produce the finished package commodity products that we sell to our customers. We purchase finished packaged commodities from our suppliers, after which the suppliers engage with third-party freight and/or shipping companies for the transportation of these products to our designated warehouses, and then distribute these products to our customers. Nevertheless, our business is highly dependent on the price reasonability and availability of high-quality commodity materials which serve as inputs that our suppliers use to manufacture the commodity products that we distribute to our customers.

The price and availability of such materials depend on several factors beyond our control, including overall economic conditions, government price stabilization measure, production levels, market demand and competition for such materials, production and transportation costs, duties and taxes and trade restrictions. Negative developments pertaining to such factors may have an adverse impact on the availability and prices of raw materials used in our suppliers’ manufacturing operations, which may consequently increase the costs of our operations as well as negatively affect our business, financial condition, results of operations, cash flows and prospects.

The volumes of supply and demand for chemicals vary from time to time resulting from changes in resource availability, government policies and regulations, costs of production, demand in end markets for chemicals. As we currently derive our revenues mainly from a limited number of chemical categories, any event that adversely affects the supply and demand for the chemicals in those chemical categories may harm our growth strategies and business prospects.

Additionally, the prices that we are able to obtain or sell for our products are also affected by domestic regulations. For example, the PRC government has adopted a series of price stabilization and supply guarantee measures to control the price of ethylene glycol, which led the price of ethylene glycol to decline from 2022 to 2023. In the event that domestic prices for certain products decrease, the lower selling price may cause lower benefits for us when selling our products to our customers, which in turn might have an adverse effect on the results of our operations.

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Changes in the fluctuation conditions may also adversely impact our results of operations and financial performance. For example, a decline in economic and global financial conditions or in a specific country, region or sector may cause decline in the supply of or demand for chemicals in such country, region or sector, thus negatively affecting our business, results of operations, and earnings. Other examples of conditions which might result in fluctuations in the supply of, or demand for, chemicals include that: (i) the insolvency of key suppliers, particularly those with whom we have been cooperating for many years, could result in supply chain difficulties, unmatched chemicals price exposure and/or a reduction in chemicals available for us and our customers; (ii) a significant reduction or increase in commodity prices could result in customers or suppliers, as the case may be, being unwilling or unable to honor their contractual commitments to purchase or sell chemicals on pre-agreed pricing terms; and (iii) a decline in the value of inventories may result in write-downs.

Furthermore, the corns supplied by our suppliers is subject to seasonal variations.   As a result of such seasonal fluctuations, and given that we do not have access to storage infrastructure such as warehouses for off-season sales, our sales and results of operations may vary by financial quarter, and the sales and results of operations of any given financial quarter may not be relied upon as indicators of the sales or results of operations of other financial quarters or of our future performance. Such seasonal fluctuations may also result in a shortfall in the availability of the corns our suppliers provide during certain periods, which could lead to a shortage in corns we distribute to our customers, and, consequently, have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

Due to the lack of information transparency and inefficient supply chain management in the chemical industry, there has long been an industry-wide oversupply of chemicals in China, which has caused substantial declines in prices of certain low-tech chemicals and related raw materials. If the price of certain chemicals continues to decrease, the lower selling price may cause lower benefits for us to sell chemicals, as a result of which, our financial performance may be adversely affected. We generally acquire the products from suppliers after the customers place an order and sell directly to customers. The products we purchase from the suppliers will be stored in warehouses that comply with industry storage regulations due to the products’ characteristics. After completing the procurement, the ownership of the products will be transferred to the customers, but the products may still be stored in the warehouses, or the customer may pick up the products from the warehouses themselves or through a third-party transportation company. Therefore, in the event that the supply of chemicals decreases so that price of chemicals increases, and that we are unable to pass on the entirety or a majority of such increase in costs to our customers, our financial performance may be adversely affected.

We are reliant on our suppliers to meet the growing demands of our customers.

We rely on the suppliers to provide chemical products, non-ferrous metal products, and agricultural products to our customers. We believe we have a good business relationship with our suppliers; however, there can be no assurance that we will be able to maintain a good relationship with them or renew our agreements with them on commercially reasonable terms, if at all. If we fail to continue our cooperation with such service providers, or if their business or operations are interrupted or fail, and we fail to find comparable alternatives on reasonable terms, our business may be materially and adversely affected.

If we cannot manage the growth of our business or execute our strategies effectively, our business and prospects may be materially and adversely affected.

We have experienced rapid growth since our inception. Our net revenues were approximately $438.8 million and $784.8 million for the years ended December 31, 2022 and 2023, respectively. For the six months ended June 30, 2022 and 2024, our net revenues were approximately $324.4 million and $304.3 million, respectively. However, our historical growth rates may not be indicative of our future growth. We cannot assure you that we will be able to achieve similar results or grow at the same rate as we did in the past.

Our business and prospects may be materially and adversely affected if we fail to manage our growth or execute our strategies to attract and retain a critical mass of customers. Our business has become increasingly complex as the scale, diversity and geographic coverage of our business and our workforce continue to grow. We are still in the process of integrating various business functions and establishing synergies. We also anticipate further expansion in the Mainland China markets. Such expansion will increase the complexity of our operations and place a significant strain on our management, operational and financial resources.

Moreover, our current and planned staffing, systems, policies, procedures and controls may not be adequate to support our future operations. To effectively manage the expected growth of our operations and personnel, we will need to continue to improve our transaction processing, operational and financial systems, policies, procedures and internal controls, which could be particularly challenging if we start new business operations in new business sectors or geographic areas. These efforts will require significant managerial, financial and human resources. The emergence of new disruptive business models and technology could also impose risks on our future growth. We may fail to compete effectively with such new models or technology. We cannot assure you that we will be able to effectively manage our growth or to implement all these systems, procedures, control measures, business models and technological developments successfully. If we are not able to manage our growth effectively, our business and prospects may be materially and adversely affected.

We are reliant on suppliers for our supply of chemical products, non-ferrous metal products, and agricultural products. The lack of long-term contracts at fixed prices with our suppliers may have an adverse effect on the price and availability of our products. If we fail to maintain a good relationship with them, or find alternatives on reasonable terms, our business and financial performance may be materially and adversely affected.

We source chemical products, non-ferrous metal products and agricultural products we sell from suppliers. Our business, results of operations, financial condition and prospects could be materially and adversely impacted if we are unable to continue sourcing sufficient volumes of quality chemicals from current suppliers or expand our sourcing network to include new suppliers on reasonable terms and prices. We have entered into purchase and sales agreements with each of these suppliers. We cannot assure you that we will be able to maintain our existing relationships with these suppliers and continue to be able to source chemicals in stable quantities and at a reasonable price or at all. If we fail to maintain or renew these agreements on reasonable terms or enter into comparable agreements with other suppliers as substitutes, our business and operation could be materially and adversely affected.

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Additionally, we do not have long-term supply contracts with any of our suppliers. We typically (i) conduct monthly statistics on the orders we receive from the customers and then place orders with the suppliers; or (ii) purchase the products in advance from the suppliers and sell them to matching customers to complete sales based on customer needs and market conditions. The absence of long-term contracts at fixed prices exposes us to volatility in the prices of materials and we cannot assure you that we will always be able to pass on any consequent cost increases from our suppliers to our customers, nor that volumes purchased by our customers can be maintained should selling prices to our customers increase. If our supply of products is interrupted for whatever reason or there are significant increases in the prices, our business, financial condition, results of operations and prospects may be materially and adversely affected. Changes in business conditions, force majeure, governmental changes and other factors beyond our control or that we do not presently anticipate could also affect our suppliers’ ability to deliver chemicals to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects.

Our business is subject to intense competition, and we may fail to compete successfully against existing or new competitors, including certain matured large-scale enterprises, which may reduce demand for our services and chemicals we sell, reduce operating margins, and result in loss of market share, departures of qualified employees and increased capital expenditures.

The chemical industry in China is intensely competitive. Our current or potential competitors include major companies in China that offer a wide range of general merchandise product categories, and traditional chemical manufactures involved in the trading field in China.

We face a variety of competitive challenges with respect to sourcing chemicals efficiently, pricing chemicals competitively, anticipating and quickly responding to changes in customer demands, maintaining favorable brand recognition and providing quality services, finding sources of warehousing and logistics of good quality, and other potential challenges. If we cannot properly address these competitive challenges, our business and prospects would be materially and adversely affected.

Some of our current and potential competitors, especially major companies in the chemical industry in China that offer a wide range of product categories, have significantly greater financial, marketing and other resources. Certain competitors may be able to secure products from suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing or inventory policies, and devote substantially more resources to website and system development. Increased competition may reduce our operating margins, market share and brand recognition, or force us to incur losses. There can be no assurance that we will be able to successfully compete against current and future competitors, and competitive pressures may have a material adverse effect on our business, prospects, financial condition and results of operations.

Any quality issues of the commodity products offered by our suppliers or any negative publicity with respect to us, our suppliers and other partners, as well as the chemical industry in general, may materially and adversely affect our business and results of operations.

The risk management system we operate to demand authenticity and quality of the commodity products our suppliers provide has performed well and gained us trust among our customers. We believe that market recognition is key to our future success. As we continue our growth in size and broaden the scope of our services, however, it will be increasingly difficult to control the quality of chemicals sold by our suppliers, and to maintain the efficiency and quality of our services, failure of which may negatively impact our market reputation. The failure to maintain and to further enhance our market recognition and corporate reputation may materially and adversely affect our business, financial condition and results of operations.

Many factors, some of which are beyond our control, may negatively impact on our corporate reputation if not properly managed. These factors include our ability to provide superior services to our customers, successfully conduct marketing and promotional activities, manage relationships with and among suppliers and warehousing and logistics service providers, control quality of the chemicals sold by our suppliers, monitor the quality of services provided by third-party warehousing and logistics service providers, deal with complaints timely, manage negative publicity of us as well as of suppliers and warehousing and logistics service providers, and maintain a positive perception of our Company, our peers and the chemical industry in general. Any actual or perceived deterioration of our service quality, which is based on an array of factors including product quality, customer satisfaction, rate of complaints or rate of accidents, could subject us to damages such as loss of important customers. Any negative publicity directed against us, the chemical e-commerce industry in general or our business partners could cause damage to our corporate reputation and lead to further changes to government policies and the regulatory environment. If we are unable to promote our market recognition and protect our corporate reputation, we may not be able to maintain and grow our customer base, and our business and growth prospects may be adversely affected.

21

We plan to establish our Online Integrated Transaction Settlement Management Platform to provide industry participants with trust and secure transactions, which is widely recognized as a significant demand in the industry. However, the strategy of establishing the CRMC Platform may not be successful.

We plan to establish an online platform for the supply chain of raw materials for chemical products (the “CRMC Platform”). China’s chemical raw materials industry is in high demand, and has a large variety of products, substantial funding, numerous transactions, and stringent requirements for transaction safety. We hope to become one of the few companies in the industry, combining our years of rich experience as an industry participant and, with the support of the international capital markets, to develop and establish a CRMC platform to aid the industry in reaching greater efficiency.

We cannot assure you that our plan to establish the CRMC Platform will be successful. Failure to establish this platform could materially and adversely affect our business expansion plan, results of operations, financial condition and prospects.

Unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights, may adversely affect our business.

We regard our copyrights, trademarks, service marks, trade secrets and other intellectual property as critical to our success. Unauthorized use of the intellectual property used in our business, whether owned by us or licensed to us, may adversely affect our business and reputation, especially the CRMC Platform that we plan to establish.

We rely on copyright, trademark, trade secret and other intellectual property law, as well as confidentiality agreements with our employees and others to protect our intellectual property rights. Our employees are generally required to sign employment agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf during the period of employment with us and within one year after the termination or rescission of the employment agreement are our property, and assigning to us any ownership rights that they may claim in those works. Despite our precautions, third parties may obtain and use intellectual property that we own or license without our consent. The unauthorized use of our intellectual property by third parties, and the expenses incurred in protecting our intellectual property rights may materially and adversely affect our business.

The measures we take to protect our intellectual property rights may not be sufficient or adequate to prevent infringement on or misuse of our intellectual property. Any unauthorized use of our intellectual property by third parties may adversely affect our current and future revenues and our reputation. Preventing unauthorized uses of intellectual property rights could be difficult, costly and time-consuming, particularly in China. Moreover, litigation may be necessary in the future to enforce our intellectual property rights. Future litigation could result in substantial costs and diversion of our resources, and could disrupt our business, as well as have a material adverse effect on our financial condition and results of operations.

We may need to defend ourselves against patent, trademark or other proprietary rights infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our products, and solutions development for automotive electronics, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of patents and trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing patents and trademark ownership and rights.

Additionally, we may fail to own or apply for key trademarks in a timely fashion, or at all, which may damage our reputation and brand. Additionally, we receive from time-to-time letters alleging infringement of patents, trademarks or other intellectual property rights by us. If the similar trademark were to pass the preliminary review by the PRC regulatory authorities, we plan to contest against the application decision in question during the announcement period.

The COVID-19 pandemic has affected, and could continue to affect, the global economy as a whole and the markets in which we operate.

The COVID-19 pandemic has caused volatility in the global economy. Government measures taken in response to the pandemic, including quarantine orders, as well as other indirect effects that the COVID-19 pandemic is having on global economic activity have also resulted in operating and logistics risks for us, and industrial operations by our suppliers were impacted by changed protocols or working practices. Preventative measures put in place to tackle the COVID-19 pandemic in any jurisdiction with which our supply chain is involved could negatively impact our operations. For instance, a lockdown may impact our supply chain which may result in a delay in the supply of the finished commodity products to our customers. However, as a whole, our business and operations have not been affected by the pandemic-related lockdowns in China.

22

The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. Further, COVID-19 pandemic restrictions had disrupted supply chains, resulting in delayed shipments for some of our products.

The COVID-19 pandemic has also led to sharp reductions in global growth rates and the ultimate impact on the global economy remains uncertain. Accordingly, the COVID-19 pandemic may have significant negative impacts in the medium and long term, including on our business, financial condition, results of operations, cash flows and prospects.

We may incur losses in the future. Our inability to effectively manage our growth could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

For the fiscal years ended December 31, 2022 and 2023, our total revenue was approximately $438.8 million and $784.8 million, respectively, representing an increase by approximately 78.8%. For the fiscal years ended December 31, 2022 and 2023, our net profit was approximately $0.13 million and $0.71 million, respectively, representing an increase by approximately 457%. Our inability to manage our expansion effectively and execute our growth strategy in a timely manner, or within budget estimates, or our inability to meet the expectations of our customers and other stakeholders, could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. We intend to continue expanding our business. Our future prospects will depend on our ability to grow our business and operations, which could be affected by many factors, including our ability to introduce new products and maintain the quality of the products, general political and economic conditions, government policies or strategies in respect of specific industries, prevailing interest rates, price of commodity products we procure and energy supply.

Despite generating net profit in the last two fiscal years, we anticipate that our operating expenses, together with the increased general administrative expenses of a growing public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our product offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis in the foreseeable future.

In order to manage our growth effectively, we must implement, upgrade and improve our operational systems, procedures and internal controls on a timely basis. If we fail to implement these systems, procedures and controls on a timely basis, or if there are weaknesses in our internal controls that would result in inconsistent internal standard operating procedures, we may not be able to meet our customers’ needs, hire and retain new employees or operate our business effectively. Moreover, our ability to sustain our rate of growth depends significantly upon our ability to select and retain key managerial personnel, maintain effective risk management practices and train managerial personnel to address emerging challenges.

We cannot assure you that our existing or future management, operational and financial systems, procedures and controls will be adequate to support future operations or establish or develop business relationships beneficial to future operations. Failure to manage growth effectively could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

The improper handling or storage of commodity products, spoilage of and damage to such commodity products, or any real or perceived contamination in the commodity products, could subject us to regulatory and legal action, damage our reputation and have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

The commodity products that we procure and distribute from our suppliers are subject to risks of contamination, adulteration and product tampering during their processing, transport or storage. In the event that our products fail to meet quality standards, including as prescribed by the National Medical Products Administration, or are alleged to result in harm to our customers, we may be exposed to the risks of product liability or recall claims. For example, any occurrence of negligence and/or oversight in the process of refining by our suppliers, may result in us selling contaminated chemicals to our customers which may cause harm to their health. Although we only purchase finished commodity products from our suppliers and have no involvement in the processing, refining or milling of commodities, such incidents may nonetheless expose us to liabilities and claims by our customers, which could adversely affect our reputation, growth and profitability. Additionally, storage of our products entails risks associated with the storage environment, including the risk of moisture, adverse temperature and humidity levels and pests. Excessively high or low levels of moisture, temperature or humidity may result in damage to our stored products, which may have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

While such risks may be controlled, albeit not eliminated, by adherence to good manufacturing practices and finished product testing, we have little control over the manufacturing processes of our suppliers or their third-party manufacturers. We cannot assure you that there will not be incidents of contaminated products or ingredients in the future which may result in product liability claims, product recalls and negative publicity. Such product liability claims may also result legal proceedings brought against us by our consumers, distributors and government agencies. If we are made a party to product liability proceedings, we may incur considerable expenses in defending such claims which would also require the diversion of management’s attention and the diversion of significant resources away from our core profitable business areas. For the fiscal years ended December 31, 2022 and 2023, we did not incur any costs associated with product liability claims. We do not maintain product liability insurance coverage for our domestic market. We are, accordingly, not able to claim any losses and/or receive compensation from insurers in connection with any product liability claims. Any product recalls, product liability claims or adverse regulatory action may adversely affect our reputation, as well as entail significant costs, which could adversely affect our reputation, business, financial condition, results of operations, cash flows and prospects.

23

We procure commodity products from our suppliers and utilize the services of certain third-party service providers for our operations. Any deficiency or interruption in their services could adversely affect our business, financial condition, results of operations, cash flows and prospects.

We rely on our suppliers for the supply of finished chemical products, non-ferrous metal products, and agricultural products which we purchase. We also utilize and depend on the services of certain third-party service providers for our operations. For instance, our customers rely on third-party transport providers, shipping lines, and transport companies for freight forwarding and shipping services. In the event that any of such third parties determine to terminate or breach their respective agreements with our customers, we cannot assure you that we will be able to obtain a replacement in a timely manner, or at all, which may reduce our sales volumes and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We cannot assure you that we will be successful in continuing to receive uninterrupted, high-quality service from our suppliers or various third parties on whom we rely for materially all of our current and future products and related services. Any termination or breach of contract, disruption or inefficiencies in the operations of these parties may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our funding requirements and proposed deployment of the net proceeds from this offering are based on management estimates and may be subject to changes based on various factors, some of which are beyond our control.

Our funding requirements and deployment of the net proceeds from this offering are based on internal management estimates, based on assumptions, current market conditions and our business plan. Our funding requirements may be subject to changes based on various factors such as financial and market conditions, business and strategy, competition, negotiation with vendors, variation in cost estimates on account of factors and other external factors such as changes in the business environment and interest or exchange rate fluctuations, which may not be within the control of our management. We operate in a highly competitive and dynamic industry and may have to revise our estimates from time to time on account of changes in external circumstances or costs, or changes in other financial conditions, business or strategy. This shift may entail rescheduling, revising or cancelling planned expenditure and funding requirements at our discretion, which may increase our overall operating expenses and reliance on third party advisory services to access any material variations, all of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

The deployment of the portion of the net proceeds from this offering towards our business expansion may not take place within the intended period, and may be reduced or extended.

We propose to utilize approximately 50% of the net proceeds in this offering towards business expansion by strengthening our market position, expanding the scope of our product offerings. As we have not identified potential acquisition targets nor finalized any acquisition costs, this amount is based on our management’s current estimates, budgets and other relevant consideration and may not be the total value or cost of any such expenditure. In the event the portion of the net proceeds from this offering to be utilized for the business expansion plans are insufficient, we may have to seek alternative sources of funding at additional finance costs which in turn may adversely affect our business, financial condition, results of operations, cash flows and prospects of completing any proposed business expansion plans on schedule, if at all.

If we are unable to introduce new products and respond to changing consumer preferences in a timely and effective manner, the demand for our products may decline, which may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects. There is no guarantee that we will be successful in the new business segments or products that we plan to expand into.

The success of our business depends upon our ability to anticipate and identify changes in consumer preferences and offer commodity products that consumers require. Consumer preferences are influenced by a number of factors beyond our control, such as the prices of alternative products and economic conditions. Although we seek to identify such trends and introduce new products, we recognize that customer tastes cannot be predicted with certainty and can change rapidly, and that there is no certainty that these will be commercially viable or effective or accepted by our customers, or that we will be able to successfully compete in such new product segments. Our failure to successfully predict such consumer preferences and trends as they relate to our selection of products in a cost effective and/or timely manner could increase our costs and lead to us being less competitive in terms of our prices or variety of products we sell, which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Before we can introduce a new product, we must successfully execute a number of steps, including obtaining required approvals and registrations, effective branding and marketing strategies for target customers, while engaging with the relevant third-party suppliers to increase or change the nature and quantities of the finished commodity products supplied. We also depend on the successful introduction of new production and manufacturing processes by our suppliers such as manufacturing facilities and processing plants to create innovative products, achieve operational efficiencies and adapt to advances in, or obsolescence of technology. We cannot assure you that our suppliers will be able to successfully keep up with technological improvements in order to meet our customers’ needs or that the technology developed by others will not render our products less competitive or attractive. Our failure to successfully adopt such technologies in our selection of third-party suppliers and/or service providers in a cost effective and/or timely manner could increase our costs and lead to us being less competitive in terms of our prices or quality of products we sell, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

The commercialization process of a new product would require us to spend considerable time and capital. Delays in any part of the process, our inability to obtain necessary regulatory approvals for the products or failure of a product to be successful at any stage could adversely affect our business. Consequently, any failure on our part to successfully introduce new products may have an adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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Any failure to obtain or renew certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.

In accordance with the relevant PRC laws and regulations, we are required to maintain various approvals, licenses, permits and filings to operate our business. The obtaining of these approvals, licenses, permits and filings are subject to satisfactory compliance with, among other things, the applicable laws and regulations.

Our operations in China are governed by PRC laws and regulations. After consulting with our PRC legal counsel, V&T Law Firm, as of the date of this prospectus, based on PRC laws and regulations currently in force, we believe that our PRC subsidiaries have received the requisite licenses and permits from the relevant PRC government authorities that are necessary for the businesses currently conducted in China, i.e., the business license of each of our PRC subsidiaries from competent PRC authorities. We and our PRC subsidiaries have not been denied for any permission or approval by any PRC authority with respect to the operation of our business as of the date of this prospectus. Furthermore, we believe that we have received from the relevant authorities all the requisite operation licenses, permissions or approvals needed for our operations in the PRC and no permission or approval has been denied.

However, there can be no assurance that the relevant PRC governmental authorities would reach the same conclusion as us or would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain additional filings, approvals, license, permits and certificates in the future. We cannot assure you that we will be able to maintain our existing licenses or obtain new ones to conduct business in Mainland China. If we (i) do not receive or maintain our requisite permissions or approvals, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, these regulatory authorities may impose penalties, including fines, suspension of business and confiscation of illegal gains, or take other actions that could have a material adverse effect on our business, financial condition, results of operations.

Our suppliers and customers may be subject to extensive government regulations and if they fail to obtain, maintain or renew required statutory and regulatory licenses, permits and approvals required for the commodity products, our business, financial condition, results of operations, cash flows and prospects may be adversely affected.

Our suppliers and customers may be subject to extensive government regulations and may be required to obtain and maintain a number of statutory and regulatory licenses, permits, certificates and approvals. Suppliers may also be required to comply with the PRC rules and regulations in respect of the delivery of commodity products. To ensure that our operations are not disrupted by such regulatory requirements, we seek suppliers that have the relevant licenses, permits, certificates and approvals required to transport the commodity products into their markets and to receive deliveries of such commodity products.

While we have not encountered any incident in the past involving non-compliance by any of our suppliers or customers, we cannot assure you that all our suppliers and/or customers would have obtained or renewed the relevant permits, certificates and approvals prior to entering into any transaction with us. If our suppliers and customers do not receive such approvals or are not able to renew the approvals in a timely manner, our business and operations may be adversely affected. Further, the relevant authorities may initiate penal action against them, restrain their operations, impose fines or penalties, or initiate legal proceedings for their inability to renew/obtain approvals in a timely manner or at all, which will consequently have an adverse impact on our business, financial condition, results of operations, cash flows and prospects.

The approvals required by our suppliers and customers may also be subject to numerous conditions and we cannot assure you that these would not be suspended or revoked in the event of non-compliance or alleged non-compliance with any terms or conditions thereof, or pursuant to any regulatory action. If there is any failure by our suppliers and customers to comply with the applicable regulations or if the regulations governing their businesses are amended, they may incur increased costs, be subject to penalties, have their approvals and permits revoked or suffer a disruption in their operations, any of which would in turn adversely affect our business.

We engage various third-party suppliers, some of which may operate manufacturing facilities and processing plants. We cannot assure you that the suppliers operating such manufacturing facilities and processing plants will be able to obtain and maintain relevant approvals for continuous operations of such facilities. Failure of such suppliers to maintain requisite government approvals may lead to a disruption at the manufacturing facilities and consequently in the production and supply of the commodity products that we distribute, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

We rely on a limited number of suppliers and warehouses partners for our products. A loss of any of these partners could negatively affect our business.

We rely on a limited number of suppliers and warehouse partners for our products, which exposes us to supply chain and other risks. As of December 31, 2022 and 2023, the Company has one (1) supplier and one (1) supplier exceeding 10%, accounting for approximately 99.42% and 99.75%, respectively, of the Company’s accounts payable. As of December 31, 2022 and 2023, the Company has one (1) supplier and one (1) supplier exceeding 10%, accounting for approximately 15% and 19%, respectively, of the Company’s total purchases. Although we believe we have redundancies and alternatives for the suppliers of our products, our reliance on a limited number of suppliers for our products and the geographic concentration among our suppliers increase our supply chain risk. In addition, we do not have long-term binding commitments with any of our suppliers and instead operate on a purchase order basis. Therefore, we have no guarantee that they will continue to supply products for us on an ongoing basis. In the event of interruption from any of our suppliers, we may not be able to replace or increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Such suppliers also have experienced and may continue to experience logistical constraints arising from the COVID-19 pandemic.

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Our suppliers and warehouses partners have no obligation to continue to accept purchase orders from us or accept our products for storage, and we may be unable to get them to accept additional orders or engage an alternate supplier on terms that are acceptable to us, which may undermine our ability to deliver our products to customers in a timely manner. For example, it may take a significant amount of time to identify a supplier that has the capability and resources to support our customers’ needs. Identifying suitable suppliers and warehouses partners is an extensive process that requires us to become satisfied with their quality control, capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, the loss of any of our significant suppliers or warehouses partners could have an adverse effect on our business, financial condition, and results of operations.

Competition could result in a reduction in our market share or require us to incur substantial expenditure on advertising and marketing, either of which could adversely affect our business, financial condition, results of operations, cash flows and prospects.

We compete with several regional and local companies, as well as large multi-national companies that are larger and have substantially greater resources than we do. We also face competition from new entrants, who may have more flexibility in responding to changing business and economic conditions. Competition in our business can be based on, among other things, pricing, innovation, perceived value, brand recognition, promotional activities, advertising, special events, new product introductions and other activities. It is difficult for us to predict the timing and scale of our competitors’ actions in these areas. We expect competition to continue to be intense as our existing competitors expand their operations and introduce new products. Our failure to compete effectively, including any delay in responding to changes in the industry and market, together with increased spending on advertising, may affect the competitiveness of our products, which may result in a decline in our revenues and profitability.

Some of our competitors may be larger than us, or develop alliances to compete against us, have more financial and other resources and have products with greater brand recognition than ours. Our competitors in certain regions may also have better access or exclusive arrangements to procure similar products as us and may procure them at lower costs than us and are consequently able to sell their products at lower prices. As a result, we cannot assure you that we will be able to compete successfully in the future against our existing or potential competitors, or that our business, financial condition, results of operations, cash flows and prospects will not be adversely affected by increased competition.

If we are unable to raise additional capital, our business prospects could be adversely affected.

We intend to fund our expansion plans through our cash on hand, cash flow from operations and from the net proceeds in this offering. We will continue to incur significant expenditure in maintaining and growing our existing business. We cannot assure you that we will have sufficient capital resources for our current operations or any future expansion plans that we may have. While we expect our cash on hand and cash flow from operations to be adequate to fund our existing commitments, our ability to incur any future borrowings is dependent upon the success of our operations. Additionally, the inability to obtain sufficient financing could adversely affect our ability to complete expansion plans. Our ability to arrange financing and the costs of capital of such financing are dependent on numerous factors, including general economic and capital market conditions, credit availability from banks, investor confidence, the continued success of our operations and other laws that are conducive to our raising capital in this manner. If we decide to meet our capital requirements through debt financing, we may be subject to certain restrictive covenants. If we are unable to raise adequate capital in a timely manner and on acceptable terms, or at all, our business, financial condition, results of operations, cash flows and prospects could be adversely affected.

We are dependent on a number of key personnel, including our senior management, and the loss of, or our inability to attract or retain such persons could adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our performance depends largely on the efforts and abilities of our senior management and other key personnel. We believe that the inputs and experience of our key managerial personnel are valuable for the development of business and operations and the strategic directions taken by us. We cannot assure you that we will be able to retain these employees or find adequate replacements in a timely manner, or at all. We may require a long period of time to hire and train replacement personnel if or when such qualified personnel terminate their employment with us. We may also be required to increase our levels of employee compensation more rapidly than in the past to remain competitive in attracting employees that our business requires. Competition for qualified personnel with relevant industry expertise is intense and the loss of the services of our key personnel may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest and other geopolitical risks could disrupt our production, delivery, and operations, which could materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

Global pandemics, epidemics, or fear of the spread of contagious diseases, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of materials and services, cause us to incur significant costs to protect our employees and facilities, or result in regional or global economic distress, any of which events may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical risks could have a similar adverse effect on our business, financial condition, results of operations, cash flows and prospects. Such events may cause our customers to suspend their decisions on purchasing our products, as well as giving rise to sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our personnel, physical facilities, and operations, which could materially adversely affect our financial results.

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In February 2022, Russian military forces launched a military action in Ukraine. The ongoing military action between Russia and Ukraine, sanctions and other measures imposed against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic by the U.S. and other countries and bodies around the world, as well as the existing and potential further responses from Russia or other countries to such sanctions, tensions and military actions, has in the past and in the future could continue to adversely affect the global economy and financial markets and could adversely affect our business, financial condition and results of operations. Additional potential sanctions and penalties have also been proposed and/or threatened. Although our operations have not experienced any material and adverse impact on our supply chain or other aspects of our business from the ongoing conflict between Russia and Ukraine, during times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, that could materially disrupt our systems and operations, supply chain of finished commodity products from our suppliers, and ability to produce, sell and distribute our products. Furthermore, travel restrictions and protective measures could cause us to incur additional unexpected labor costs and expenses or could restrain our ability to retain highly skilled personnel we need for our operations. We cannot predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus, as the conflict, and any resulting government reactions, are rapidly developing and beyond our control. The extent and duration of the military action, sanctions and resulting market disruptions could be significant, could result in increases in commodity, freight, logistics and input costs and could potentially have substantial impacts on the global economy and our business for an unknown period of time.

We may, from time to time, be subject to legal proceedings or administrative penalties during the course of our business operations.

We may be subject to legal proceedings or administrative penalties from time to time in the ordinary course of our business, which could have a material adverse effect on our business, results of operations and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by consumers and businesses that utilize our services, by competitors, or by governmental entities in civil or criminal investigations and proceedings or by other entities. These claims could be asserted under a variety of laws, including but not limited to those related to product liability, consumer protection, intellectual property, unfair competition, privacy, labor and employment, securities, real estate, tort, contract, property, and employee benefit. We may continue to be involved in various legal or administrative proceedings and there is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions could expose us to negative publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

Increased labor costs, inability to retain suitable employees, or unfavorable labor relations may adversely affect the business, financial condition or results of operations.

We devote significant resources to recruiting and training employees. Our ability to manage and control labor costs is subject to numerous external factors, including market pressures with respect to prevailing wage rates, unemployment levels, health and other insurance costs, as well as the impact of legislation or regulations governing wage and employee benefits. Any changes in these external factors could significantly increase labor costs, which would reduce the net income and cash flows of the Operating Subsidiaries.

We aim to motivate and retain qualified employees. If the employees are unsatisfied with what we offer, such as remuneration packages or working environment, we may not be able to retain qualified employees or replace them with personnel of appropriate skill sets and personal attributes at comparable costs. In such an event, we may need to expend additional resources to retain or replace suitable employees.

From time to time, we may be subject to various employment-related claims, such as individual actions or government enforcement actions relating to wage-hour, labor standards, or healthcare and benefit issues. Such actions, if brought against us and successful in whole or in part, may materially and adversely affect the business of the Operating Subsidiaries, and our financial condition or results of operations.

As of the date of this prospectus, we do not have insurance coverage, which could expose us to significant costs and business disruption.

We are exposed to various risks associated with our business and operations, and we do not have liability insurance coverage. The successful liability claims against us due to injuries or damages suffered by our customers or our employees could materially and adversely affect our reputation, results of operations and financial conditions. Even if unsuccessful, such a claim could cause us adverse publicity, require substantial costs to defend, and divert the time and attention of our management. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial costs to us and a diversion of our resources.

Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

We have enlisted the services of Yubo Intelligent Industry Research Institute (“Yubo Research”), an independent third-party industry consultant, to prepare a commissioned industry report on the chemical raw material supply chain industry in China. The information and data regarding the chemical raw material supply chain industry in this prospectus have been obtained from Yubo Research’s industry report. The report also includes statistical data that incorporates projections based on various assumptions, such as (i) the overall global social, economic, and political environment is expected to maintain a stable trend during the forecast period; (ii) the key industry drivers are likely to continue to drive the growth in each market during the forecast period, and (iii) there are no extreme force majeure or unforeseen industry regulations in which the market may be affected either dramatically or fundamentally during the forecast period. However, it is important to note that the growth of chemical raw material supply chain industry in China may not align with the projected market data, or it may not experience growth at all. If any of the assumptions underlying the market data are later determined to be incorrect, the actual results may differ from the projections based on those assumptions.

We have not independently verified the information contained in Yubo Research’s industry report, or any third-party publications and reports that Yubo Research has relied on in preparing its report. Information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, industry publications and reports generally indicate that the information contained therein is believed to be reliable, but there is no assurance as to the accuracy and completeness of such information.

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Risks Related to Doing Business in China

The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering under PRC law. Any failure of fully complying with the approval, filing or other requirements may completely hinder our ability to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations.

The PRC government has recently sought to exert more oversight over offerings that are conducted overseas or foreign investment in China-based issuers. On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Overseas Listing Filing Rules. The Trial Measures states that overseas securities offerings and listing by PRC companies, either in direct or indirect form, shall be filed with the CSRC (the “CSRC Filing”). Under the Overseas Listing Filing Rules, no overseas offering and listing shall be made by PRC companies, whether in direct or indirect form, where such offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules, including the Market Access Negative List (2022 Edition) issued by the National Development and Reform Commission of the PRC (“NDRC”) and Ministry of Commerce (“MOFCOM”), and other laws, administrative regulations and relevant state provisions that restrict or prohibit listing and financing in the areas of industrial policy, production safety and industry supervision. PRC companies intending overseas offering and listing are required to obtain regulatory opinions, filings or approvals from government authorities of correspondent industries, if applicable, for CSRC Filing. The Trial Measures also stipulates that no overseas offering and listing shall be made where the intended securities offering and listing may endanger national security as reviewed and determined by competent government authorities under the State Council in accordance with PRC law. PRC companies intending overseas offering and listing shall strictly comply with relevant laws, administrative regulations and rules concerning national security in spheres of foreign investment, cybersecurity, and data security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. A PRC company that seeks to offer and list securities in overseas markets shall, as required by competent government authorities under the State Council, take measures such as timely rectification, commitment and divestiture of relevant business and assets, to eliminate or avert any impact on national security resulting from such overseas offering and listing.

On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Confidentiality Provisions, as a supporting rule to the Trial Measures, which came into effect on March 31, 2023. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. For more details of the Overseas Listing Filing Rules and the Confidentiality Provisions, please refer to “Regulations — Regulations Relating to Overseas Listing.”

According to the Overseas Listing Filing Rules, we are required to submit the filing application to the CSRC within three business days after our submission of application for any overseas initial public offering and listing and complete the filing procedure before our overseas initial public offering and listing. As of the date of this prospectus, we submitted the required filing materials to the CSRC on May 28, 2024, and the CSRC provided its comments on June 3, 2024. We will submit any additional materials as subsequently requested by and/or respond to questions from the CSRC on a timely basis as they occur, and expect to complete the filing procedure prior to our proposed initial public offering and listing on the Nasdaq. As the Overseas Listing Filing Rules and the Confidentiality Provisions were newly published and there exists uncertainty with respect to the filing requirements and its implementation, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure of fully complying with the Overseas Listing Filing Rules may completely hinder our ability to offer and list our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations.

Meanwhile, except for such CSRC Filing, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain other PRC governmental approvals for this offering. If we (i) do not receive or maintain our requisite permissions or approvals, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory authorities. These regulatory authorities may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

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Adverse changes in economic, political and social conditions of the PRC government could have a material adverse effect on our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Our business, financial condition, results of operations and growth prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most of the developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past four decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in social conditions in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on the Operating Subsidiaries. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may, in turn, adversely affect our business and operating results.

The recent policy pronouncements by the PRC government regarding business activities of U.S.-listed PRC businesses may negatively impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the NPC promulgated the Law of the PRC on Safeguarding National Security in Hong Kong. The interpretation of the Law of the PRC on Safeguarding National Security in Hong Kong involves a degree of uncertainty.

Recently, the PRC government announced that it would step up supervision of overseas listed PRC businesses. Under the new measures, the PRC government will enhance regulation of cross-border data flows and security, crack down on illegal activity in the securities market and punish fraudulent securities issuance, market manipulation and insider trading. The PRC government will also check sources of funding for securities investment and control leverage ratios. The PRC government has also opened a probe into several U.S.-listed technology companies focusing on anti-monopoly, financial technology regulation and more recently, with the passage of the PRC Data Security Law, how companies collect, store, process and transfer personal data. Currently these laws (other than the Law of the PRC on Safeguarding National Security in Hong Kong) are expected to apply to Mainland China domestic businesses, rather than businesses in Hong Kong which operate under a different set of laws from Mainland China. However, there can be no assurance that the government of Hong Kong will not enact similar laws and regulations applicable to companies operating in Hong Kong.

Given the PRC government’s significant oversight over the conduct of business operations in mainland China and in Hong Kong, and in light of the PRC government’s recent extension of authority not only in mainland China but into Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in the PRC can change quickly with little or no advance notice. For example, the government of Hong Kong may enact similar laws and regulations to those in mainland China, which may seek to exert control over offerings conducted overseas by Hong Kong companies. If any or all of the foregoing were to occur, it could affect our operations and limit or hinder our ability to offer securities to overseas investors or remain listed in the U.S., which could cause the value of the securities we are registering for sale to significantly decline or become worthless.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in China may evolve quickly with any public consultation and advanced notice period being relatively short in terms of the time that we may need to fully adapt to such changes, all of which could result in a material adverse change in our operations and the value of our Ordinary Shares. We are subject to extensive and evolving legal development, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our operations are conducted in Mainland China and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules, and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes, where prior court decisions have limited precedential value. The laws, regulations and policies of the PRC may be amended from time to time. Recently, the PRC government is enhancing supervision over companies seeking listings overseas and some specific business or activities such as data security or anti-monopoly. The PRC government may adopt new measures that may affect our operations. In addition, they may also exert more oversight over offerings conducted outside of China and foreign investment in China-based companies, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, result in a material change in our operation and cause the value of our Ordinary Shares to significantly decline or become worthless. We may be subject to challenges brought by these new laws, regulations and policies. However, since these laws, regulations and policies are relatively new and may be amended from time to time, the interpretations of many laws, regulations and rules are not always uniform and there may be changes as to the enforcement of these laws, regulations and rules. Such risks and uncertainties arising from the legal system in China include risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in China may evolve quickly with any public consultation and advanced notice period being relatively short in terms of the time that we may need to fully adapt to such changes, all of which could result in a material adverse change in our operations and the value of our Ordinary Shares. Furthermore, as we may be subject to additional, yet undetermined, laws and regulations, compliance may require us to obtain additional permits and licenses, complete or update registrations with relevant regulatory authorities, adjust our business operations, as well as allocate additional resources to monitor developments in the relevant regulatory environment. However, under the stringent regulatory environment, it may take much more time for the relevant regulatory authorities to approve new applications for permits and licenses, and complete or update registrations and we cannot assure you that we will be able to comply with these laws and regulations in a timely manner or at all. The failure to comply with these laws and regulations may delay, or possibly prevent, us conducting business, accepting foreign investments, or listing overseas.

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There are substantial uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with clients in certain circumstances. Because these laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. Our business may be affected if we rely on laws, rules and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. Furthermore, the legal system of mainland China is based in part on government policies, some of which are not published or not published on a timely basis. As a result, we may not be aware of our potential violation of such policies and rules.

We operate in Mainland China. Our subsidiary, TY HK, is incorporated in Hong Kong but has no substantive business operations of its own. The Company does not have any substantive business operations in Hong Kong or Macau. The operational and legal risks associated with being based in and having operations in China also apply to operations in Hong Kong and Macau, if the Company will have any operations in Hong Kong and Macau in the future, which operate under different sets of laws from those of Mainland China. In Hong Kong, the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and is possible that most of the legal and operational risks associated with operating in the PRC may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their operations in Hong Kong. We believe that the relevant data security and anti-monopoly laws and ordinance in Hong Kong, i.e., the Personal Data (Privacy) Ordinance (Chapter 486 of The Laws of Hong Kong) and the Competition Ordinance (Chapter 619 of The Laws of Hong Kong), have no material impact on our ability to conduct our business, accept foreign investment or listing on an U.S. exchange, as our HK subsidiary is solely a holding company with no operations since inception. Furthermore, there are currently no regulatory actions related to data security or anti-monopoly concerns in Hong Kong that may impact our ability to conduct our business, accept foreign investment or list on a U.S./foreign exchange, and our Hong Kong subsidiary has not received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the Hong Kong government. These risks may result in material changes in operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas (including using a variable interest entity (“VIE”) structure), and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures (2021 version) was issued, which became effective on February 15, 2022, adopting new measures to extend the scope of cybersecurity reviews. Companies that hold large amounts of data related to issues of national security, economic development, or public interest will be required to undergo a cybersecurity review if carrying out mergers, restructuring or splits that affect or may affect national security. The Anti-Monopoly Law, which took effect in 2008 and was amended on June 24, 2022, which amendment became effective August 1, 2022, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. As of the date of this prospectus, the above regulations have not impacted our ability to conduct the business, accept foreign investments, or list on a U.S. or other foreign exchange. However, the PRC government’s statements were recently issued, and their official guidance and interpretation remain unclear at this time. While we believe that our subsidiaries’ operations are not currently being affected, they may be subject to additional compliance requirements in the near term. Compliance with new regulatory rules or requirements could present a range of new challenges which may create uncertainties for our subsidiaries, including an increase of our subsidiaries’ cost of operations. The occurrence of any of these events may materially and adversely affect our business and prospects and may result in a material change in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors.

Because we operate in Mainland China, the Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene or influence their operations, including that of our PRC subsidiaries, at any time, which could result in a material adverse change in our business and operations, prospects, financial condition, and results of operations, and the value of our securities. The Chinese government may intervene or influence our subsidiaries at any time or may exert more control over offerings conducted overseas or investments in China-based issuers, which could result in material changes in operations and/or the value of the securities we are registering for sale. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment and/or operations in China-based issuers could significantly change our operations, limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

Substantially all of our operations are located in Mainland China. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which any of our subsidiaries is subject may change rapidly and with little notice to them or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our subsidiaries’ current policies and practices. New laws, regulations and other government directives in China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our subsidiaries’ development;

●	result in negative publicity or increase our subsidiaries’ operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our subsidiaries’ business, including fines assessed for our subsidiaries current or historical operations, or demands or orders that our subsidiaries modify or even cease their business practices.

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The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

The Chinese government may intervene or influence our subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our subsidiaries’ operations, prospects, financial condition, and results of operations, and/or the value of our Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our subsidiaries’ ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent that any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. As the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency, we cannot predict whether changes in China’s economic or social conditions or government policies will have any adverse effect on our current or future business, financial condition or results of operations.

Our ability to successfully expand business operations in the PRC depends on a number of factors, including macro-economics and other market conditions. Demand for our services and our business, financial condition and results of operations may be materially and adversely affected by the following factors:

●	changes in economic or social conditions of the PRC;
●	changes in laws, regulations, and administrative directives or the interpretation thereof;
●	measures which may be introduced to control inflation or deflation; and
●	changes in the rate or method of taxation.

These factors are affected by a number of variables which are beyond our control. See “Risk Factors — Risks Relating to Doing Business in China – There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, and changes in policies, laws, rules and regulations in the PRC could adversely affect us. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and the fact that rules and regulations in China may evolve quickly with any public consultation and advanced notice period being relatively short in terms of the time that we may need to fully adapt to such changes, all of which could result in a material adverse change in our operations and the value of our Ordinary Shares. We are subject to extensive and evolving legal development, non-compliance with which, or changes in which, may materially and adversely affect our business and prospects, and may result in a material change in our operations and/or the value of our Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.” and “Risk Factors — Risks Related to Doing Business in China — The approval, filing or other requirements of the China Securities Regulatory Commission or other PRC government authorities may be required in connection with this offering under PRC law. Any failure of fully complying with the approval, filing or other requirements may completely hinder our ability to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations.”

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, and a variety of laws and other obligations regarding data protection to which we are subject, could adversely impact our business and our offering.

On December 28, 2021, 13 governmental departments of the PRC, including the CAC, jointly promulgated the Measures for Cybersecurity Review, which became effective on February 15, 2022. The Measures for Cybersecurity Review provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase internet products and services, net system operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Measures for Cybersecurity Review, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Measures for Cybersecurity Review require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

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On September 24, 2024, the State Council published the Regulations on Network Data Security Management (the “Network Data Security Regulations”), which will become effective on January 1, 2025. The Network Data Security Regulations do not stipulate the specifics of cyber security review but clearly provide that the network data processors engaging in data processing activities that affect or may affect national security shall be subject to the national security review in accordance with relevant laws and regulations. Additionally, if the important data collected and generated by network data processors during operations within the territory of the PRC really needs to be provided overseas, they shall be subject to the data export security assessment organized by CAC and other relevant administrative department.

The Company, with the assistance of PRC legal counsel, V&T Law Firm, has consulted with the China Cybersecurity Review Technology and Certification Center (the agency entrusted by the Cybersecurity Review Office to carry out the specific work of cybersecurity review, “CCRC”), which confirmed that, a China-based company that neither holds personal information of more than one million users nor has been identified as a CIIO is not required to apply for cybersecurity review before it applies to list its securities on a foreign stock exchange. As advised by our PRC legal counsel, V&T Law Firm, as of the date of this prospectus, we are not required to declare a cybersecurity review with the CAC, according to the Measures for Cybersecurity Review, since we are not an online platform operator carrying out data processing activities that affect or may affect national security, and currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Measures for Cybersecurity Review. As of the date of this prospectus, we have not received any notice, warning or sanctions from any authorities identifying us as a CIIO or requiring us to undergo a cybersecurity review or network data security review by the CAC.

There remains uncertainty as to how the Measures for Cybersecurity Review and the Network Data Security Regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Network Data Security Regulations. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We may be required to adjust our business practices to comply with the personal information protection laws and regulations. There is no assurance that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws should they be deemed to be applicable to the operations of the Operating Subsidiaries. There is no certainty as to how such review or prescribed actions would impact such operations and we cannot guarantee that any clearance can be obtained, or maintained, if approved, or any actions that may be required can be taken in a timely manner, or at all. We, our PRC subsidiaries may be unable to obtain such approvals and may face sanctions by the CAC or other PRC regulatory agencies for failure to seek their approval which could significantly limit or completely hinder our ability to list or offer Securities to our investors and the securities being offered may substantially decline in value and be worthless.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, which requires that any data processor providing important data collected and generated during operations within mainland China or personal information that should be subject to security assessment according to law to an overseas recipient shall conduct security assessment. On February 22, 2023, the CAC issued the Measures for the Standard Contract for Cross-border Transfer of Personal Information and the Standard Contract for Cross-border Transfer of Personal Information, which requires that for personal information cross-border transfer that do not trigger the security assessment, the activity of transferring personal information abroad may be carried out after the SCC enters into force. Our business does not involve the cross-border transfer of personal information and important data. If it is necessary to transmit personal information outside mainland China due to business needs in the future, we will conduct the security impact assessment for cross-border transfer of personal information and important data in advance.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject us to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange (“SAFE”) promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will directly examine and accept foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37 from June 1, 2015. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of the SAFE, with respect to that offshore company, to reflect any material change involving its round-trip investment, capital variation, such as an increase or decrease in capital, transfer or swap of shares, merger or division. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

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We have requested PRC residents holding direct or indirect interest in the Company to our knowledge to make the necessary applications, filings and amendments as required by applicable foreign exchange regulations. We are committed to complying with and to ensuring that our shareholders who are subject to the regulations will comply with the relevant SAFE rules and regulations. However, due to the inherent uncertainty in the implementation of the regulatory requirements by PRC authorities, such registration might not be always practically available in all circumstances as prescribed in those regulations. In addition, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with SAFE Circular 37 and SAFE Circular 13 or other related regulations. There is no assurance that the SAFE or its local branches will release explicit requirements or interpret the relevant PRC Laws otherwise. Failure by any such shareholders to comply with SAFE Circular 37 and SAFE Circular 13 may result in restrictions on the foreign exchange activities of the relevant PRC enterprise and may also subject the relevant PRC resident to penalties under the PRC foreign exchange administration regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, the business operations and our ability to make distributions to you could be materially and adversely affected.

PRC laws and regulations establish more complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the M&A Rules, the Anti-monopoly Law promulgated by the Standing Committee of the National People’s Congress in August 2007 and latest amended in June 2022, the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by the Ministry of Commerce in August 2011, and the Measures for the Security Review of Foreign Investment promulgated by the National Development and Reform Commission of the PRC, or NDRC and the Ministry of Commerce in December 2020 have established procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. These include requirements in some instances that the approval from the Ministry of Commerce be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions involving an industry that implicates national security to be subject to merger control review or security review.

In the future, we may further grow our business by acquiring businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. Our ability to expand our business or maintain or expand our market share through future acquisitions would be materially and adversely affected.

We may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Mainland China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets.

We are a holding company incorporated in the Cayman Islands and we operate our business principally through the Operating Subsidiaries in Mainland China. Therefore, the availability of funds to us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these Operating Subsidiaries. Operating Subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit the operating entities to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of the PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entities in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

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Under the PRC Enterprise Income Tax law and the Regulations for the Implementation of the Law on Enterprise Income Tax, dividends, interests, rent or royalties payable by a foreign-invested enterprise to any of its foreign non-resident enterprise investors, and proceeds from any such foreign enterprise investor’s disposition of assets (after deducting the net value of such assets) are subject to a 10% withholding tax, unless the foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. The Cayman Islands, where our Company is incorporated, does not have such a tax treaty with China. Hong Kong has a tax arrangement with China that provides for a 5% withholding tax on dividends subject to certain conditions and requirements, such as the requirement that the Hong Kong resident enterprise own at least 25% of the PRC enterprise distributing the dividend at all times within the 12-month period immediately preceding the distribution of dividends and be a “beneficial owner” of the dividends. TY HK, which directly and indirectly owns the equity of our PRC subsidiaries in Mainland China, is incorporated in Hong Kong. However, if TY HK is not considered to be the beneficial owner of dividends paid to it by the Operating Subsidiaries under the tax circulars promulgated in February and October 2009, such dividends would be subject to withholding tax at a rate of 10%. If the Operating Subsidiaries declare and distribute profits to us, such payments will be subject to withholding tax, which will increase our tax liability and reduce the amount of cash available to our Company.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into, and out of Hong Kong (including funds from Hong Kong to Mainland China), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. There is no assurance the PRC government will not intervene in or impose restrictions on our ability to transfer cash or assets.

As a result of the above, to the extent cash or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of the Mainland China/Hong Kong, due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the competent government to the transfer of cash or assets.

PRC regulations of loans and direct investment by offshore holding companies to the PRC subsidiaries may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and business.

We may transfer funds to the PRC subsidiaries or finance the PRC subsidiaries by means of shareholders’ loans or capital contributions after completion of this offering. Any loans to the PRC subsidiaries, which are foreign-invested enterprises, cannot exceed a statutory limit, and shall be filed with the State Administration of Foreign Exchange, or SAFE, or its local counterparts. Furthermore, any capital contributions we make to the PRC subsidiaries shall be registered with the PRC State Administration for Market Regulation or its local counterparts and filed with the Ministry of Commerce (“MOFCOM”) or its local counterparts.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Administration Measures on Conversion of Foreign Exchange Registered Capital of Foreign-invested Enterprises, or SAFE Circular 19, which was last amended on March 23, 2023. SAFE Circular 19, however, allows foreign invested enterprises in China to use their registered capital settled in RMB converted from foreign currencies to make equity investments, but the registered capital of a foreign invested company settled in RMB converted from foreign currencies remains not allowed to be used, among other things, for investment in the security markets, or offering entrustment loans, unless otherwise regulated by other laws and regulations. On June 9, 2016, SAFE further issued the Circular on Management of Foreign Exchange Settlement under the Capital Account, or SAFE Circular 16, which, among other things, amended certain provisions of Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign invested company is regulated such that Renminbi capital may not be used for purposes beyond its business scope or to provide loans to non-affiliates unless otherwise permitted under its business scope. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28 (2019), which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. On April 10, 2020, SAFE promulgated Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or SAFE Circular 8 (2020), which simplifies the procedures of domestic payments with the use of registered capital, foreign debt and overseas listing by qualified enterprises. On December 31, 2020, the People’s Bank of China, together with the National Development and Reform Commission, Ministry of Commerce, State-owned Assets Supervision and Administration Commission of the State Council, China Banking and Insurance Regulatory Commission, and SAFE, jointly issued the Notice on Further Optimizing Cross-border RMB Policies to Support the Stabilization of Foreign Trade and Foreign Investment, or PBOC Notice 330 (2020), which came into force on February 4, 2021. The PBOC Notice 330 (2020) aims to optimize the administration of cross-border RMB investment and financing by taking measures to relax the restrictions on the use of RMB income under certain capital accounts, facilitating reinvestment in China by foreign-invested enterprises, cancelling the relevant special account management requirements for foreign direct investment, optimizing the administration of overseas RMB borrowings of domestic enterprises and simplifying the administration of overseas RMB loans of domestic enterprises. However, the implementation of PBOC Notice 330 (2020) may still have regional differences, which depends on the domestic banks located in different provinces. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from this offering and convert the net proceeds into RMB, which may adversely affect our business, financial condition, and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. The activities in China create the risk of unauthorized payments or offers of payments by our employees, consultants or distributors, because these parties are not always subject to our control.

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Although we believe we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption laws as of the date of this prospectus, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our operating results and financial condition. In addition, governmental authorities may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Restrictions on the remittance of Renminbi into and out of China and governmental control of currency conversion may limit our ability to pay dividends and other obligations and affect the value of your investment.

The PRC government imposes controls and restrictions on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The majority of our income is received in Renminbi and shortages in the availability of foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy their foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE, by complying with certain procedural requirements. Approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuations in exchange rates could result in foreign currency exchange losses.

The value of Renminbi against the U.S. dollar and other currencies fluctuates, is subject to changes resulting from the PRC government’s policies and depends largely on domestic and international economic and political developments as well as supply and demand in the local market. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and there is no assurance that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC, or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

The proceeds from this offering will be received in U.S. dollars. As a result, any appreciation of the Renminbi against the U.S. dollar may result in the decrease in the value of our proceeds from this offering. Conversely, any depreciation of the Renminbi may adversely affect the value of, and any dividends payable on, our Ordinary Shares in foreign currency. In addition, there are limited instruments available for us to reduce our foreign currency risk exposure at reasonable costs. All these factors could materially and adversely affect our financial condition, results of operations, and prospects, and could reduce the value of, and dividends payable on, our Ordinary Shares in foreign currency terms.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect the Operating Subsidiaries’ business and results of operations.

The PRC Labor Contract Law became effective on January 1, 2008, and was amended on December 28, 2012. The PRC Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws. Under the PRC Labor Contract Law, an employer is obligated to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed exchange rate that has already been entered into twice consecutively, the resulting contract must have an unlimited term, subject to certain exceptions. With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, the PRC government authorities have continued to introduce various new labor-related regulations since the effectiveness of the PRC Labor Contract Law.

Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, employees are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance, and housing provident funds and employers are required, together with their employees or separately, to pay the social insurance premiums and housing provident funds for their employees. In the years 2022 and 2023, the Operating Subsidiaries paid social insurance contributions and housing provident fund contributions based on the local standard for their employees. As of December 31, 2022 and 2023, our accrued wages and welfare payable amounted to $19,514 and $59,661, respectively. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the outstanding social insurance contributions within the deadline and may be liable to a late payment fee which equals to 0.05% of the outstanding amount for each day of delay. The employer also may be liable to a fine from one to three times the amount of the outstanding contributions if it fails to make such payments. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify the non-compliance with the stipulated deadline, it may be subject to a fine ranging from RMB10,000 or RMB50,000 and an application may be made to a local court for compulsory enforcement. These laws are designed to enhance labor protection and tend to increase the Operating Subsidiaries’ labor costs. In addition, as the interpretation and implementation of these regulations are still evolving, the Operating Subsidiaries’ employment practices may not be deemed in compliance with the regulations. As a result, they could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations. As of the date of this prospectus, no administrative actions, fines or penalties have been imposed by the relevant PRC government authorities with respect to such non-compliance, nor has any order been received by the Operating Subsidiaries to settle the outstanding amount of social insurance contributions and housing provident fund contributions.

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Because the interpretation and implementation of labor-related laws and regulations are still evolving, our employment practices may violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make full social insurance payments and contribute to the housing provident funds. If we are found to have violated applicable labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be adversely affected. We expect to make full contributions or pay any shortfall within the prescribed time period if demanded by the relevant government authorities, which event is not expected to have any potential impact on the securities offered.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC market regulation administrative authorities. To secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will apply, and the application will be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that the employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of one of our subsidiaries. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, there could be disruptions to our normal operations. We may have to take corporate or legal action in such an event, which could involve significant time and resources to resolve and divert management from our operations.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of Mainland China with its “de facto management body” within Mainland China is considered a “resident enterprise” and will be subject to PRC enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or the SAT, issued the Circular of the State Administration of Taxation on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management (the “SAT Circular 82”), which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. One of the criteria is that a company’s major assets, accounting books and minutes and files of its board and shareholders’ meetings are located or kept in the PRC. In addition, the SAT issued Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) on July 27, 2011, effective from September 1, 2011, providing more guidance on the implementation of the SAT Circular 82. This bulletin clarifies matters including residence status determination, post-determination administration and competent tax authorities. Although both the SAT Circular 82 and the bulletin only apply to offshore enterprises controlled by Mainland China enterprises or Mainland China enterprise groups, not those controlled by Mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises.

We believe none of our entities outside of Mainland China is a Mainland China resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in Mainland China, it remains unclear how the tax residency rule will apply to us. If the PRC tax authorities determine that our Company or any of our subsidiaries outside of Mainland China is a Mainland China resident enterprise for PRC enterprise income tax purposes, then our Company or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a Mainland China resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-Mainland China enterprises or 20% in the case of non-Mainland China individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from Mainland China sources. It is unclear whether non-Mainland China shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and Mainland China if we are treated as a Mainland China resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

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If we are not in compliance with the relevant PRC tax laws and regulations, our financial condition and results of operations may be negatively affected.

We purchased certain fixed assets without obtaining a VAT invoice. If such an invoice is not obtained, the depreciation of fixed assets cannot be deducted when calculating the income tax payable. As of the date of this prospectus, no other administrative actions, fines or penalties have been imposed on the PRC subsidiaries by the relevant PRC tax authorities, nor has any other order been received by the PRC subsidiaries to settle the outstanding amount of tax liabilities.

However, the PRC subsidiaries are subject to periodic examinations on the fulfillment of tax obligations under the PRC tax laws and regulations by PRC tax authorities. If we fail to fulfill tax obligations for any reason, they may be subject to fines, other penalties or actions upon examinations by PRC tax authorities. As a result, our business, financial condition and results of operations may be adversely affected.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our operations and reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all their operations in Mainland China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our Ordinary Shares could be rendered worthless.

Similar to situations of many other countries, it may be difficult for overseas regulators to conduct investigation or collect evidence within Mainland China if prohibited by PRC regulations.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in Mainland China. For example, in Mainland China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside of Mainland China. Although the authorities in Mainland China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of a mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of Mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within Mainland China may further increase difficulties faced by you in protecting your interests.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Mainland China and/or Hong Kong against us or our management named in the prospectus based on foreign laws.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. In addition, a substantial amount of our assets is located in Mainland China and all of our senior executive officers and directors reside within Mainland China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside Mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us, or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. The PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Mainland China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

You may incur additional costs and face procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as judgments entered in the United States can be enforced in Hong Kong only at common law. To enforce a judgment of the United States in Hong Kong, it must be a final judgment rendered conclusively upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court, as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law of Hong Kong permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action, since the judgment may be regarded as creating a debt between the parties to such action. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. A foreign judgment of the United States predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States may be enforceable in Hong Kong, but will be subject to the conditions with regard to enforcement of such judgments being met, including but not limited to the foregoing requirements. See “Enforceability of Civil Liabilities” beginning on page 49.

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The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

As one of the conditions for the handover of the sovereignty of Hong Kong to Mainland China, Mainland China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its own currency (Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

However, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

Our Hong Kong subsidiary is subject to Hong Kong laws and regulations regarding data security, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

Our Hong Kong subsidiary, TY HK, was incorporated in Hong Kong. Even though it does not have any substantive business operations in Hong Kong, it is still thus subject to laws and regulations in Hong Kong in respect of data privacy, data security, and data protection. The main legislation in Hong Kong concerning data security is the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. Pursuant to section 33 of the PDPO, the PDPO is applicable to the collection and processing of personal data if such activities take place in Hong Kong, or if the personal data is collected by a data user whose principal place of business is in Hong Kong. As of the date of this prospectus, we and our Hong Kong subsidiary have complied with the laws and requirements in respect of data security in Hong Kong. Our directors confirm that: (i) each of our directors and our Hong Kong subsidiary has not been involved in any litigation or regulatory action relating to breach of the PDPO; and (ii) they are not aware of any non-compliance incidents relating to breach of the PDPO since the date of incorporation of our Hong Kong subsidiary. Since our PRC subsidiaries conduct substantially all of their business operations in the Mainland China, we believe that the incumbent data security statutory requirements under Hong Kong laws do not materially affect their business. However, the laws on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us or our Hong Kong subsidiary to consequences including but not limited to government enforcement actions and investigations, fines, penalties, and suspension or disruption of our Hong Kong subsidiary’s operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject our share incentive plan participants or us to fines and other legal or administrative sanctions.

In February 2012, the State Administration of Foreign Exchange, or SAFE, promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in Mainland China for a continuous period of not less than one year and participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who reside in Mainland China for a continuous period of not less than one year and who have been granted options will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. The relevant regulations are still evolving and could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Regulations — Regulations Relating to Stock Incentive Plans.”

In addition, the SAT has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in Mainland China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities. See “Regulations — Regulations Relating to Stock Incentive Plans.”

Inflation in the PRC could negatively affect our profitability and growth.

The economy of the PRC experienced significant growth, leading to inflation and increased labor costs. According to the National Bureau of Statistics of China, the year-over-year percent change in the consumer price index was 1.5% in December 2021 and 1.8% in December 2022. The PRC’s overall economy and the average wage in the PRC are expected to continue to grow. Future increases in the PRC’s inflation and material increases in the cost of labor may materially and adversely affect our profitability and results of operations unless we are able to pass on these costs to customers by increasing the price of services.

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The current tension in international trade, particularly with regard to U.S. and China trade policies, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, if we implement plans to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the supply chain industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

Risks Related to Our Corporate Structure and Operations

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this initial offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and Nasdaq require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized foreign private issuers. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Ordinary Shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the SEC upon the occurrence of matters that are material to our company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our non-publicly traded competitors are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to U.S. issuers, including the requirement that a majority of an issuer’s directors consist of independent directors. If we opt to rely on such exemptions in the future, such decision might afford less protection to holders of our Ordinary Shares.

Section 5605(b)(1) of the Nasdaq Listing Rules requires listed companies to have, among other things, a majority of its board members to be independent, and Section 5605(d) and 5605(e) require listed companies to have independent director oversight of executive compensation and nomination of directors. As a foreign private issuer, however, we are permitted to follow home country practice in lieu of the above requirements. Our board of directors could make such a decision to depart from such requirements by ordinary resolution.

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The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our Board to consist of independent directors or the implementation of a nominating and corporate governance committee. Since a majority of our board of directors would not consist of independent directors if we relied on the foreign private issuer exemption, fewer Board members would be exercising independent judgment and the level of Board oversight on the management of our company might decrease as a result. In addition, we could opt to follow Cayman Islands law instead of the Nasdaq requirements that mandate that we obtain shareholder approval for certain dilutive events, such as an issuance that will result in a change of control, certain transactions other than a public offering involving issuances of 20% or greater interests in the company and certain acquisitions of the shares or assets of another company.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman Islands law for certain governance matters. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

Immediately following this offering and the application of net proceeds from this offering, Mr. Yin Zhang through Phelan Investment Holdings Limited will control approximately [ ]% of the combined voting power of our equity interests through the ownership of our Ordinary Shares. Mr. Yin Zhang’s wife, Yun Shi, through Pirya Holdings Limited, will own [ ]% of voting power of our equity interests through the ownership of Ordinary Shares immediately following completion of this offering. Because of the voting power of Mr. Yin Zhang, we are considered a “controlled company” for the purposes of Nasdaq. Consequently, Mr. Yin Zhang will have the ability to determine all matters requiring approval by shareholders by [ordinary] resolutions. As such, we are exempt from certain corporate governance requirements of the Nasdaq Stock Market, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (iii) the requirement that we have a Compensation Committee that is composed entirely of independent directors. Following this offering, we intend to rely on some or all these exemptions. As a result, we are exempt from having a majority of independent directors, so long as we are considered a “controlled company” under the Nasdaq Stock Market requirements. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all the corporate governance requirements of Nasdaq.

Our business is sensitive to general economic conditions, and any severe or prolonged downturn in the global or PRC economy could materially and adversely affect our business and financial condition.

Economic conditions in China are sensitive to global economic conditions. Because our current revenue is derived largely from China, our business and prospects may be affected by economic conditions in China. The sale of our products is dependent upon the consumption of goods in the retail industry, which may in turn depend on the level of disposable income, perceived future earnings and willingness to spend. Due to uncertain global economic conditions, particularly the current trade tension between the U.S. and China, our clients may reduce the amount they spend on cloud services, like ours. In addition, financial turmoil, banking systems or currency exchange rates may significantly restrict our ability to obtain financing in the capital markets or from financial institutions on commercially reasonable terms, or at all, which could also materially and adversely affect our business, results of operations and prospects.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised) of the Cayman Islands, or the “Substance Act”, that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the Substance Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the Substance Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the Substance Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the Substance Act, our Company is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the Substance Act. Uncertainties over the interpretation and implementation of the Substance Act may have an adverse impact on our business and operations.

The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Ordinary Shares and could cause the value of our Ordinary Shares to significantly decline or become worthless.

TY Group is not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted through its Operating Subsidiaries. Under this holding company structure, investors in the Ordinary Shares are purchasing equity interests in the Cayman Islands holding company. This holding company structure involves unique risks to investors and investors may never hold equity interests in the Operating Subsidiaries. Chinese regulatory authorities could disallow our structure which, in turn, would likely result in a material change in our operations or the value of our Ordinary Shares. In such an event, the value of our Ordinary Shares you invest in could significantly decline or become worthless.

Laws regulating foreign investment in China include the PRC Foreign Investment Law effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC Foreign Investment Law specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While we do not operate in an industry that is currently subject to foreign investment restrictions or prohibition in China, it is uncertain whether our industry will be named in an updated “negative list” to be issued in the future. If our industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in our industry, there could be a risk that we would be unable to do business in China as we are currently structured. If any new laws and/or regulations on foreign investments in China are promulgated and implemented, such changes could have a significant impact on our current corporate structure, which in turn could have a material adverse impact on our business and operations, our ability to raise capital and the market price of our Ordinary Shares. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of the Ordinary Shares you invest in may significantly decline or become worthless.

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Risks Related to the Ordinary Shares and this Offering

We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues reach $1.235 billion, if we issue $1.0 billion or more in non-convertible debt in a three year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our share price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our results of operations and financial statements may not be comparable to the results of operations and financial statements of other companies that have adopted the new or revised accounting standards. If we cease to be an emerging growth company, we will no longer be able to take advantage of these exemptions or the extended transition period for complying with new or revised accounting standards.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

Our Ordinary Shares will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if it is later determined that the PCAOB is unable to inspect and investigate completely our auditor. The delisting of and prohibition from trading our Ordinary Shares, or the threat of their being delisted and prohibited from trading, may cause the value of our Ordinary Shares to significantly decline or be worthless.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 18, 2020, the HFCAA was signed into law. The HFCAA has since then been subject to amendments by the U.S. Congress and interpretations and rulemaking by the SEC. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which proposes to reduce the period for foreign companies to comply with PCAOB audits from three to two consecutive years, thus reducing the time before the securities of such foreign companies may be prohibited from trading or delisted. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which contained, among other things, an identical provision to the AHFCAA, and reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”) which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong because of a position taken by one or more authorities in those jurisdictions. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations (“PCAOB Identified Firms”). The inability of the PCAOB to conduct inspections of auditors in China made it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in issuers operating in China to lose confidence in such issuers’ procedures and reported financial information and the quality of financial statements.

Our auditor, HTL, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. HTL, whose audit report is included in this prospectus, is headquartered in Houston, Texas, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the Determination Report.

On December 15, 2022, the PCAOB released a statement confirming it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong, and it issued the 2022 HFCAA Determination Report to vacate its precious determinations to the contrary. The PCAOB is continuing to demand complete access, and it will act immediately to reconsider such determinations should China obstruct, or otherwise fail to facilitate the PCAOB’s access, at any time.

Further developments related to the HFCAA could add uncertainties to our offering. We cannot assure you what further actions the SEC, the PCAOB or the stock exchanges will take to address these issues and what impact such actions will have on companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement. Such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so and would have a negative impact on the price of our shares.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares may decline.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in preparing our consolidated financial statements as of and for the years ended December 31, 2022 and 2023, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB and other control deficiencies. The material weaknesses identified are (i) our Company’s lack of sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of U.S. GAAP and SEC rules, and (ii) our lack of financial reporting policies and procedures that are commensurate with U.S. GAAP and SEC reporting requirements.

Following the identification of the material weaknesses and control deficiencies, we have taken and planned to continue to take remedial measures, including: (i) hiring additional qualified accounting and financial personnel with U.S. GAAP and SEC reporting experience, (ii) obtaining advisory services from professional consultants with experience in the requirements of the Sarbanes Oxley Act of 2002 and internal audit guidance on SEC reporting, (iii) expanding the capabilities of our existing accounting and financial reporting personnel through continuous training and education in the accounting and reporting requirements under U.S. GAAP, and SEC rules and regulations, (iv) developing, communicating and implementing an accounting policy manual for our accounting and financial reporting personnel for our recurring transactions and period-end closing processes, and (v) establishing effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our Company’s consolidated financial statements and related disclosures.

However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with annual report on Form 20-F for the year ending December 31, 2024, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated.

In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC, or other regulatory authorities, which could require additional financial and management resources.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we mainly operate our businesses as a private company in the PRC. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial conditions and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results. In addition, as long as we are listed on the Nasdaq Capital Market, we are also required to file semi-annual financial statements.

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We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following our initial public offering. If you purchase our Ordinary Shares in our initial public offering, you may not be able to resell those Ordinary Shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance. If such volatility were to occur to us it may prove difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. We may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. If we encounter such volatility, it may prove difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

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In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the price of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

If this offering prices above the assumed price per Ordinary Share or if we increase the aggregate offering size with an immediately effective post-effective amendment, we could raise more funds than currently assumed. To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. However, we will advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a current report on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may not spend or invest these proceeds in a way with which our shareholders agree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund our development and growth. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the Operating Subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and the underwriters based upon a number of factors which are described in the “Underwriting” section. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. 10,000,000 Ordinary Shares will be outstanding before the consummation of this offering. All of the Ordinary Shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144, Rule 701 or other exemptions under the Securities Act. In connection with this offering, our directors and officers and holders of more than 10% of our outstanding shares as of the effective date of this registration statement will enter into customary lock-up agreements in favor of the underwriters for a period of twelve (12) months from the date of this offering. Our holders of more than 5% of our outstanding shares as of the effective date of this registration statement will enter into customary lock-up agreements in favor of the underwriters for a period of six (6) months from the closing of this offering. We have agreed with the underwriters that, for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the adjusted net tangible book value per share of our ordinary shares. If you purchase shares in this offering, you will incur immediate dilution of approximately $[ ] or in the adjusted net tangible book value per Ordinary Share from the price per share that you pay for the Ordinary Shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

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We are subject to liability risks stemming from our foreign status, which could make it more difficult for investors to sue or enforce judgments against our company.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our Board may, in its sole discretion, decline to register any transfer of any Ordinary Share.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of not less than five clear days is required for the convening of any of our general meeting. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares in the Company entitled to vote at such general meeting of the Company. In the event we do not have quorum within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then: (a) if the meeting was requisitioned by the shareholders, it shall be cancelled; (b) in any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

There may be difficulties in protecting your interests under the laws of the Cayman Islands.

We are a Cayman Islands company and substantial amount of our assets are located outside of the United States. In addition, all of our directors and officers are nationals and residents of countries other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Certain facts, forecasts and statistics contained in this prospectus are derived from a third-party report and publicly available official sources and they may not be reliable.

Certain facts, forecasts and other statistics contained in this prospectus relating to China, the PRC economy and the industry in which we operate have been derived from various official government publications or other third-party reports. We have taken reasonable care in the reproduction or extraction of the official government publications or other third-party reports for the purpose of disclosure in this prospectus, however, we cannot guarantee the quality or reliability of such source materials. They have not been prepared or independently verified by us, the underwriters or any of their respective affiliates or advisers and, therefore, we make no representation as to the accuracy of such statistics, which may not be consistent with other information compiled within or outside the PRC. Due to possibly flawed or ineffective collection methods or discrepancies between published information and market practice, such statistics in this prospectus may be inaccurate or may not be comparable to statistics produced with respect to other economies. Further, there is no assurance that they are stated or compiled on the same basis or with the same degree of accuracy as the case may be in other jurisdictions. In all cases, investors should give consideration as to how much weight or importance they should attach to or place on such facts.

The interests of Mr. Yin Zhang may conflict with ours or yours in the future.

Various conflicts of interest between Mr. Yin Zhang and us could arise. The ownership interests of Mr. Yin Zhang in our Ordinary Shares could create or appear to create potential conflicts of interest when Mr. Yin Zhang is faced with decisions that could have different implications for himself and us. These decisions could, for example, relate to:

●	disagreement over corporate opportunities;
●	management stock ownership;
●	employee retention or recruiting;
●	our dividend policy; and
●	the services and arrangements from which we benefit as a result of our relationship with Mr. Yin Zhang;

Potential conflicts of interest could also arise if we enter into any new commercial arrangements with Mr. Yin Zhang in the future.

If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

● a limited availability of market quotations for our Ordinary Shares;

● reduced liquidity for our Ordinary Shares;

● a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

● a limited amount of news about us and analyst coverage of us; and

● a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities, and we would be subject to regulations in each state in which we offer our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We do not undertake to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, other than required by the federal securities laws or other applicable laws.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $[  ] if the underwriters do not exercise their over-allotment option, and $[●] if the underwriters exercise their over-allotment option in full, assuming an initial public offering price of $[  ] per share, after deducting underwriting discounts and commissions and estimated offering expenses.

Each $1.00 increase (decrease) in the public offering price per share would increase (decrease) our net proceeds, after deducting underwriting discounts and commissions, by $[  ]. Similarly, each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us from this offering by $[  ], assuming that the assumed initial public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses. We do not expect that a change in the initial public offering price or the number of shares by these amounts would have a material effect on our uses of the proceeds from this offering.

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The net proceeds from this offering must be remitted to China before we can use the funds to grow our business. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiary, through capital contributions or foreign loans, subject to approvals, registrations or submission with relevant PRC government authorities. We plan to use the capital contribution or foreign loans to fund our PRC subsidiary. We expect that a properly submitted application will be approved and relevant registration and submission could be completed in the ordinary course of business; however, we cannot guarantee such approval, registration and submission will occur or be timely.

Net proceeds of this offering in the amount of $250,000 shall be used to fund an escrow account for a period of eighteen (18) months following the closing of this offering. Funds that are not subject to any indemnification claim shall be returned to the Company on the 18-month anniversary of the closing date. The account shall be used to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters. We anticipate using the net proceeds of this offering as follows:

●	approximately $[ ] million or 30% of the net proceeds for the development of CRMC Platform(1); and

●	approximately $[ ] million or 20% of the net proceeds for investing in establishing a self-operated warehousing and logistics system(2).

●	approximately $[ ] million or 50% of the net proceeds for expanding the Company’s core business, working capital and other general corporate purposes;

(1)	The net proceeds from this offering will be used first to develop our CRMC Platform, followed by the establishment of the self-operated warehousing and logistics system. We plan to establish the CRMC Platform with an estimated launch date of the fourth quarter of 2025. We expect to invest 30% of our expected total costs of developing the CRMC Platform at the initial development phase, 40% of the total costs in the mid-term stage, and invest the final 30% before the project is put into use.

(2)	When the CRMC Platform becomes operational, we expect to have access to rich customer transaction data and order details. Establishing a self-operated warehousing and logistics system allows us to serve our customers better, provide them with safer and more scientific warehousing services, and strengthen the efficient connection between the CRMC Platform and the intelligent warehouse through information management. The Company is considering directly purchasing the warehouse and carrying out renovation in second quarter of 2026. We expect to put into use our self-operated warehousing and logistics system after the successful operation of the CRMC Platform for six months, which will be approximately the third or fourth quarter of 2026.

If the underwriters exercise their over-allotment option, we anticipate using all of such proceeds for working capital and general corporate purposes.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of this offering. However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain the earnings to support operations and to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. According to our Articles of Association, except as otherwise provided by the rights attached to our ordinary shares, all dividends must be declared and paid according to the amounts paid up on the ordinary shares on which the dividend is paid. All dividends must be apportioned and paid proportionately to the amount paid up on the Ordinary Shares during the time or part of the time in respect of which the dividend is paid. However, if an Ordinary Share is issued on terms providing that it will rank for dividend as from a particular date, then that ordinary share will rank for dividend accordingly. For further information, see “Taxation — Cayman Islands Taxation.”

We are an exempted company with limited liability incorporated in the Cayman Islands. We rely principally on dividends distributed by our PRC subsidiaries and payments from the Operating Subsidiaries for our cash requirements, including distribution of dividends to our shareholders. Dividends distributed by our PRC subsidiaries are subject to PRC taxes.

In addition, PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us and only allow a PRC company to pay dividends out of its accumulated distributable after-tax profits as determined in accordance with its articles of association and the PRC accounting standards and regulations. See “Risk Factors — Risks Related to Doing Business in China.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	On an actual basis; and

●	on an as adjusted basis, reflecting the issuance and sale of [ ] Ordinary Shares by us in this offering at an assumed initial public offering price of $[ ] per Ordinary Share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the sections titled “Use of Proceeds,” “Description of Share Capital,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

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As of June 30, 2024
U.S. dollars	Actual	As Adjusted
Ordinary Shares (par value $0.005 per share), [ ] shares authorized and [ ] shares issued and outstanding, actual; [ ] shares issued and outstanding, as adjusted, assuming the over-allotment option is not exercised
Additional paid-in capital
Retained earnings
Accumulated other comprehensive income
Total equity
Total capitalization

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the public offering price per Ordinary Share you will pay in this offering and the adjusted net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the per Ordinary Share offering price is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. On June 30, 2024, our net tangible book value attributable to shareholders was $[  ], corresponding to a net tangible book value of $[  ] per Ordinary Share outstanding as of June 30, 2024.

Net tangible book value per ordinary share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of ordinary shares issued and outstanding.

Without taking into account any other changes in such net tangible book value after June 30, 2024, other than to give effect to the issuance and sale of [  ] Ordinary Shares by us in this offering at an assumed initial public offering price of $[  ] per ordinary share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of June 30, 2024 would have been approximately $[  ] million, or $[  ] per Ordinary Share. This represents an immediate increase in adjusted net tangible book value of $[  ] per Ordinary Share to the existing shareholders and an immediate dilution in adjusted net tangible book value of $[  ] per Ordinary Share to new investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing ordinary shares based on the foregoing offering assumptions, assuming the over-allotment option is not exercised:

Post-Offering
Assumed initial public offering price per Ordinary Share	$
Net tangible book value per Ordinary Share as of June 30, 2024	$
Increase in adjusted net tangible book value per Ordinary Share attributable to this offering	$
Adjusted net tangible book value per Ordinary Share after this offering	$
Dilution per Ordinary Share to new investors in this offering	$

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $1.00 increase or decrease in the assumed initial public offering price of $[  ] per ordinary share would increase or decrease our adjusted net tangible book value per Ordinary Share after this offering by $[  ] and the dilution per Ordinary Share to new investors by $[  ], assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of ordinary shares we are offering.

Post-Offering Ownership

The following table summarizes, on an as adjusted basis as of June 30, 2024, the differences between the number of Ordinary Shares acquired from us under this offering, the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering and based upon an assumed public offering price of $[  ] per Ordinary Share.

	Ordinary Shares			Total Consideration			Average Price Per Ordinary
Over-allotment Option Not Exercised	Number	Percent		Amount	Percent		Share
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$

	Ordinary Shares			Total Consideration			Average Price Per Ordinary
Over-allotment Option Exercised in Full	Number	Percent		Amount	Percent		Share
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempt company with limited liability. We are incorporated in the Cayman Islands to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. All of our directors and executive officers, including Yin Zhang, Chenyu Wang, and Jiong Bian are nationals or residents of Mainland China and are located in Mainland China, and a substantial portion of their assets are located outside the United States. As a result, it may be more difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgements against us of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will, in certain circumstances, recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a) is given by a foreign court of competent jurisdiction;

(b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c) is final;

(d) is not in respect of taxes, a fine or a penalty;

(e) was not obtained by fraud; and

(f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Our PRC legal counsel, V&T Law Firm, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our PRC legal counsel has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue of holding our Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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In addition, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, common law permits an action to be brought upon a foreign judgment. A foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong to recover such debt from the judgment debtor. As a result, subject to the conditions regarding enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

CORPORATE HISTORY AND STRUCTURE

We are a Cayman Islands holding company and primarily conduct our operations in China through our Operating Subsidiaries. Our first operating subsidiary in Mainland China, SH Zhang Yang, was founded in 2021. We acquired Zhejiang Xinyu, which was founded in 2020, at the end of 2021. In connection with this offering, we underwent a series of restructuring of our corporate structure, which primarily included:

●	On January 18, 2024, we incorporated TY Group, our holding company, as an exempted company with limited liability under the laws of the Cayman Islands.

●	On February 20, 2024, we incorporated TY HK in Hong Kong as a wholly owned subsidiary of TY Group.

●	On March 14, 2024, we incorporated WFOE, our onshore holding company, as a wholly owned subsidiary of TY HK.

●	On April 30, 2024, WFOE acquired the entire equity interests in SH Zhang Yang.

Our current corporate structure does not contain any VIE structures in the PRC and neither we nor any of our subsidiaries have any current intention of establishing any VIEs in the PRC in the future. As of the date of this prospectus, substantially all our business is conducted by our Operating Subsidiaries.

Our principal executive office is located at Room 2701, Gubei SOHO, Building 1, No. 188 Hongbaoshi Road, Hongqiao Road Street, Changning District, Shanghai, China, 201103. Our telephone number at this address is +86 02162593828. Our registered office in the Cayman Islands is located at the offices of Osiris International Cayman Limited, #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

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Restructuring of Overseas Entities

The following diagram illustrates our corporate structure as of the date of this prospectus:

Note:

(1)	Mr. Yin Zhang’s wife, Yun Shi, holds 499,000 Ordinary Shares through Pirya Holdings Limited. As a result, Mr. Yin Zhang beneficially owns 85.03% of the voting power of our equity interests as of the date of this prospectus. The registered address of Pirya Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

(2)	“Other Investors” refers to Darshan Holdings Limited, Pirya Holdings Limited, Ophedia International Limited, and Ziv International Holdings Limited, each of which holds 499,000 Ordinary Shares of the Company.

(3)	Mr. Tang Tao beneficially owns 499,000 Ordinary Shares through Darshan Holdings Limited, a company incorporated under the laws of the British Virgin Islands. The registered address of Darshan Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Tang has the sole voting and dispositive power of all the shares held by Darshan Holdings Limited.

(4)	Mr. Jiang Wei beneficially owns 499,000 Ordinary Shares through Ophedia International Limited, a company incorporated under the laws of the British Virgin Islands. The registered address of Ophedia International Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Jiang has the sole voting and dispositive power of all the shares held by Ophedia International Limited.

(5)	Mr. Chenyu Wang beneficially owns 499,000 Ordinary Shares through Ziv International Holdings Limited, a company incorporated under the laws of the British Virgin Islands. The registered address of Ziv International Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands. Mr. Wang has the sole voting and dispositive power of all the shares held by Ziv International Holdings Limited.

(6)	Investors in our Ordinary Shares are purchasing equity interests in the Cayman Islands holding company, and not in the Chinese Operating Subsidiaries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Tong Ying Group (“TY Group”, “the Company”, “we”, “us”, “our” and similar terms) is a holding company incorporated in the Cayman Islands with no material operations of our own, and we operate our business through our Operating Subsidiaries, SH Zhang Yang and Zhejiang Xinyu, in Mainland China.

We, through our Operating Subsidiaries, are engaged in the trading of commodities and supply chain consulting services in Mainland China. Our revenues are mainly from our commodities trading business, which mainly involves purchasing chemical products, non-ferrous metal products, and agricultural products from upstream suppliers and selling such commodities to downstream customers.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

●	Growth of the Chinese Economy

We operate our business within China and the growth or decline of the Chinese economy in general affects our business.

●	Industry Demand

Since China is still a developing country, the chemical supply chain industry has barely reached its full capacity and the current and potential demand is still expected to remain at a relatively high level.

●	Contract Pricing and Terms

To provide our clients with high-quality products, a fair price and reasonable terms are essential for us to operate successfully in the industry in the long term.

●	Competition

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The chemical products supply chain market is highly dispersed and competitive with a large number of participants. Maintaining the goodwill and reputation is essential for the Company to grow.

●	Strategic Acquisitions and Investments

Strategic acquisitions could significantly reinforce our market position with a larger scale of operation, consolidation of resources, expanding customer base and more market share. Specifically, by merging with providers of various operational sizes and/or with different industry specialty, establishing representative offices in more cities, recruiting additional staff to support our business expansion plans, would firmly expand our business and strengthen our market position; and the ability to access capital is also very important to execute our acquisition strategy. We do not have acquisition targets now and the proceeds from this offering will not be used for acquisitions.

●	Changes to Government Policies

China has highly complicated taxation regulations and the fast-changing business environment we operate in is constantly adapting to these policy changes.

Impact of the COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The pandemic resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies were also taking precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

As of the date of this prospectus, the impact of COVID-19 on our business has been limited, but prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus. However, as a whole, our business and operations have not been severely affected by the pandemic-related lockdowns in China. The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. The COVID-19 pandemic could also limit the ability of customers, suppliers and business partners to perform. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of the COVID-19 pandemic’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of the agricultural commodities industry.

The extent to which the COVID-19 pandemic continues to impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time, including:

●	new variant of disease which may emerge concerning the severity of such diseases in China;
●	the duration and spread of the pandemic;
●	the severity of travel restrictions imposed by geographic areas in which we operate, mandatory or voluntary business closures;
●	regulatory actions to be taken in response to the pandemic, which may impact supplier operations, supplier pricing, consumer purchase patterns and our product offerings;
●	other business disruptions that affect our workforce, such as work from home arrangement;
●	continuing challenges to onboard new customers through on-ground marketing events;
●	the impact on capital and financial markets; and
●	action taken throughout the world, including in markets in which we operate, to contain the COVID-19 pandemic or dampen its impact.

Supply Chain Disruptions

Although there have been supply chain disruptions as a result of the COVID-19 pandemic that may have affected the operations of some of our suppliers, these disruptions have not had a material adverse effect on our business as of the date of this prospectus. We will continue to monitor the effects of supply chain disruptions on our business in future periods.

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Results of Operations

Comparison of Results of Operations for the Six Months Ended June 30, 2023 and 2024

The following table sets forth certain operational data for the six months ended June 30, 2023 and 2024, respectively.

	For the six months ended June 30,
	2023	2024
	(Unaudited)	(Unaudited)
	$’000	$’000
Revenues	324,375	304,328
Cost of revenues	(323,521)	(303,251)
Gross profit	854	1,077

Operating expenses:
Selling and marketing expenses	(195)	(144)
General and administrative expenses	(201)	(389)
Other operating income, net	13	10
Total operating expenses	(383)	(523)
Income from operations	471	554

Other income (expense):
Interest income	2	3
Interest expense	(1)	-
Total other income (expense)	1	3

Income before income tax expenses	472	557

Income tax expenses	(119)	(143)

Net income	353	414
Other comprehensive income, net of taxes
Foreign currency translation gain (loss), net of taxes	125	(26)
Total comprehensive income	478	388

Earnings per share attributable to ordinary shareholders
Basic and diluted	$0.04	$0.04
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted	10,000,000	10,000,000

Revenue

For the six months ended June 30, 2023 and 2024, we derived our revenue from the sales of ethylene glycol, PTA, rebar, and others. Our breakdown of revenue in terms of products for the six months ended June 30, 2023 and 2024 is summarized below:

	For the six months ended June 30,
	2023	%	2024	%	Variance	Change (%)
	$’000		$’000		$’000
Sales of Ethylene Glycol	$133,709	41.2	$20,097	6.6	$(113,612)	(85.0)
Sales of PTA	162,473	50.1	272,125	89.4	109,652	67.5
Sales of Rebar	14,463	4.5	6,476	2.1	(7,987)	(55.2)
Others	13,730	4.2	5,630	1.9	(8,100)	(59.0)
Total revenue	$324,375	100.0	$304,328	100.0	$(20,047)	(6.2)

Our total revenue decreased by approximately $20.0 million, or 6.2%, from approximately $324.4 million for the six months ended June 30, 2023 to approximately $304.3 million for the six months ended June 30, 2024. Such decrease was primarily due to lower trading volume of ethylene glycol as a result of weak market trading activities.

Our revenue from sales of ethylene glycol decreased from approximately $133.7 million for the six months ended June 30, 2023 to approximately $20.1 million for the six months ended June 30, 2024, representing a decrease of approximately $113.6 million, or 85.0%. The decrease in revenue from the sales of ethylene glycol is attributable to reduced market demand in ethylene glycol and the Company has redirected its sales focus towards PTA.

Our revenue from sales of PTA increased from approximately $162.5 million for the six months ended June 30, 2023 to approximately $272.1 million for the six months ended June 30, 2024, representing an increase of approximately $109.7 million, or 67.5%. The increase in revenue from the sales of PTA is attributable to market expansion and the Company’s strategic focus on allocating resources to support PTA business development.

Our revenue from sales of rebar decreased from approximately $14.5 million in the six months ended June 30, 2023 to approximately $6.5 million in the six months ended June 30, 2024, representing a decrease of approximately $8.0 million, or 55.2%. The decrease in revenue from the sales of rebar is attributable to the lower volume of market demand and the Company switched the strategic focus to other products.

Our revenue from others decreased from approximately $13.7 million in the six months ended June 30, 2023 to approximately $5.6 million in the six months ended June 30, 2024, representing an decrease of approximately $8.1 million, or 59.0%. The sales of other products were mainly electrolytic copper and corn.

Our main products, ethylene glycol and rebar, experienced a decline in revenue from 2023 to 2024 due to market changes. According to the Industry Report issued by Yubo Research (the “Industry Report”), from 2020 to 2021, the price of ethylene glycol increased globally in 2021. However, from 2022 to 2023, following a series of price stabilization and supply guarantee measures implemented by the Chinese government, the price of ethylene glycol continued to decline. At the same time, considering the recovery period of the market from the COVID-19 pandemic, the Company had recognized the changes in the ethylene glycol market and therefore strengthened the sales of PTA since 2023.

53

According to the Company’s sales data presented in the table below, the average price of (i) ethylene glycol increased from RMB3,660 per ton in the first half of 2023 to RMB4,030 per ton in the first half of 2024, (ii) rebar increased from RMB3,220 per ton in the first half of 2023 to RMB3,530 per ton in the first half of 2024, (iii) PTA increased from RMB5,070 per ton in the first half of 2023 to RMB5,210 per ton in the first half of 2024. The Company believes that the price and gross profit margin of PTA are showing a stable upward trend through an in-depth understanding of market dynamics and market analysis. As for rebar, compared with the previous period in the first half of 2024, although its price has increased, after February 2024, both the price and gross margin of rebar have entered a downward trend. The unit price of ethylene glycol has risen, but its gross margin has not been high. Therefore, in the first half of 2024, the Company mainly focused on the development of PTA business.

		For the six months ended June 30
		2023	2024	Variance	Change (%)	NOTE
PTA
Revenue	$’000	162,473	272,125	109,652	67.5	The average price of PTA remained almost unchanged from June 30, 2023 to 2024, while the average price in RMB increased by 2.8%. Due to the fluctuation of the US dollar exchange rate, the average price in US dollar decreased by 1.4% in 2024; Its sales volume increased by 69.6%, and its revenue increased by 74.4% due to a fluctuation in the US dollar exchange rate, resulting in a 67.5% increase in US dollar revenue
	RMB’000	1,125,662	1,963,378	837,716	74.4
Volume	tons in thousand	222.09	376.64	154.55	69.6
Average price	$’000 per ton	0.73	0.72	(0.01)	(1.4)
	RMB’000 per ton	5.07	5.21	0.14	2.8
Rebar
Revenue	$’000	14,463	6,476	(7,987)	(55.2)	Affected by the market demand change sales volume decreased by 57.5% from June 30, 2023 to 2024, resulting in a 53.4% decrease in RMB in sales revenue.
	RMB’000	100,206	46,723	(53,481)	(53.4)
Volume	tons in thousand	31.14	13.25	(17.89)	(57.5)
Average price	$’000 per ton	0.46	0.49	0.03	6.5
	RMB’000 per ton	3.22	3.53	0.31	9.6
Ethylene glycol
Revenue	$’000	133,709	20,097	(113,612)	(85)	Due to the change of market demand, sales volume decreased by 85.8% from June 30, 2023 to 2024, resulting in a 84.3% decrease in RMB in sales revenue.
	RMB’000	926,378	145,005	(781,373)	(84.3)
Volume	tons in thousand	253	36	(217)	(85.8)
Average price	$’000 per ton	0.53	0.56	0.03	5.7
	RMB’000 per ton	3.66	4.03	0.37	10

The average exchange rate for USD: RMB of June 30, 2024 is 1:7.2150.

The average exchange rate for USD: RMB of June 30, 2023 is 1:6.9283.

With the shift in the Company’s strategic focus, the Company intends to strengthen the sales scale of PTA. In 2024, the Company finds that the PTA market is on a steady upward trend in terms of capacity, production, sales volume, and sales value. The Industry Report shows that it is expected that the demand for PTA in China will continue to increase in 2024. On the one hand, the production capacity of PTA has been steadily increasing. On the other hand, with the continuous advancement of technology and optimization of processes, the production efficiency of PTA will be improved and production costs will be further reduced. This will help enterprises expand production capacity and increase supply to meet market demand. According to the Industry Report, China’s supply of PTA will be approximately 62.34 million tons in 2024 and it will reach approximately 70.32 million tons in 2028, with a steady year-on-year growth trend in the next four years. Meanwhile, Asia is the largest demand region for PTA, accounting for 87.9% of the global total demand in 2023. The global PTA market size is also expected to grow from approximately RMB544.3 billion (approximately $76.8 billion) in 2024 to approximately RMB603.6 billion (approximately $85.1 billion) in 2028, which may further enhance the Company’s confidence in future expansion in overseas markets.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended June 30, 2023 and 2024, respectively:

	For the six months ended June 30,
	2023	%	2024	%	Variance	Change (%)
	$’000		$’000		$’000
Cost of Ethylene Glycol	$134,050	41.4	$19,059	6.3	$(114,991)	(85.8)
Cost of PTA	161,448	50.0	272,234	89.8	110,786	68.6
Cost of Rebar	14,379	4.4	6,436	2.1	(7,943)	(55.2)
Others	13,644	4.2	5,522	1.8	(8,122)	(59.5)
Total cost of revenue	$323,521	100.0	$303,251	100.0	$(20,270)	(6.3)

Our cost of revenue decreased by approximately $20.3 million, or 6.3%, from approximately $323.5 million in the six months ended June 30, 2023 to approximately $303.3 million in the six months ended June 30, 2024, in tandem with the decrease in revenue as stated above. The decrease in our cost of revenue was primarily due to the decline in revenue, with cost fluctuations proportional to changes in the trading volume and revenue across different product categories.

Operating expenses

The total operating expenses increased by $140,000, or 36.6%, from $383,000 in the six months ended June 30, 2023 to $523,000 in the six months ended June 30, 2024. The increase was mainly due to the increase in general and administrative expenses.

●	general and administrative expenses

General and administrative expenses increased by $188,000, or 93.3% from $201,000 in the six months ended June 30, 2023 to $389,000 in the six months ended June 30, 2024. The increase is due to increases in depreciation expense, rent expense, salary expense, and benefit expense, with depreciation expense increasing from $64,000 in the six months ended 2023 to $101,000 in the six months ended 2024, an increase of $37,000, or 59%, due to the purchase of a new vehicle and furniture for the Company in the second half of 2023; an increase in rent expense from $38,000 in the six months ended 2023 to $89,000 in the six months ended 2024, an increase of $51,000, or 134%, as a result of changing office space in the second half of 2023; and by the increase in salary expenses of $26,000 and welfare expense of $27,000 paid due to expansion of employee headcount.

54

●	selling and marketing expenses

Selling and marketing expenses decreased by $51,000, or 26.2% from $195,000 in the six months ended June 30, 2023 to $144,000 in the six months ended June 30, 2024. The decrease was attributable to a concentration to PTA products leading to less marketing expenses as concentration of customer base.

Interest income and interest expenses

Interest income increased by $1,000, or 50%, from $2,000 in the six months ended June 30, 2023 to $3,000 in the six months ended June 30, 2024.

Interest expenses decreased by $1,000, or 100%, from $1,000 in the six months ended June 30, 2023 to nil in the six months ended June 30, 2024. The decrease was mainly due to a bank loan borrowed in 2023 has been paid back in same year.

Income before tax and income tax expenses

As a result of the above, income before tax increased by $85,000, or 18.0%, from $472,000 in the six months ended June 30, 2023 to $557,000 in the six months ended June 30, 2024. The increase was mainly due to the increase of gross profit. Income tax expenses increased from $119,000 in the six months ended June 30, 2023 to $143,000 in the six months ended June 30, 2024.

Net income

Taking into account all of the above, the net income of the Company increased by $61,000 from $353,000 for the six months ended June 30, 2023 to $414,000 for the six months ended June 30, 2024.

Comparison of Results of Operations for the Fiscal Years Ended December 31, 2022 and 2023

The following table sets forth certain operational data for the fiscal years ended December 31, 2022 and 2023, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years.

	For the years ended December 31,
	2022	2023
	$’000	$’000

Revenues	438,839	784,840
Cost of revenues	(438,268)	(782,757)
Gross profit	571	2,083

Operating expenses:
Selling and marketing expenses	(249)	(546)
General and administrative expenses	(156)	(593)
Other operating income, net	3	12
Total operating expenses	(402)	(1,127)
Income from operations	169	956

Other income (expense):
Interest income	6	3
Interest expense	(5)	(15)
Total other income (expense)	1	(12)

Income before tax expense	170	944

Income tax expense	(43)	(237)

Net income	127	707
Other comprehensive income, net of taxes
Foreign currency translation gain, net of taxes	236	94
Total comprehensive income	363	801

Earnings per share attributable to ordinary shareholders
Basic and diluted	$0.01	$0.07
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted	10,000,000	10,000,000

Revenue

For the years ended December 31, 2022 and 2023, we derived our revenue from the sales of ethylene glycol, PTA, rebar, electrolytic copper and others. Our breakdown of revenue in terms of products for the fiscal years ended December 31, 2022 and 2023 is summarized below:

	For the fiscal years ended December 31,
	2022	%	2023	%	Variance	Change (%)
	$’000		$’000		$’000
Sales of Ethylene Glycol	$370,183	84.4	$302,343	38.5	$(67,840)	(18.3)
Sales of PTA	50,609	11.5	449,122	57.2	398,513	787.4
Sales of Rebar	17,378	4.0	14,152	1.8	(3,226)	(18.6)
Others	669	0.1	19,223	2.5	18,554	2,773.4
Total revenue	$438,839	100.0	$784,840	100.0	$346,001	78.8

Our total revenue increased by approximately $346.0 million, or 78.8%, from approximately $438.8 million in the fiscal year ended December 31, 2022 to approximately $784.8 million in the fiscal year ended December 31, 2023. Such increase was primarily due to the branding and business expanding that brought the Company more clients and orders.

Our revenue from sales of ethylene glycol decreased from approximately $370.2 million in the fiscal year ended December 31, 2022 to approximately $302.3 million in the fiscal year ended December 31, 2023, representing a decrease of approximately $67.8 million, or 18.3%. The decrease in revenue from the sales of ethylene glycol is attributable to the lower volume of market demand and the Company switched the strategic focus to other products.

Our revenue from sales of PTA increased from approximately $50.6 million in the fiscal year ended December 31, 2022 to approximately $449.1 million in the fiscal year ended December 31, 2023, representing an increase of approximately $398.5 million, or 787.4%. The increase in revenue from the sales of PTA is attributable to market expansion and the Company’s strategic allocation of resources towards its development.

Our revenue from sales of rebar decreased from approximately $17.4 million in the fiscal year ended December 31, 2022 to approximately $14.2 million in the fiscal year ended December 31, 2023, representing a decrease of approximately $3.2 million, or 18.6%. The decrease in revenue from the sales of rebar is attributable to the lower volume of market demand and the Company switched the strategic focus to other products.

Our revenue from others increased from approximately $0.7 million in the fiscal year ended December 31, 2022 to approximately $19.2 million in the fiscal year ended December 31, 2023, representing an increase of approximately $18.6 million, or 2,773.4%. The sales of other products were mainly electrolytic copper and corn.

Our main products, ethylene glycol and rebar, experienced a decline in revenue from 2022 to 2023 due to market changes. According to the Industry Report issued by Yubo Research (the “Industry Report”), in 2020-2021, ethylene glycol prices in Mainland China continued to rise due to the impact of the COVID-19 pandemic. However, in 2022-2023, following a series of price stabilization and supply guarantee measures implemented by the Chinese government, the price of ethylene glycol continued to decline. At the same time, considering the recovery period of the market from the COVID-19 pandemic, the Company had recognized the changes in the ethylene glycol market and therefore strengthened the sales of PTA since 2023.

55

According to the Company’s sales data presented in the table below, the sales volume, sales revenue, and average prices of ethylene glycol, PTA, and rebar from 2022 to 2023 reflected the market trends. The Company has observed that customer demand, inquiries, and average prices for rebar and ethylene glycol have shown a significant downward trend in daily operations during this period, while PTA prices remain stable with a significant increase in demand. As demand for a product decreases, its price typically follows suit, as sellers lower prices to facilitate sales. The Company has noted a decrease in demand for ethylene glycol and rebar in 2022 and predicts a continued decline in product prices. Specifically, the average price of ethylene glycol dropped from RMB 3,980 per ton in 2022 to RMB 3,630 per ton in 2023, while rebar prices decreased from RMB 3,480 per ton in 2022 to RMB 3,220 per ton in 2023. In contrast, PTA prices have slightly increased, from RMB 5,100 per ton in 2022 to RMB 5,120 per ton in 2023. Considering the market recovery period following the COVID-19 pandemic, the Company has recognized changes in the ethylene glycol market and has therefore strengthened its PTA sales efforts since 2023.

		2022	2023	Variance	Change (%)	NOTE
PTA
Revenue	$’000	50,609	449,122	398,513	787.4	The average price of PTA remained almost unchanged from 2022 to 2023, while the average price in RMB increased by 0.4%. Due to the fluctuation of the US dollar exchange rate, the average price in US dollar decreased by 5.3% in 2023; Its sales volume increased by 826.9%, and its revenue increased by 833.8% due to a fluctuation in the US dollar exchange rate, resulting in a 787.4% increase in US dollar revenue
	RMB’000	340,547	3,180,190	2,839,643	833.8
Volume	tons in thousand	67	621	554	826.9
Average price	$’000 per ton	0.76	0.72	(0.04)	(5.3)
	RMB’000 per ton	5.10	5.12	0.02	0.4
Rebar
Revenue	$’000	17,378	14,152	(3,226)	(18.6)	Affected by the market demand change, the average price of rebar in RMB decreased by 7.5% and sales volume decreased by 7.4% from 2022 to 2023, resulting in a 14.3% decrease in RMB in sales revenue
	RMB’000	116,939	100,206	(16,733)	(14.3)
Volume	tons in thousand	33.6	31.1	(2.5)	(7.4)
Average price	$’000 per ton	0.52	0.45	(0.07)	(13.5)
	RMB’000 per ton	3.48	3.22	(0.26)	(7.5)
Ethylene glycol
Revenue	$’000	370,183	302,343	(67,840)	(18.3)	Due to the change of market demand, the average price of ethylene glycol in RMB decreased by 8.8% and sales volume decreased by 5.9% from 2022 to 2023, resulting in a 14.1% decrease in RMB in sales revenue
	RMB’000	2,490,960	2,140,852	(350,108)	(14.1)
Volume	tons in thousand	626	589	(37)	(5.9)
Average price	$’000 per ton	0.59	0.51	(0.08)	(13.6)
	RMB’000 per ton	3.98	3.63	(0.35)	(8.8)

The 2023 average exchange rate for USD: RMB is 1:7.0809.

The 2022 average exchange rate for USD: RMB is 1:6.7290.

As the Company shifted its strategic focus, it intentionally strengthened the sales scale of PTA. In 2022, the Company noticed that the PTA market was in a steady upward trend in terms of production capacity, production volume, sales volume, and value of sales. According to the Industry Report, the PTA production volume in Mainland China for 2022 was 53.89 million tons, and increased to 63.45 million tons in 2023. The total value of sales of PTA increased from RMB317.9 billion (approximately $44.8 billion) in 2022 to RMB370.7 billion (approximately $52.3 billion) in 2023. Because certain leading enterprises in China’s PTA production have taken the lead in carrying out technological upgrades and expanding production capacity, many new production lines have been put into use, and the upgrading of Chinese consumption has driven the growth of demand for PTA. According to the Industry Report, it is expected that the supply of PTA in the Chinese market will increase from 64.12 million tons in 2025 to 70.32 million tons in 2028, and the demand will increase from 64.12 million tons in 2025 to 70.06 million tons in 2028, showing a stable growth trend every year for the next four years. At the same time, Asia is the largest demand region for PTA, accounting for 87.9% of the world’s total in 2023. The global PTA market size is also expected to grow from RMB544.3 billion (approximately $76.8 billion) in 2024 to RMB603.6 billion (approximately $85.1 billion) in 2028, which may further enhance the Company’s confidence in expanding in overseas markets in the future.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the fiscal years ended December 31, 2022 and 2023, respectively:

	For the fiscal years ended December 31,
	2022	%	2023	%	Variance	Change (%)
	$’000		$’000		$’000
Cost of Ethylene Glycol	$369,845	84.3	$304,615	38.8	$(65,230)	(17.6)
Cost of PTA	50,651	11.5	445,107	56.7	394,456	778.8
Cost of Rebar	17,134	3.9	14,113	1.8	(3,021)	(17.6)
Others	638	0.3	18,922	2.7	18,284	2,865.8
Total cost of revenue	$438,268	100.0	$782,757	100.0	$344,489	78.6

Our cost of revenue increased by approximately $344.5 million, or 78.6%, from approximately $438.3 million in the fiscal year ended December 31, 2022 to approximately $782.8 million in the fiscal year ended December 31, 2023, in tandem with the increase in revenue as stated above. The increase in our cost of revenue was primarily due to a higher demand for our products from our customers. Accordingly, our cost of revenues has increased correspondingly.

Operating expenses

The total operating expenses increased by $725,000, or 180%, from $402,000 in the fiscal year ended December 31, 2022 to $1,127,000 in the fiscal year ended December 31, 2023. The increase was mainly due to the increase in general and administrative expenses and selling and marketing expenses.

●	general and administrative expenses

General and administrative expenses increased by $437,000, or 280% from $156,000 in the fiscal year ended December 31, 2022 to $593,000 in the fiscal year ended December 31, 2023. The increase was attributable to an increase in depreciation expenses by $157,000, or 1,130%, from $14,000 in the fiscal year ended December 31, 2022 to $171,000 in the fiscal year ended December 31, 2023 due to the purchase of new vehicles and furniture in the fiscal year of 2023, and by the increase in salary expenses of $93,000 and rental expense of $75,000 paid due to expansion of the Company.

56

●	selling and marketing expenses

Selling and marketing expenses increased by $297,000, or 119% from $249,000 in the fiscal year ended December 31, 2022 to $546,000 in the fiscal year ended December 31, 2023. The increase was attributable to an increase of $244,000 in warehouse service expenses due to business growth of the Company.

Interest income and interest expenses

Interest income decreased by $3,000, or 50%, from $6,000 in the fiscal year ended December 31, 2022 to $3,000 in the fiscal year ended December 31, 2023.

Interest expenses increased by $10,000, or 200%, from $5,000 in the fiscal year ended December 31, 2022 to $15,000, in the fiscal year ended December 31, 2023. The increase was mainly due to a bank loan borrowed in the fiscal year of 2023 and the loan already been paid in same year.

Income before tax and income tax expenses

As a result of the above, income before tax increased by $774,000, or 455%, from $170,000 in the fiscal year ended December 31, 2022 to $944,000 in the fiscal year ended December 31, 2023. The increase was mainly due to the expansion of the Company. Income tax expenses increased from $43,000 in the fiscal year ended December 31, 2022 to $237,000 in the fiscal year ended December 31, 2023.

Net income

Taking into account all of the above, the net income of the Company increased by $580,000 from $127,000 in the fiscal year ended December 31, 2022 to $707,000 in the fiscal year ended December 31, 2023.

Consolidated Balance Sheets

	As of
	December 31, 2023	June 30, 2024 (Unaudited)
	$000	$000
ASSETS
Current assets:
Cash and cash equivalents	32	95
Accounts receivable, net	376	14
Loan receivables from third parties	4,985	-
Prepaid expenses and other current assets	1,438	447
Deferred offering costs	137	788
Total current assets	6,968	1,344
Non-current assets:
Property and equipment, net	734	1,280
Operating lease right-of-use assets, net	472	381
Other asset - related party	-	149
Deferred tax assets	121	187
Total non-current assets	1,327	1,997
TOTAL ASSETS	8,295	3,341

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	724	1,165
Accrued expenses and other current liabilities	1,042	263
Amounts due to related parties	4,846	1
Income tax payables	273	234
Operating lease liabilities, current	160	159
Total current liabilities	7,045	1,822

Non-current liabilities:
Deferred tax liabilities	118	95
Operating lease liabilities, non-current	324	228
Total non-current liabilities	442	323
TOTAL LIABILITIES	7,487	2,145

Commitments and contingencies

Shareholders’ equity
Ordinary shares ($0.005 par value per share; 100,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2023 and June 30, 2024;(1)	50	50
Shareholder subscription	(50)	(50)
Additional paid-in capital	2,805	2,805
Statutory reserve	89	89
Accumulated deficits	(2,047)	(1,633)
Accumulated other comprehensive loss	(39)	(65)
Total shareholders’ equity	808	1,196
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	8,295	3,341

(1) Reflects retrospectively the shares issuance of 10,000,000 shares of ordinary shares issued on January 18, 2024.

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Non-current assets

The total non-current assets comprised of property and equipment, right-of-use assets, other asset – related party and deferred tax assets, increased by $670,000 from $1,327,000 as of December 31, 2023 to $1,997,000 as of June 30, 2024, mainly due to the purchase of new vehicles and furniture.

Current assets

The current assets decreased by $5,624,000 from $6,968,000 as of December 31, 2023 to $1,344,000 as of June 30, 2024, mainly due to the collection of loan from third parties with an amount of $4,985,000.

Current liabilities

The current liabilities decreased by $5,223,000 from $7,045,000 as of December 31, 2023 to $1,822,000 as of June 30, 2024, mainly due to a decrease in amounts due to related parties of $4,845,000 and accrued expenses and other current liabilities of $779,000.

Non-current liabilities

The non-current liabilities decreased by $119,000 from $442,000 as of December 31, 2023 to $323,000 as of June 30, 2024. The change is mainly because of the decrease on non-current operating lease liabilities.

Liquidity and Capital Resources

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

We were incorporated in the Cayman Islands as a holding company and did not have active business operations as of June 30, 2024 and as of the date of this prospectus. Our consolidated assets and liabilities and consolidated revenue and net income are the operation results of our subsidiaries in China.

We believe that our current levels of cash, not including the expected proceeds of this offering, will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months. We may, however, in the future require additional cash resources, due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

In utilizing the proceeds that we expect to receive from this offering, we may make capital contributions to our PRC subsidiaries, acquire or establish new subsidiaries, or give loans to our subsidiaries. However, uses of the proceeds by our PRC subsidiaries are subject to PRC regulations. See “Risk Factors—Risks Related to Doing Business in China—PRC regulations of loans and direct investment by offshore holding companies to the PRC subsidiaries may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and business”.

58

Our operations are primarily based in Mainland China. A significant portion of our transactions are settled in Renminbi and our financial statements are presented in U.S. dollars. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign currencies for current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Our PRC subsidiary is allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, approval from or registration with competent government authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. The ability of our PRC subsidiaries to make dividends or other cash payments to us is subject to various restrictions under PRC laws and regulations. See “Risk Factors—Risks Related to Doing Business in China—We rely on dividends and other distributions on equity paid by the Operating subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Mainland China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets.” and “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Working Capital

	As of
	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000
Cash and cash equivalents	32	95
Accounts receivables, net	376	14
Deferred offering costs	137	788
Loan receivables from third parties	4,985	-
Prepaid expenses and other current assets	1,438	447
Total current assets	6,968	1,344
Accounts payable	724	1,165
Accrued expenses and other current liabilities	1,042	263
Amounts due to related parties	4,846	1
Income tax payables	273	234
Operating lease liabilities, current	160	159
Total current liabilities	7,045	1,822
Working capital	(77)	(478)
Current ratio	99%	74%

Our working capital was negative $478,000   as of June 30, 2024, representing a decrease of $401,000  from working capital of negative $77,000 as of December 31, 2023. The working capital decreases by comparing the amount as of December 31, 2023 and as of June 30, 2024 mainly because the increase on accounting payable which is because the operating activities are more active in interim periods rather than the end of fiscal year.

59

Current assets

Our cash and cash equivalents were $95,000 as of June 30, 2024, representing an increase of $63,000 from $32,000 as of December 31, 2023, due to the net cash from investing activities.

Our accounts receivables, net was $14,000 as of June 30, 2024, representing a decrease of $362,000 from $376,000 as of December 31, 2023. The decrease was primarily attributed to improved cash collection efficiency.

Our prepaid expenses and other current assets were $447,000 as of June 30, 2024, representing a decrease of $991,000 from $1,438,000 as of December 31, 2023. The decrease was primarily due to a reduction in advance payments to suppliers for goods.

Our loan receivables from third parties were $4,985,000 as of December 31, 2023, which was settled as of June 30, 2024. Loan receivables from third parties are loans intended for their capital turnover.

Current liabilities

Our accounts payable was $1,165,000 as of June 30, 2024, an increase of $441,000 from $724,000 as of December 31, 2023. The increase in accounts payable was primarily due to increasing outstanding payments to two trading suppliers as of June 30, 2024.

Our due to related parties were $1,000 as of June 30, 2024, representing a decrease of $4,845,000 from $4,846,000 as of December 31, 2023. The following table summarizes the breakdown of amounts due to related parties:

		As of
	Relationship with the Company	December 31, 2023	June 30, 2024
		$’000	$’000
Amounts due to Mr. Yin Zhang	Chairman of the Board of Director and a shareholder of the Company	4,701	-
Amounts due to Mr. Chenyu Wang	CEO and director of the Company	145	1
Total amount due to related parties		4,846	1

In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments. However, we may incur additional capital needs in the long term and we may use part of the proceeds from this offering to support our long-term business expansion. We may also seek additional financing, to the extent required, and there can be no assurance that such financing will be available on favorable terms, or at all. All of our business expansion endeavors involve risks and will require significant management, human resources, and capital expenditure. There is no assurance that the investment to be made by us as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

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	As of December 31,
	2022	2023
	$’000	$’000
ASSETS
Current assets:
Cash and cash equivalents	70	32
Accounts receivable, net	1,155	376
Loan receivables from third parties	2,158	4,985
Prepaid expenses and other current assets	1,081	1,438
Deferred offering costs	-	137
Total current assets	4,464	6,968

Non-current assets:
Property and equipment, net	326	734
Operating lease right-of-use assets, net	138	472
Deferred tax assets	69	121
Total non-current assets	533	1,327
TOTAL ASSETS	4,997	8,295

LIABILITIES AND (DEFICIT)/EQUITY
Current liabilities:
Accounts payable	2,518	724
Accrued expenses and other current liabilities	1,051	1,042
Amounts due to related parties	3,984	4,846
Income tax payables	69	273
Operating lease liabilities, current	41	160
Total current liabilities	7,663	7,045

Non-current liabilities:
Deferred tax liabilities	35	118
Operating lease liabilities, non-current	97	324
Total non-current liabilities	132	442
TOTAL LIABILITIES	7,795	7,487

Commitments and contingencies

Shareholders’ (deficit)/equity
Ordinary shares ($0.005 par value per share; 100,000,000 shares authorized, 10,000,000 shares issued and outstanding as of December 31, 2022 and 2023) (1)	50	50
Shareholder subscription	(50)	(50)
Additional paid-in capital	-	2,805
Accumulated deficits	(2,694)	(2,047)
Statutory reserve	29	89
Accumulated other comprehensive loss	(133)	(39)
Total shareholders’ (deficit)/equity	(2,798)	808
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	4,997	8,295

(1) Reflects retrospectively the shares issuance of 10,000,000 shares of ordinary shares issued on January 18, 2024.

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Non-current assets

The total non-current assets comprised of property and equipment, right-of-use assets and deferred tax assets, increased by $794,000 from $533,000 as of December 31, 2022 to $1,327,000 as of December 31, 2023, mainly due to the purchase of new vehicles and furniture and recognition of right-of-use asset during the fiscal year 2023.

Current assets

The current assets increased by $2,504,000 from $4,464,000 as of December 31, 2022 to $6,968,000 as of December 31, 2023, mainly due to an increase in prepaid expenses and other current assets by $357,000 and an increase in loan receivables from third parties by $2,827,000, which was offset by a decrease in net account receivables of $779,000.

Current liabilities

The current liabilities decreased by $618,000 from $7,663,000 as of December 31, 2022 to $7,045,000 as of December 31, 2023, mainly due to a decrease in accounts payable of $1,794,000 and offset by the increase in due to related parties of $862,000.

Non-current liabilities

The non-current liabilities increased by $310,000 from $132,000 as of December 31, 2022 to $442,000 as of December 31, 2023 due to recognition of more non-current operating lease liabilities during the year.

Liquidity and Capital Resources

The consolidated financial statements included in this prospectus have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

We were incorporated in the Cayman Islands as a holding company and did not have active business operations as of December 31, 2023 and as of the date of this prospectus. Our consolidated assets and liabilities and consolidated revenue and net income are the operation results of our subsidiaries in China.

We believe that our current levels of cash, not including the expected proceeds of this offering, will be sufficient to meet our anticipated cash needs for our operations and expansion plans for at least the next 12 months. We may, however, in the future require additional cash resources, due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

In utilizing the proceeds that we expect to receive from this offering, we may make capital contributions to our PRC subsidiaries, acquire or establish new subsidiaries, or give loans to our subsidiaries. However, uses of the proceeds by our PRC subsidiaries are subject to PRC regulations. See “Risk Factors—Risks Related to Doing Business in China— PRC regulations of loans and direct investment by offshore holding companies to the PRC subsidiaries may delay or prevent us from using the proceeds of our offshore financing to make loans or additional capital contributions to the PRC subsidiaries, which could materially and adversely affect our liquidity and business”.

Our operations are primarily based in Mainland China. A significant portion of our transactions are settled in Renminbi and our financial statements are presented in U.S. dollars. Under existing PRC foreign exchange regulations, Renminbi may be converted into foreign currencies for current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Our PRC subsidiary is allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, approval from or registration with competent government authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. The ability of our PRC subsidiaries to make dividends or other cash payments to us is subject to various restrictions under PRC laws and regulations. See “Risk Factors—Risks Related to Doing Business in China—We rely on dividends and other distributions on equity paid by the Operating subsidiaries to fund any cash and financing requirements we may have. To the extent funds or assets in the business are in Mainland China/Hong Kong or a Mainland China/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Mainland China due to interventions in or the imposition of restrictions and limitations on the ability of our Company or the PRC subsidiaries by the PRC government to transfer cash or assets.” and “Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Working Capital

	December 31,
	2022	2023
	$’000	$’000
Cash and cash equivalents	70	32
Accounts receivables, net	1,155	376
Deferred offering costs	-	137
Loan receivables from third parties	2,158	4,985
Prepaid expenses and other current assets	1,081	1,438
Total current assets	4,464	6,968
Accounts payable	2,518	724
Accrued expenses and other current liabilities	1,051	1,042
Amounts due to related parties	3,984	4,846
Income tax payables	69	273
Operating lease liabilities, current	41	160
Total current liabilities	7,663	7,045
Working capital	(3,199)	(77)
Current ratio	58%	99%

Our working capital was negative $77,000 as of December 31, 2023, representing an increase of $3,122,000 from working capital of negative $3,199,000 as of December 31, 2022. The negative of working capital is mainly due to the recognition of the Company and the retroactively presented financial reports by recognizing a liability to shareholders, which was the retrospective adjustment on the Company’s acquisition of Shanghai Zhangyang credited/increased liabilities by $2,847,578 that was settled in cash on May 7, 2024. Without this amount, the working capital balance as of December 31, 2023 shall be approximately $2,770,000. Please refer to Note 1 of the Notes to Consolidated Financial Statements for more details.

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Current assets

Our cash and cash equivalents were $32,000 as of December 31, 2023, representing a decrease of $38,000 from $70,000 as of December 31, 2022, primarily as a result of operating activities, investing activities and financing activities.

Our accounts receivables, net was $376,000 as of December 31, 2023, representing a decrease of $779,000 from $1,155,000 as of December 31, 2022. The decrease was primarily attributed to better collection.

Our prepaid expenses and other current assets were $1,438,000 as of December 31, 2023, representing an increase of $357,000 from $1,081,000 as of December 31, 2022.

Our loan receivables from third parties were $4,985,000 as of December 31, 2023, representing an increase of $2,827,000 from $2,158,000 as of December 31, 2022. Loan receivables from third parties are loans intended for their capital turnover.

Current liabilities

Our accounts payable was $724,000 as of December 31, 2023, a decrease of $1,794,000 from $2,518,000 as of December 31, 2022. The decrease in accounts payable was primarily due to the timing of payments, which means a high-volume trade occurred at the end of 2022 and balance of $2,518,000 was paid off in January 2023.

Our due to related parties were $4,846,000 as of December 31, 2023, representing an increase of $862,000 from $3,984,000 as of December 31, 2022. The following table summarizes the breakdown of amounts due to related parties:

		As of December 31,
	Relationship with the Company	2022	2023
		$’000	$’000
Amounts due to Mr. Yin Zhang	Chairman of the Board of Director and a shareholder of the Company	3,835	4,701
Amounts due to Mr. Chenyu Wang	CEO and director of the Company	149	145
Total amount due to related parties		3,984	4,846

In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments. However, we may incur additional capital needs in the long term and we may use part of the proceeds from this offering to support our long-term business expansion. We may also seek additional financing, to the extent required, and there can be no assurance that such financing will be available on favorable terms, or at all. All of our business expansion endeavors involve risks and will require significant management, human resources, and capital expenditure. There is no assurance that the investment to be made by us as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

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Cash Flows for the Six Months Ended June 30, 2023 Compared to the Six Months Ended June 30, 2024

As of June 30, 2024 and as of the date of this prospectus, there were no cash transfers between our Cayman Islands holding company and our subsidiaries in PRC, in terms of loans or advances or cash dividends.

As of June 30, 2024, we had $95,000 in cash and cash on hand as compared to $32,000 as of December 31, 2023. We also had $376,000 and $14,000 in accounts receivable as of December 31, 2023 and June 30, 2024, respectively. Our accounts receivable primarily included balances due from customers for sales of goods and services rendered. The accounts receivable balance as of December 31, 2023 has been fully collected as of June 30, 2024. The following table summarizes our outstanding accounts receivable by aging bucket:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Within 90 days	376	13
More than 90 days	-	1
	376	14

Consolidated Statement of Cash Flows

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)
	$’000	$’000
Cash flows from operating activities:
Net income	353	414
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	64	102
Gain from disposal of property and equipment	-	(2)
Amortization of operating lease right-of-use asset	20	67

Changes in operating assets and liabilities:
Accounts receivable	(67)	356
Prepaid expenses and other current assets	(448)	964
Accounts payable	(625)	460
Income tax payables	(69)	(34)
Deferred tax expense	(22)	(90)
Amounts due to related parties	2,736	(2,352)
Accrued expenses and other current liabilities	657	(198)
Operating lease	(21)	(72)
Net cash provided by (used in) operating activities	2,578	(385)

Cash flows from investing activities:
Purchases of property and equipment	(591)	(1,005)
Cash received upon disposal of property and equipment	-	188
Collection of loans to third parties	771	4,906
Loan from third parties	(3,618)	-
Net cash (used in) provided by investing activities	(3,438)	4,089

Cash flows from financing activities:
Proceeds from bank borrowings	823	-
Payments to shareholders related to Reorganization	-	(2,841)
Payments related to offering costs	-	(660)
Repayments on loans from third parties	-	(139)
Net cash provided by (used in) financing activities	823	(3,640)

Effect of exchange rate changes on cash and cash equivalents	(2)	(1)

Net (decrease) increase in cash and cash equivalents	(39)	63

Cash and cash equivalents as of beginning of the period	70	32
Cash and cash equivalents as of end of the period	31	95

Operating activities: Cash used in operating activities was $(385,000) for the six months ended June 30, 2024, a decrease of $2,963,000 compared to cash provided by operating activities of $2,578,000 for the six months ended June 30, 2023. The decrease in cash provided by operating activities was primarily due to a settlement of $2,352,000 paid to related parties.

Investing activities: Cash provided by investing activities was $4,089,000 and cash used in investing activities was $(3,438,000) for the six months ended June 30, 2024 and 2023, respectively. The increase in cash generated from investing activities was primarily due to the collection of loans to third parties with an amount of $4,906,000.

Financing activities: Cash used in financing activities was $(3,640,000) for the six months ended June 30, 2024, representing a decrease of $4,463,000, compared to cash provided by financing activities of $823,000 for the six months ended June 30, 2023. The decrease was primarily due to payment of offering cost and payments to shareholders related to Reorganization in the six months ended June 30, 2024.

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Capital Expenditures, Divestments

Commitments and Contingencies

Capital Expenditures

Capital expenditures made by our Company in the six months ended June 30, 2023 and 2024 were as follows:

	For the six months ended
	2023 (Unaudited)	2024 (Unaudited)
	$’000	$’000
Motor Vehicles	589	1,002
Electronic devices	2	2
Furniture	-	1
Total	591	1,005

The above capital expenditures were primarily financed by internally generated resources and were all made in China. All capital expenditures have been paid in full as of the date of this prospectus.

Divestments

Our Company did not make any divestments during the six months ended June 30, 2023 and 2024, and through the date of this prospectus.

Capital Commitments

Save as disclosed above, no other capital commitments were made by our Company during the six months ended June 30, 2023 and 2024, and through to the date of this prospectus.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2024 and through the date of this prospectus.

Critical Accounting Policies and Estimates

Summary of significant accounting policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

65

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

a) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

b) Accounts receivable

The allowance for credit losses for accounts receivable

The allowance for credit losses for accounts receivable is based upon the current expected credit losses (“CECL”) model. In assessing the CECL, we apply a roll rate-based method that considers historical collectability based on past due status, the age of the balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers.

Accounts receivable	As of
	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000
Within 90 days	376	13
Between 91 and 180 days	-	1
Between 181 and 270 days	-	-
More than 270 days	-	-
Total	376	14

Given that accounts receivable are within the credit term and the collection for the outstanding balances are all on track in the past, the Company believed the credit losses, if any, shall be immaterial. Thus, no allowance for credit losses was accrued or reversed for the six months ended June 30, 2023 and 2024.

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There is no change in estimate and/or assumption used during the reporting periods that the estimate uncertainty, if any, is not likely to have impact on financial condition or operation results in material amount.

c) Property and equipment, net

The allowance for useful lives and impairment for property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets.

Classification	Estimated useful lives	Estimated residual rate
Electronic devices	3 years	5%
Vehicle	4 years	5%
Furniture and office equipment	5 years	5%

	As of
	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000
Vehicles	899	1,428
Electronic devices	17	19
Furniture and office equipment	3	3
Subtotal	919	1,450
Less: accumulated depreciation	(184)	(170)
Property and equipment, net	734	1,280

The Company’s operation has been profitable in the reporting periods. Thus, management does not expect any indicator that will cause impairment in property and equipment.

The Company does not expect the estimate and/or assumption in useful lives used will materially change over the next 1-2 years. Given the insignificance of the balance amount, the estimate uncertainty, if any, is not likely to have an impact on financial condition or operation results in a material amount.

d) Income tax

Valuation allowance for deferred tax assets

Income taxes are provided for using the liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period including the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some or all of the deferred tax assets will not be realized.

	As of
	December 31, 2023	June 30, 2024 (Unaudited)
Deferred tax assets:	$’000	$’000
Net accumulated loss-carry forward	-	-
Operating lease liabilities	121	187
Less: valuation allowance	-	-
Net deferred tax assets	121	187

Deferred tax liabilities:
Right-of-use assets	(118)	(95)
Total deferred tax liabilities	(118)	(95)

Considering that the Company is profitable during the reporting periods and the tax rates applied to the Company had been stable for relatively long periods, it is neither expected that any change in enacted tax rates applied to the Company nor any indicator that will cause the deferred tax assets being unrealized.

The Company does not expect that its assessment regarding valuation allowance for deferred tax assets will materially change over the next 12 months. Further, given the insignificance of the balance amount, the estimate uncertainty, if any, is not likely to have impact on financial condition or operation results in material amount.

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e) Lease

Discount rate used to measure lease liabilities

The Company uses an incremental borrowing rate of 3.85% based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. Current maturities of operating lease liabilities are classified as operating lease liabilities, current in the Company’s consolidated balance sheets. Most leases have initial terms ranging from 1 to 3 years.

	As of
	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000
Operating lease liabilities:
Current portion	160	159
Non-current portion	324	228
Total	484	387

Given the insignificance of the balance amount, the estimate uncertainty (e.g. 100 base point change in incremental borrowing rate) is not likely to have an impact on financial condition or operation results in a material amount.

(f) Revenue recognition

The Company currently generates its revenues from the following main sources:

Revenues from goods sold and services provided

Revenues from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (“PO”) by transferring control of a promised good or service to the customer. The amount of revenues recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion, reflecting the progress towards complete satisfaction of that PO. Typically, POs for products and services where the process is as described below, the PO is satisfied at a point in time.

For the sale of products, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The Company engages third-party warehouses to store the products the Company purchases from suppliers. Generally, the suppliers transport the products to the Company’s designated third-party warehouses with which the Company has agreements, and the customers transport the products from the warehouses on their own, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a transport document such as an ownership of cargo transfer and warehousing warrant. The Company recognizes gross product revenue at a time when the control of products or services are transferred to customers.

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For the service revenues, which is mainly consulting, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the consulting scope, service to be delivered, terms of delivery, and terms of payment. The Company is responsible for fulfilling the promises of the contract, and thus the Company is the principal of the contract. The contract only has one performance obligation. The Company satisfies the performance obligation and recognizes revenue at a point in time.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company controls the products, as it has the obligation to (i) fulfill the products’ delivery and (ii) bears any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the products, the Company has control to set its selling price to ensure it would generate profit for the products delivered. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

Concentrations and Risks

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	Six months ended June 30, 2023 (Unaudited)	Six months ended June 30, 2024 (Unaudited)
	$’000	$’000
Customer A	N/A(i)	64,039
Customer B	N/A(i)	55,658
Customer C	N/A(i)	30,183
Customer D	35,557	N/A(i)
Customer E	35,415	N/A(i)

(i) Revenues from the relevant customer was less than 10% of the Company’s total revenue.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000
Customer F	123	N/A(ii)
Customer G	57	N/A(ii)
Customer H	56	N/A(ii)
Customer B	N/A(ii)	12

(ii) Accounts receivable from relevant customers was less than 10% of the Company’s total accounts receivable for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	Six months ended June 30, 2023 (Unaudited)	Six months ended June 30, 2024 (Unaudited)
	$’000	$’000
Supplier A	98,926	N/A(iii)
Supplier B	N/A(iii)	101,135

(iii) Purchases from relevant suppliers was less than 10% of the Company’s total purchase.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total accounts payable:

	December 31, 2023	June 30, 2024 (Unaudited)
	$’000	$’000
Supplier C	N/A(iv)	690
Supplier D	N/A(iv)	470
Supplier E	722	N/A(iv)

(iv) Accounts payable from relevant suppliers was less than 10% of the Company’s total accounts payable.

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Risks

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due.

The Company conducts credit evaluations on its customers and generally does not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

As of December 31, 2023 and June 30, 2024, the Company had $32,000 and $95,000 of cash held by financial institutions in the PRC, respectively. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Off-balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2023 and June 30, 2024.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily indicative of future operating results or financial condition.

Inflation

We do not believe that inflation has had a material adverse effect on our business as of June 30, 2024, but we will continue to monitor the effects of inflation on our business in future periods.

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Cash Flows for the Fiscal Year Ended December 31, 2022 Compared to the Fiscal Year Ended December 31, 2023

As of December 31, 2023 and as of the date of this prospectus, there were no cash transfers between our Cayman Islands holding company and our subsidiaries in PRC, in terms of loans or advances or cash dividends.

As of December 31, 2023, we had $32,000 in cash and cash on hand as compared to $70,000 as of December 31, 2022. We also had $1,155,000 and $376,000 in accounts receivable as of December 31, 2022 and December 31, 2023, respectively. Our accounts receivable primarily included balances due from customers for sales of goods and services rendered. As of December 31, 2023, the accounts receivable balance has been fully collected. The following table summarizes our outstanding accounts receivable by aging bucket:

	December 31,
	2022	2023
	$’000	$’000
Within 90 days	889	376
Between 91 and 180 days	186	-
Between 181 and 270 days	80	-
More than 270 days	-	-
	1,155	376

Consolidated Statement of Cash Flows

	For the years ended December 31,
	2022	2023
	$’000	$’000
Cash Flows from Operating Activities:
Net income	127	707
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation of property and equipment	14	171
Amortization of operating lease right-of-use assets	16	105

Changes in operating assets and liabilities:
Accounts receivable	(1,184)	748
Inventories	460	-
Prepaid expenses and other current assets	(908)	(368)
Amounts due from related parties	320	-
Accounts payable	1,318	(1,726)
Income tax payables	69	207
Deferred tax expense	(28)	31
Amounts due to related parties	1,493	979
Accrued expenses and other current liabilities	191	(51)
Operating lease	(17)	(92)
Cash provided by operating activities	1,871	711

Cash Flows from Investing Activities:
Purchases of property and equipment	(349)	(590)
Loans to third parties	(2,212)	(4,998)
Collection of loans to third parties	284	2,102
Cash used in investing activities	(2,277)	(3,486)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	-	805
Repayments on bank borrowings	-	(805)
Payments related to offering costs	-	(137)
Capital contribution in cash	-	2,805
Proceeds from loans from third parties	432	142
Repayments on loans from third parties	-	(67)
Cash provided by financing activities	432	2,743

Effect of exchange rate changes on cash and cash equivalents	-	(6)

Net Increase/(decrease) in cash and cash equivalents	26	(38)

Cash and cash equivalents as of beginning of the year	44	70
Cash and cash equivalents as of end of the year	70	32

Operating activities: Cash provided by operating activities was $711,000 for the fiscal year ended December 31, 2023, a decrease of $1,160,000 compared to cash provided by operating activities of $1,871,000 for the fiscal year ended December 31, 2022. The decrease in cash provided was primarily due to higher cash required to fund the increase in working capital, driven by increased sales during the fiscal year ended December 31, 2023. As of December 31, 2022 and 2023, the Company capitalized $nil and $137,000 of deferred offering costs, respectively.

Investing activities: Cash used in investing activities was $2,277,000 and $3,486,000 for the fiscal years ended December 31, 2022 and 2023, respectively. The increase in cash used in investing activities was primarily due to increase in loans to third parties intended for their capital turnover, partially offset by the collection of these loans in the fiscal year of 2023.

Financing activities: Cash provided by financing activities was $2,743,000 for the fiscal year ended December 31, 2023, representing an increase of $2,311,000, compared to cash provided by financing activities of $432,000 for the fiscal year ended December 31, 2022. The increase was primarily due to capital contribution from shareholders in the fiscal year 2023.

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Capital Expenditures, Divestments

Commitments and Contingencies

Capital Expenditures

Capital expenditures made by our Company in the fiscal years ended December 31, 2022 and 2023 were as follows:

	For the years ended December 31,
	2022 $’000	2023 $’000
Motor Vehicles	342	577
Electronic devices	7	10
Furniture	-	3
Total	349	590

The above capital expenditures were primarily financed by internally generated resources and were all made in China. All capital expenditures have been paid in full as of the date of this prospectus.

Divestments

Our Company did not make any divestments during the fiscal years ended December 31, 2022 and 2023, and through the date of this prospectus.

Capital Commitments

Save as disclosed above, no other capital commitments were made by our Company during the fiscal years ended December 31, 2022 and 2023, and through to the date of this prospectus.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and 2023 and through the date of this prospectus.

Critical Accounting Policies and Estimates

Summary of significant accounting policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

a) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

b) Accounts receivable

The allowance for credit losses for accounts receivable

The allowance for credit losses for accounts receivable is based upon the current expected credit losses (“CECL”) model. In assessing the CECL, we apply a roll rate-based method that considers historical collectability based on past due status, the age of the balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers.

Accounts receivable	December 31,
	2022	2023
	$’000	$’000
Within 90 days	889	376
Between 91 and 180 days	186	-
Between 181 and 270 days	80	-
More than 270 days	-	-
Total	1,155	376

Given that accounts receivable are within the credit term and the collection for the outstanding balances are all on track in the past, the Company believed the doubtful accounts, if any, shall be immaterial. Thus, no allowance for doubtful accounts was accrued or reversed for the years ended December 31, 2022 and 2023.

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There is no change in estimate and/or assumption used during the reporting periods that the estimate uncertainty, if any, is not likely to have impact on financial condition or operation results in material amount.

c) Property and equipment, net

The allowance for useful lives and impairment for property and equipment

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets.

Classification	Estimated useful lives	Estimated residual rate
Electronic devices	3 years	5%
Vehicle	4 years	5%
Furniture and office equipment	5 years	5%

	December 31,
	2022	2023
	$’000	$’000
Vehicles	333	899
Electronic devices	7	17
Furniture and office equipment	-	3
Subtotal	340	919
Less: accumulated depreciation	14	184
Property and equipment, net	326	734

The Company’s operation has been profitable in the reporting periods. Thus, management does not expect any indicator that will cause impairment in property and equipment.

The Company does not expect the estimate and/or assumption in useful lives used will materially change over the next 1-2 years. Given the insignificance of the balance amount, the estimate uncertainty, if any, is not likely to have an impact on financial condition or operation results in a material amount.

d) Income tax

Valuation allowance for deferred tax assets

Income taxes are provided for using the liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period including the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some or all of the deferred tax assets will not be realized.

	As of December 31,
	2022	2023
Deferred tax assets:	$’000	$’000
Net accumulated loss-carry forward	35	-
Operating lease liabilities	34	121
Less: valuation allowance	-	-
Net deferred tax assets	69	121

Deferred tax liabilities:
Right-of-use assets	(35)	(118)
Total deferred tax liabilities	(35)	(118)

Considering that the Company is profitable during the reporting periods and the tax rates applied to the Company had been stable for relatively long periods, it is neither expected that any change in enacted tax rates applied to the Company nor any indicator that will cause the deferred tax assets being unrealized.

The Company does not expect that its assessment regarding valuation allowance for deferred tax assets will materially change over the next 12 months. Further, given the insignificance of the balance amount, the estimate uncertainty, if any, is not likely to have impact on financial condition or operation results in material amount.

e) Lease

Discount rate used to measure lease liabilities

The Company uses an incremental borrowing rate of 3.85% based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. Current maturities of operating lease liabilities are classified as operating lease liabilities, current in the Company’s consolidated balance sheets. Most leases have initial terms ranging from 1 to 3 years.

	December 31,
	2022	2023
	$’000	$’000
Operating lease liabilities:
Current portion	41	160
Non-current portion	97	324
Total	138	484

Given the insignificance of the balance amount, the estimate uncertainty (e.g. 100 base point change in incremental borrowing rate) is not likely to have an impact on financial condition or operation results in a material amount.

(f) Revenue recognition

The Company currently generates its revenues from the following main sources:

Revenues from goods sold and services provided

Revenues from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (“PO”) by transferring control of a promised good or service to the customer. The amount of revenues recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

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Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion, reflecting the progress towards complete satisfaction of that PO. Typically, POs for products and services where the process is as described below, the PO is satisfied at a point in time.

For the sale of products, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The Company engages third-party warehouses to store the products the Company purchases from suppliers. Generally, the suppliers transport the products to the Company’s designated third-party warehouses with which the Company has agreements, and the customers transport the products from the warehouses on their own, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a transport document such as an ownership of cargo transfer and warehousing warrant. The Company recognizes gross product revenue at a time when the control of products or services are transferred to customers.

For the service revenues, which is mainly consulting, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the consulting scope, service to be delivered, terms of delivery, and terms of payment. The Company is responsible for fulfilling the promises of the contract, and thus the Company is the principal of the contract. The contract only has one performance obligation. The Company satisfies the performance obligation and recognizes revenue at a point in time.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company controls the products, as it has the obligation to (i) fulfill the products’ delivery and (ii) bears any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the products, the Company has control to set its selling price to ensure it would generate profit for the products delivered. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

Concentrations and Risks

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenue:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Customer A	75,772	N/A(i)

(i)	Revenues from the relevant customer was less than 10% of the Company’s total revenue for the respective year.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2022	2023
	$’000	$’000
Customer B	198	N/A(ii)
Customer C	118	N/A(ii)
Customer D	N/A(ii)	56
Customer E	N/A(ii)	123
Customer F	N/A(ii)	57

(ii)	Accounts receivable from relevant customers was less than 10% of the Company’s total accounts receivable for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Supplier A	64,624	N/A(iii)
Supplier B	N/A(iii)	144,769

(iii)	Purchases from relevant suppliers was less than 10% of the Company’s total purchase for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2022	2023
	$’000	$’000
Supplier C	2,503	N/A(iv)
Supplier D	N/A(iv)	722

(iv)	Accounts payable from relevant suppliers was less than 10% of the Company’s total accounts payable for the respective year.

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Risks

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due.

The Company conducts credit evaluations on its customers and generally does not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

As of December 31, 2022 and 2023, the Company had $70,000 and $32,000 of cash held by financial institutions in the PRC, respectively. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

Off-balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of December 31, 2022 and 2023.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily indicative of future operating results or financial condition.

Inflation

We do not believe that inflation has had a material adverse effect on our business as of December 31, 2023, but we will continue to monitor the effects of inflation on our business in future periods.

INDUSTRY OVERVIEW

Unless otherwise noted, all the information and data presented in this section have been derived from an industry report commissioned by us and prepared by Yubo Intelligent Industry Research Institute, an independent research firm, entitled “Research Report on Key Product Markets in Mainland China’s Chemical Raw Material Supply Chain Industry from 2024 to 2028,” dated February 2024 (the “Industry Report”). Yubo Intelligent Industry Research Institute has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

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Overview of Mainland China’s Chemical Raw Material Supply Chain Industry

The supply chain of chemical raw materials is the integration of suppliers, manufacturers, distributors, and others of chemical raw materials, forming an enterprise value-added chain. Chemical raw materials form finished products and are delivered to customers through each enterprise in the value-added chain. A complete chemical raw material supply chain includes the development, production, sales, product generation, and services of chemical raw materials. The chemical raw material supply chain in Mainland China is a diversified field with numerous segmented products and industries covering all chemical raw material products.

The Total Industry Volume Maintains Stable Growth

As a fundamental and pillar industry of Mainland China’s national economy, the chemical raw materials industry occupies a large market space. Although the growth rate of various finished oil products, synthetic materials, fertilizers, caustic soda, soda ash, and other bulk products has decreased, the overall market demand is still high, and some excess production capacity of products is gradually being resolved. Certain bulk products continue to have development potential. Overall, in recent years, the total volume of Mainland China’s chemical raw materials industry has continued to grow, laying the foundation for the development of the chemical raw material supply chain.

Statistics on the growth rate of added value of Mainland China’s chemical raw materials and chemical products manufacturing industry above scale from 2020 to 2023 are as follows:

Source: Industry Report

Low Level of Informatization

Currently, the overall level of informatization in Mainland China’s chemical raw material supply chain industry contains information gaps and relatively lower levels of collaboration among upstream, midstream, and downstream departments. Business process management has not been fully monitored. As the final consumer segment, customers have a low level of informatization and transparency, and their demand for fine chemicals has led to increasingly high demands for information on raw materials and products.

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Consensus on the concept of green development in raw material production

Ecological and environmental protection regulation is a major factor restricting the development of chemical raw materials in Mainland China. In recent years, Mainland China has strengthened the supervision and governance of the chemical industry and enterprises in terms of laws, policies, and other initiatives. From the perspective of green development achievements, the capacity of hydrogenation cracking and hydrogenation refining units in Mainland China’s refining enterprises has significantly improved, and the proportion of propane stripping production has increased. The clean process of direct oxidation of epichlorohydrin and epichlorohydrin has already entered or is currently entering industrialization.

Market Maturity Analysis of Mainland China’s Chemical Raw Material Supply Chain Industry

At present, Mainland China’s chemical raw material supply chain industry has initially formed a relatively complete research and development, design, production, and application system. Breakthroughs have been made in a series of important fields such as advanced polymer raw materials, high-performance resins, special synthetic rubber, high-performance fibers, functional membrane materials, and electronic grade chemical raw materials, with an increase in specialized chemical raw material supply chain service providers. In terms of high-end materials such as carbon fiber, polycarbonate, engineering plastics, isoprene rubber, aramid, among others, the supply capacity of domestic chemical raw materials is constantly improving, and a few products have also reached the international advanced level. At the same time, the international business scope of Chinese chemical raw material supply chain manufacturers is gradually expanding.

However, compared with foreign countries, there is still a significant gap in Mainland China’s chemical raw material supply chain industry, mainly manifested in the slow industrialization process of high-end raw materials, outdated production processes, low product grades, few variety grades, insufficient independent innovation capabilities, and disorderly competition among suppliers. Mainland China’s chemical raw material supply chain enterprises can meet the demand for mid- and low-end application products, but there are technical defects in special materials and modified materials with high added value required in the high-end application product market, which cannot meet market needs well. Therefore, overall, the domestic chemical raw material supply chain market is not yet mature.

Analysis of the Industrial Environment of Mainland China’s Chemical Raw Material Supply Chain Industry

The supply chain of chemical raw materials belongs to the chemical industry, and its development is not only guided and promoted by policies related to the chemical industry and its upstream and downstream industries, but also regulated by environmental policies.

The chemical raw materials industry is one of the key industries supported by the state in Mainland China. Chemical raw materials will generate pollutants such as exhaust gas, wastewater, and solid waste during the production process. In recent years, Mainland China’s environmental protection policies have become increasingly strict, and the country has introduced a series of industrial policies to encourage the chemical industry, including chemical raw materials, to transform and develop towards a green, environmentally friendly, intensive, and sustainable direction.

The Company’s Main Products

Purified Terephthalic Acid (“PTA”)

●	Market Size of PTA

From 2020 to 2023, with the development of the global fiber industry, especially the rapid growth of the polyester fiber market, the demand for PTA has significantly increased. In addition, with the continuous expansion of the variety and terminal application fields of PTA products, the demand for high-quality PTA in the textile, clothing, and packaging markets is becoming increasingly strong, driving the global PTA market to maintain growth. In 2020, the global market size of PTA was RMB 267.9 billion. In 2023, the global market size of PTA was RMB 521.8 billion.

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Global PTA Market Size from 2020 to 2023

Note: Global market size of PTA = global demand * global average product price

Source: Industry Report

●	Sales Volume and Sales Revenue of PTA from 2020 to 2023 in Mainland China

From 2020 to 2023, due to the continuous improvement of production processes by PTA manufacturers, as well as the increasing demand for PTA in downstream polyester and other expanded application areas, the overall sales volume of PTA in Mainland China showed an increasing trend. In 2022, the rapid increase in the price of PTA products resulted in a slight decrease in demand for PTA, which in turn led to a decrease in sales volume of Mainland China’s PTA industry, reaching 52.65 million tons. In 2023, PTA enterprises continued to optimize their sales models and marketing policies, create brand image through products and services, maintain and expand sales to old customers, and develop new customers. In 2023, the sales volume of Mainland China’s PTA industry increased to 63.24 million tons.

The sales revenue of PTA products is influenced by sales volume and product prices. From 2020 to 2023, due to fluctuations in raw material prices and market supply and demand, the overall price of PTA products showed an increasing trend. In addition, the sales volume of PTA products showed an overall growth trend, and the sales volume of Mainland China’s PTA industry showed an upward trend year by year. In 2020, the sales revenue of Mainland China’s PTA industry was RMB178.9 billion. In 2023, the sales revenue of Mainland China’s PTA industry increased to RMB370.7 billion.

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Sales Volume of PTA in Mainland China from 2020 to 2023

Source: Industry Report

Sales Revenue of PTA in Mainland China from 2020 to 2023

Source: Industry Report

●	Future Demand Trends for PTA in Mainland China from 2024 to 2028

At the end of 2022, after the comprehensive optimization and adjustment of COVID-19 prevention and control policies in Mainland China, the demand for domestic textile and clothing rapidly improved, and the production enthusiasm of the polyester industry chain increased. In 2023, the demand for PTA in Mainland China increased significantly. In the coming years, with the continuous growth of consumer disposable income, sales of various categories of clothing are expected to continue to maintain a growing trend, thereby stimulating the demand for upstream products such as polyester and PTA to maintain growth. It is expected that the demand for PTA products in Mainland China will be 62.09 million tons in 2024 and reach 70.06 million tons in 2028.

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Forecast of Mainland China’s demand for PTA from 2024 to 2028

Note: Mainland China’s demand for PTA = product sales + imports – exports

Source: Industry Report

Ethylene Glycol

●	Market Size of Ethylene Glycol

The downstream market of global ethylene glycol is mainly in the polyester industry. With the continuous development of the global polyester industry, the overall consumption of ethylene glycol has maintained a steady growth trend; however, due to fluctuations in the price of ethylene glycol products, the global ethylene glycol market size has maintained a consistent trend of change. For example, in 2021, affected by the global COVID-19 pandemic, tense international trade relations and other factors, the price of crude oil rose sharply, the price of ethylene glycol, PTA and other bulk chemical commodities also rose sharply, and the scale of the global ethylene glycol market grew to RMB168.6 billion. Since 2022, with the tense supply-demand relationship of petrochemical products in the global market, the average price of global ethylene glycol products has also decreased, and its market size decreased to RMB141.7 billion in 2023.

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Global Ethylene Glycol Market Size from 2020 to 2023

Note: Global ethylene glycol market size = global demand * global average product price

Source: Industry Report

●	Sales Volume and Sales Revenue of Ethylene Glycol from 2020 to 2023 in Mainland China

From 2020 to 2023, the sales of ethylene glycol products in Mainland China showed a continuous growth trend. The main reason is that ethylene glycol, as an important organic chemical raw material, can be used for the production of polyester, adhesives, surfactants, and polyester polyols. In addition, it can also be used as a paint solvent and antifreeze. With a wide range of uses and a large market demand, the sales of ethylene glycol in Mainland China continue to grow. The sales volume of ethylene glycol in Mainland China was 11.76 million tons in 2020 and 16.32 million tons in 2023.

The sales of ethylene glycol are mainly influenced by two factors: the sales volume and price of ethylene glycol. From 2020 to 2021, the sales of ethylene glycol in Mainland China continued to increase, with prices significantly rising. The sales of ethylene glycol in Mainland China increased from RMB45.3 billion to RMB68.9 billion under the dual effect of the two factors. In 2022, the tight supply and demand relationship of petrochemical products has been alleviated, and the average price of domestic ethylene glycol products has significantly decreased. In addition, the sales growth of domestic ethylene glycol has been relatively small, resulting in a decrease in sales of ethylene glycol in Mainland China, reaching RMB61.6 billion. In 2023, the sales of ethylene glycol in Mainland China rebounded to RMB66.7 billion.

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Sales Volume of PTA in Mainland China from 2020 to 2023

Source: Industry Report

Sales Revenue of Ethylene Glycol in Mainland China from 2020 to 2023

Note: Sales of ethylene glycol in Mainland China = Product sales * Price

Source: Industry Report

●	Future Demand Trends for Ethylene Glycol in Mainland China from 2024 to 2028

It is expected that from 2024 to 2028, ethylene glycol, as an important raw material in many industries such as textiles, dyes, antifreeze agents, and wetting agents, among others, will continue to increase in demand with economic growth and consumption upgrading. Meanwhile, with the technological progress and product innovation in the aforementioned industries, the quality and performance requirements for ethylene glycol are constantly increasing, which is expected to further drive the growth of demand for ethylene glycol. It is expected that the demand for ethylene glycol products in Mainland China will be 25.16 million tons in 2024 and increase to 31.94 million tons in 2028.

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Forecast of Mainland China’s Demand for Ethylene Glycol from 2024 to 2028

Note: The demand for ethylene glycol in Mainland China = product sales + import volume - export volume

Source: Industry Report

Rebar

●	Market Size of Rebar

From the perspective of the steel industry, Mainland China’s position as the world’s largest steel producing country remains steadfast and far ahead of other steel producing countries, accounting for over 52% of the world’s steel production.

From 2020 to 2023, influenced by factors such as the global COVID-19 pandemic, macroeconomic fluctuations, and changes in commodity prices, the scale of the global rebar market has grown first and then declined. The global rebar market size was RMB904.9 billion in 2020 and decreased to RMB744.3 billion in 2023.

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Global Rebar Market Size from 2020 to 2023

Note: Global rebar market size = global demand * global average product price

Source: Industry Report

●	Sales of Rebar in Mainland China from 2020 to 2023

From the perspective of demand for rebar in Mainland China, its downstream applications mainly include real estate and infrastructure, with real estate consumption accounting for over 65%, making it the most important demand area. Since 2020, downstream real estate demand has been weak, and the demand and price of rebar have continued to decline, resulting in sluggish industry development. In 2020, the sales volume of rebar in Mainland China was 167 million tons. By 2023, the domestic real estate market continued to be weak throughout the year, including front-end land acquisition and new construction, mid-range construction, and back-end sales and pending sales. The weak performance of various real estate data is not conducive to the release of demand for rebar. In 2023, the sales volume of rebar in Mainland China was 138 million tons.

●	Forecast of Sales of Rebar from 2024 to 2028

Overall, in the coming years, domestic fiscal and monetary policies in Mainland China is expected to become more proactive, and Mainland China’s macroeconomy is expected to recover and improve. Household income is expected to also generally increase, which is conducive to the restoration of confidence in the real estate market. The real estate industry is also expected to receive more favorable policy support, and the funding difficulties for developers are expected to ease, boosting demand expectations for investment and maintaining growth in domestic rebar sales. It is expected that the sales volume of rebar in Mainland China will be 140 million tons in 2024 and reach 150 million tons in 2028.

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Sales Forecast of Rebar in Mainland China from 2024 to 2028

Source: Industry Report

Corn

●	Global Corn Market

From 2020 to 2023, global corn production showed a fluctuating adjustment trend. The fluctuating income from corn and soybean cultivation, as well as the significant fluctuations in corn planting areas in major corn producing countries such as the United States and Brazil, led to fluctuations in global corn production. In addition, the outbreak of the Russia-Ukraine conflict in 2022 led to a decline in the sown area of corn crops in Ukraine and Russia, which affected global corn production. Global corn production in 2020 was 1.129 billion tons and, in 2023, was 1.221 billion tons.

Global Corn Production from 2020 to 2023

Source: Industry Report

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●	Sales of Corn in Mainland China from 2020 to 2023

Since 2020, with the dominance of the supply and demand gap, combined with national regulation means, the Russia-Ukraine conflict and other comprehensive factors, corn prices have fluctuated and increased, and sales growth has slowed down. In 2023, domestic corn sales achieved a significant increase, with a sales volume of 280.95 million tons. The scale of pig farming continued to be at a high level in 2023, and the overall consumption of breeding feed was at a relatively high level, with a stable and slightly increased consumption of corn for feed. In the second half of the year, the processing profit of corn deep processing began to gradually improve, and with the continuous decline of corn prices, the operating rate of enterprises continued to rise. The overall operating situation and profit were better than the previous year, stimulating the growth of corn sales.

Sales of Corn in Mainland China from 2020 to 2023

Source: Industry Report

●	Forecast of Corn Sales in Mainland China from 2024 to 2028

It is expected that from 2024 to 2028, Mainland China’s policy will continue to make efforts in ensuring the basic arable land area, promoting the construction of high standard farmland, and vigorously promoting the revitalization of the seed industry. The domestic corn production level is also constantly improving, and the grain supply capacity is further enhanced to meet the domestic market consumption demand. At the same time, the domestic and international dual circulation strategy continuously enriches the import channels of corn, actively utilizes international corn resources to supplement domestic demand, and improves the domestic corn security guarantee capacity. It is expected that the sales volume of corn in Mainland China will be 289.1 million tons in 2024 and reach 312.33 million tons in 2028.

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Mainland China Corn Sales Forecast from 2024 to 2028

Source: Industry Report

BUSINESS

Overview

We, through our Operating Subsidiaries, are engaged in the trading of commodities and supply chain consulting services in Mainland China. Our commodities trading business mainly involves purchasing chemical products, non-ferrous metal products, and agricultural products from upstream suppliers and selling such commodities to downstream customers. Our supply chain consulting service business mainly refers to the professional consultation we provide to our customers on bulk trading based on our customer resources data, industry experience, and professional knowledge in bulk trading to fit the needs of our customers.

Our first operating subsidiary in Mainland China, SH Zhang Yang, was founded in 2021. Shortly afterwards, we acquired Zhejiang Xinyu, which was founded in 2020, at the end of 2021. Since 2021, the Company has gradually established a stable and mature risk control system which has been accepted by upstream and downstream enterprises. Our revenue is primarily generated from our commodities trading business and consulting services. In the fiscal years ended December 31, 2022 and 2023, our revenues reached approximately $438.8 million and $784.8 million, respectively, with a year-over-year growth of 78.8% in 2023 compared to 2022. For the six months ended June 30, 2023 and 2024, our total revenue was $324.4 million, and $304.3 million, respectively.

Commodities Trading

Our commodities trading business mainly involves purchasing ethylene glycol, pure terephthalic acid (“PTA”), rebar, corn, and other products from upstream suppliers in bulk, then selling such commodities to our downstream customers. The sales volume and revenue of the Company’s commodities trading operations have shown a stable upward trend in recent years, increasing from approximately 725,833.53 tons in sales volume and approximately $438.79 million in revenue in the fiscal year ended December 31, 2022 to approximately 1,259,390.70 tons in sales volume and approximately $784.53 million in revenue in the fiscal year ended December 31, 2023. The sales volume and revenue of the Company’s commodities trading operations, decreased from approximately 507,830.42 tons in sales volume and approximately $324.4 million in revenue for the six months ended June 30, 2023 to approximately 443,703.41 tons in sales volume and approximately $304.3 million in revenue for the six months ended June 30, 2024. We do not provide transportation and warehousing services. We engage third-party warehouses to store the products we purchase from our suppliers. Generally, our suppliers transport the products to our designated third-party warehouses with which we have agreements, and our customers transport the products from the warehouses on their own. We employ our mature operational team with a customer-centric focus in collaboration with many upstream suppliers to purchase products. After obtaining customer needs, the Company utilizes its strong network to select optimal supply channels to meet customer demand for products. We provide solutions for our customers and suppliers to maximize production and optimize their efficiency and operating costs by using our resources to quickly match suitable suppliers to our customers in our network. We achieve profitability through reasonable allocation of product supply and product demand. Moreover, the prices of the commodities purchased and sold by us have cyclical fluctuations and patterns. Therefore, the Company follows industry characteristics through combining specific supply and demand changes with macroeconomic environmental changes, utilizing timing and pricing differences to maximize profitability.

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All of our customers may generate a credit and performance risk. We operate principally with short-term transactions on fixed pricing terms. Our customers may be required to pay 100% of the total contract value upon the date of order confirmation, or may be required to pay a certain amount of advance payment of an entire payment (which is determined by mutual agreement and varies from case to case) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the products, or may be required to make the entire payment upon receipt of the products.  We have not entered into long-term contracts with any of our customers and suppliers.

Description of Our Procurement and Sale Process

Customers with procurement needs or suppliers with intention to sell first contact our operations team online. After understanding the needs of customers and suppliers through our operations team, we proceed with the transaction in the following five steps, with a focus on risk management and control:

i) Pre-examination: We conduct an internal pre-examination and background check on all of our potential new customers and suppliers. Customers and suppliers are required to provide us with documentation such as copies of their business licenses for our internal pre-examination process. In addition, we conduct due diligence on the enterprise’s qualifications and other information through searches of online public information. We focus on whether our customers and suppliers have any contingencies and liabilities, such as lawsuits, and whether their legal representatives, directors, supervisors, and senior executives have any records of misconduct, legal restrictions, penalties, or other negative public records.

ii) Due diligence: For customers and suppliers who have completed our pre-examination process, we then conduct a more detailed due diligence procedure on their taxes, online banking, and engage in on-site visits and inspections. Tax due diligence includes the requirement for potential customers and suppliers to submit updated tax payment certificates and reviewing the customer’s or supplier’s tax filing information. Online banking verification includes examining whether the customer’s or supplier’s corporate bank is secure and confirming whether the upcoming transaction limit is sufficient. During our on-site diligence process, we retain photographs of business licenses, legal representatives, and office locations.

iii) Contract:  After our due diligence process, we then enter into industry-standard sales and purchase agreements or sales agreements with our customers and suppliers, separately.

Our sales and purchase agreement applies to the following two situations: 1) the customer first indicates a procurement need to the Company; the Company conducts monthly statistical analyses on the orders it receives from the customers; and the Company then purchases the corresponding quantity of products from suppliers based on the total order demand to ensure that customer needs are met; or (2) when suppliers have products to sell, they may first contact the Company; the Company purchases the products from the suppliers in advance; and the Company then sells the products to matching customers to complete sales based on customer needs and market conditions.

iv) Transaction: The Company then carries out the transaction per the relevant contract. We typically (i) conduct monthly statistical analyses on the orders we receive from customers and then place orders with suppliers; or (ii) purchase products in advance from suppliers and sell them to matching customers to complete sales based on customer needs and market conditions.

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Our customers may be required to (i) pay 100% of the total contract value upon the date of order confirmation; (ii) pay a certain amount of advance payment of the entire payment (which is determined by mutual agreement and varies from case to case) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the products; or (iii) make the entire payment upon receipt of the products.

Our suppliers may (i) provide products to us in advance and receive payment after customers make payment to us, which generally occurs between us and suppliers that have a long cooperation and relationship with us; (ii) require us to make the entire payment after we place the orders; or (iii) require us to pay a certain amount of advance payment of the entire payment (which is determined by mutual agreement and varies from case to case) within a stipulated period from the date of order confirmation and with the balance amount payable upon receipt of the products.

Based on our relationships with our suppliers or customers, prepayment often occurs, aiming to maintain better relationships with such upstream and downstream partners. The payment and receipt times are adjusted according to the actual situation, but in most cases, settlement is completed within one month without long-term outstanding accounts.

We have entered into storage agreements with several third-party warehouses. We pay storage fees to the warehouses from the date the suppliers’ products are received by us and placed into storage. After the ownership of the products is transferred to the customer, the customer will continue to pay the storage fees themselves. Usually, we will provide customers with a period of several days of free storage. Then, the customers will arrange transportation of the products themselves from the warehouses. During the procurement and sales process, all products are transferred to the designated warehouse for ownership transfer, and the Company does not provide transportation services to the customers or suppliers.

v) Closing: The transaction closes upon delivery of invoices, delivery documents, bank statements, and a contract executed by the supplier and customer.

Procurement and sales process:

Consulting Services

Our consulting services are conducted through our wholly-owned subsidiary Zhejiang Xinyu. With rich industry experience and professional knowledge, Zhejiang Xinyu provides our customers across China with relevant market reports, bidding analyses, market forecasts, and proposals for designated products through our online services. Our consulting services provide companies and investors who have entered the commodities trading industry with a more comprehensive understanding of commodities trading, includes providing support in managing trade risk issues.

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To support our core business of merchandizing commodities, we provide services (through third-party service providers) such as warehouse handling and storage services in Mainland China, and logistics services (including distribution, freight forwarding and shipping services) under our consulting services. If requested by customers, we can also arrange for our customers’ insurance and security coverage for the commodity products that pass through our suppliers.

Our Competitive Strengths

We believe that we are well-positioned to achieve our strategic goals through several key business strengths, including the following:

Strong Relationships across the Supply Chain

Our operations are supported by our network of third-party commodity product suppliers, as well as warehouse handling and storage providers that have expertise in handling and storing commodities. Suppliers and customers would be constrained by required time and resources to engage each other, but through our strong supplier network, customers can quickly find suitable suppliers for their orders. We provide customers in bulk to suppliers and obtain preferential prices, while a single customer can generally only receive retail prices by directly contacting suppliers. We have developed a strong network across the value chain: from procurement of the commodity products from various suppliers, to warehouse handling and storage of the products through third-party service providers, and then distribution to our customers across China. Our access to this extensive sales and distribution network enables us to procure and distribute the ethylene glycol, PTA, rebar, corn and other products in an efficient manner, and enjoy certain cost savings from economies of scale and efficiencies in the transportation and logistics of the commodity products. Accordingly, we believe we are well positioned to take advantage of the growth in the respective markets in which we operate to further increase our sales and revenue.

An Experienced and Highly Educated Management Team

The Company is led by a management team with many years of experience in the commodities trading    business, all of whom have a bachelor’s degree or above. The Chairman of the board of directors, Mr. Yin Zhang, has over 11 years of experience in this industry, and the CEO, Mr. Chenyu Wang, has over eight years of relevant experience. Our management team understands customer needs, industry trends, and transaction habits, especially in the chemical supply chain industry. We believe our management’s extensive experience helps to develop, maintain, and retain customers for the Company.

Good Industry Credit

We believe that the Company has good industry credit and has not had any legal or industry business disputes. Our industry is relatively closed and highly competitive, as it involves products with stringent requirements for timeliness and quality, and target amounts are generally relatively large. Compared to other industries, the supply chain industry in China attaches great importance to credit, and good credit is an essential reference factor for the sustainable development of enterprises.

Risk Management Capabilities

The Company attaches great importance to risk management. Risk is also a crucial consideration in our overall strategy, which is based on bulk sourcing, and maintaining relationships with our customers and suppliers. We capture margins from the high volumes of ethylene glycol, PTA, rebar, and corn, and other products procured and sold. We believe that our sound risk management practices have contributed to our positive performance through the volatile market environment over recent years and helped to mitigate earnings volatility.

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Diversified Products with Quality Assurance

The Company’s product range is diversified, currently comprising ethylene glycol, PTA, rebar, corn, and other products. In the future, the Company plans to continuously expand into other categories of commodities. The Company usually cooperates with well-known suppliers that ensure the provision of high-quality products to customers.

Strong Industry Demand

Currently, the commodities in which the Company operates have strong demand in Mainland China, and the Company believes that there will continue to be a growing trend in demand.

Our Growth Strategies

In the future, the Company plans to collect industrial resources through digital management, operations and intelligent warehousing layout, thereby enhancing corporate value and creating a trading ecosystem with integrated circulation.

Online Integrated Transaction Settlement Management Platform (Named as Chemical Raw Material Chain) (“CRMC Platform”)

We plan to establish an online platform for the supply chain of raw materials for chemical products (the “CRMC Platform”). China’s chemical raw materials industry is in high demand, and has a large variety of products, substantial funding, numerous transactions, and stringent requirements for transaction safety. A credible online platform that can provide industry participants with trust and secure transactions is widely recognized as a significant demand in the industry. As of the date of this prospectus, however, there is no such platform. We hope to become one of the few companies in the industry, combining our years of rich experience as an industry participant and, with the support of the international capital markets, to develop and establish a CRMC platform to aid the industry in reaching greater efficiency.

CRMC Platform Operation Description:

1. New customers log in to the CRMC Platform to input their requirements. The platform will ensure that the customer is qualified through an online risk control process and determine the feasibility of the demand through real-time product pricing;

2. The system will break down the product requirements into one to more qualified suppliers and wait for their confirmation to be able to supply the product requirements;

3. The platform will automatically generate compliant template contracts and allow both parties to sign them electronically upon confirmation from qualified suppliers;

4. After the signing process is completed, the contract will be retained on and locked by the platform. The customer then enters the payment process on the platform;

a) If the customer can make a direct payment, the funds will enter the bank custody account on the platform in real-time, waiting for the supplier to provide a delivery note, invoice, and various transaction vouchers. After both parties confirm the required documents are complete, the platform will deduct the commission fee and transfer the funds to the supplier’s account.

b) If the customer cannot make direct payment after entering the payment process, the financial institution cooperating with the platform will provide the customer with a loan installment limit based on their credit situation for selection. If the customer’s credit rating cannot meet the loan installment requirements of financial institutions, the insurance institution may provide credit enhancement, upon which the financial institution can evaluate and provide the loan amount. After the customer confirms signing, the financial institutions will continue the payment to the platform to complete the product delivery process; and

5. The CRMC Platform would be required to coordinate online information with financial institutions, insurance institutions, third-party warehousing, and the National Enterprise Credit Information Publicity System in China, among other entities.

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We believe the CRMC Platform would greatly improve transaction efficiency, ensure transaction security, and provide customers and suppliers with more transaction options. As an industry participant, we plan to establish the CRMC Platform not only to meet the needs of the entire industry but also to become a benchmark in the industry, further stabilize our profits, and complete an important step in future development strategies through this platform.

Self-built Automated Intelligent Warehouse

At present, upstream and downstream customers in the chemical raw materials industry rely more on the qualifications, product quality, and transaction processes set by several authoritative and reputable warehouses in the industry for warehousing. However, the upgrading and iteration of these warehouses are slow, and the transaction mechanism has fallen behind the development of the times. The industry has an urgent demand for automated intelligent warehouses, but currently no enterprise has integrated and established such intelligent warehouses. The Company has planned automated warehouses as an important part of its future development strategy. Building a company-owned warehouse is an important step for our future expansion. Currently, the industry generally believes in the safety, storage quality, and credibility of state-owned warehouses. Combining with the Company’s current business advantages, we plan to establish automated intelligent warehouses in areas where the Company’s business development is relatively heavy, combining with big data advantages and merging into a network for data synchronization. We plan to change the paper-based and cumbersome transaction and delivery processes in the industry’s existing business processes and combine them with the CRMC Platform to achieve full electronic processes and traceability. We expect the online integrated transaction settlement management platform and the automated intelligent warehouse to be two closely related strategic plans. The Company plans to purchase products with relatively low prices in advance and place the products in its own warehouses. When customers have a demand, the Company will directly act as a supplier to provide customers with relevant items (the “Self-operated Spot Products”) at a discounted price according to their needs.

Build a Trading Team, i.e. Trading Analysis Department

We plan to expand and independently establish a spot/futures chemical trading team to enter the field of chemical futures trading. This strategy will better protect the price risk hedging of bullish securities entering the spot market to ensure the profit bottom line of bullish securities. We plan for our trading analysis department to continue to output industry reports and hedge futures products for industry peers, which will correspond with our strategy for automated intelligent warehouses to protect the prices of Self-operated Spot Products. With the development of Self-operated Spot Products, the Company’s is expected to further realize a certain pricing power in specific products.

The Timeline

●	In 2024, we plan to initiate the establishment of the CRMC Platform independently developed by the Company. We plan to achieve centralized online management of Internet of Things (“IoT”) products for receiving, debt confirmation, certificate storage, bills, and contracts.

●	In 2025, we expect the Company’s CRMC Platform to operate maturely, with customer acceptance or usage rates exceeding 50%. By the end of 2025, we plan to achieve full online trading functions and preliminarily achieve financing functions for small and medium-sized enterprises in the industry on our platform. In the same year, we hope to establish a futures trading team with experienced team members that have worked for well-known domestic futures and securities companies.

●	In 2026, we plan to build our company-owned warehouses to achieve the interconnection of the chemical supply chain and the IoT. We believe the matching trading category can be horizontally expanded to the entire chemical industry in China. In addition, we aim to achieve a target of over 10% market share through mergers and acquisitions by the end of 2026.

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Competition

Our business model is relatively traditional and has been proven to be suitable for the current market through practical experiences. The chemical raw material market contains a wide range of products, and the main products we focus on, such as ethylene glycol and PTA, are in the fields we are most familiar with and have abundant upstream and downstream resources. Therefore, industry competition will not significantly impact our main business. Compared to our competitors, our strategy of only focusing on products with which we are familiar can effectively mitigate the risks of industry fluctuations. Certain of our competitors may have hundreds of product categories, putting more pressure on operating costs, risk control costs, and ensuring profits. We believe expanding the variety and quantity of products is currently not advisable.

For example, our competitor (a Nasdaq-listed company) has a business scope covering many regions in China. Its product line also includes various chemical materials and agricultural products. According to its unaudited financial results for the first half of 2023, its revenue from supply chain trading business decreased compared to June 30, 2022, primarily due to the reduction of the company’s the chemical products supply chain business and its further focus on agricultural products supply chain trading and services. Thus, we believe this competitor had to shift its primary focus to the agricultural product field to search for new growth points.

In addition, we believe that the competition we face mainly comes from the financial strength of competitors or their greater number of operation teams to acquire customers. We believe we have established excellent customer relationships with our customers and suppliers we have served through high-quality service. We believe we have also achieved an outstanding reputation in the industry, which is essential in the chemical raw material supply chain industry.

We also face competition from larger chemical enterprises, who are both producers and suppliers/customers. They are in a leading position in product range, market size, business service scope, as well as electronic and information operations, covering almost all accessible business areas in the industry. The vast size and diversification of such competitors also allow such companies to potentially become our suppliers or customers in the future, forming good cooperative relationships with us. For example, one of our competitors based in Mainland China has had a solid customer distribution channel and strong industrial research capabilities since establishing its business department. Its operating products include PTA, methanol, ethylene glycol, polyvinyl chloride, and plastics. It has basically formed a comprehensive trading service system for energy and chemical products, with the core of serving upstream and downstream customers in the industrial chain, distribution services, and strength allocation based on aromatic hydrocarbons and olefin industrial chain varieties, different domestic and foreign market regions, and the use of financial instruments such as futures.

As our business grows and our team expands, competition for industry talent is inevitable. Our future development strategy also requires recruiting more managers, analysts, and engineers with professional industry backgrounds. Considering that our headquarters is in Shanghai, which has a relatively high number of professional talents, we believe we have location advantages in recruiting talented professionals.

Intellectual Property

The Company does not own any intellectual property. As of the date of this prospectus, we have one pending trademark in Mainland China.

Set forth below is a detailed description of our pending trademark:

Trademark Application No.	Trademark	Application Date	Classes	Applicant	Status
78646311		05/16/2024	35	Shanghai Zhangyang	Awaiting Examination

Our Suppliers

As of December 31, 2022 and 2023, the Company has one (1) supplier and one (1) supplier exceeding 10%, accounting for approximately 99.42% and 99.75%, respectively, of the Company’s accounts payable. As of December 31, 2022 and 2023, the Company has one (1) supplier and one (1) supplier exceeding 10%, accounting for approximately 15% and 19%, respectively, of the Company’s total purchases.

As of June 30, 2024, the Company has two (2) suppliers exceeding 10% of the Company’s accounts payable. As of June 30, 2024, our top two (2) suppliers accounted for approximately 59.26% and 40.32%, respectively, of the Company’s accounts payable. As of June 30, 2023 and 2024, the Company has one (1) supplier and one (1) supplier exceeding 10%, accounting for approximately 30.59% and 33.34%, respectively, of the Company’s total purchases.

Our Customers

As of December 31, 2022 and 2023, we have two (2) customers and three (3) customers accounting for more than 10% of our accounts receivable. As of December 31, 2022, our top two (2) customers accounted for approximately 17.15% and 10.22%, respectively, of the Company’s accounts receivable. As of December 31, 2023, our top three (3) customers accounted for approximately 32.77%, 15.03% and 15.01%, respectively, of the Company’s accounts receivable.

As of June 30, 2024, the Company has one (1) customer exceeding 10%, accounting for approximately 87.38% of the Company’s accounts receivable.

As of December 31, 2022 and 2023, we have one (1) and nil customer accounting for more than 10% of our total revenue. As of December 31, 2022, our largest customer accounted for approximately 18% of the Company’s revenue.

As of June 30, 2023 and 2024, we have two (2) customers and three (3) customers accounting for more than 10% of our total revenue. As of June 30, 2023, our top two (2) customers accounted for approximately 10.96% and 10.92%, respectively, of the Company’s revenue. As of June 30, 2024, our top three (3) customers accounted for approximately 21.04%, 18.28% and 10%, respectively, of the Company’s revenue.

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Employees

As of the date of this prospectus, we have a total of 23 full-time employees in Mainland China. The following table sets forth a breakdown of our employees categorized by function as of the date of this prospectus:

Function	Number of Employees	Percentage
Management	6	26.09%
Sales and Marketing	1	4.35%
General Administration and Support	4	17.39%
Customer Service	12	52.17%

Total	23	100.00%

We have developed various methods to ensure that employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We continue to offer employees competitive compensation packages and a positive, dynamic, and creative work environment. We have established a good working relationship with our employees, and have not experienced any material labor disputes or work stoppages.

We have entered into standard labor contracts and confidentiality agreements with all our employees.

Facilities

Our headquarters are located in Mainland China. We do not own any real property. We currently have a three-year lease agreement with Shanghai Changkun Real Estate Development Co., Ltd commencing from September 15, 2023 to September 14, 2026, which stipulates that we lease the property located at Room 2701, Gubei SOHO, Building 1, No. 188 Hongbaoshi Road, Hongqiao Road Street, Changning District, Shanghai, China, with a building area of 527.24 square meters and a monthly rent of $15,924.

We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

Insurance

We provide social security insurance for our full-time employees of PRC subsidiaries with formal labor contract as required by PRC law. We do not maintain third-party liability insurance or product liability insurance. We believe that our insurance coverage is consistent with industry standards and is adequate to cover our key assets, facilities and liabilities.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention. As of the date of this prospectus, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

REGULATIONS

Regulation related to the Industry

Regulations on Agricultural Product Safety

Pursuant to the Agricultural Product Safety Law of the PRC, or the Agricultural Product Safety Law, which was promulgated by the Standing Committee of the National People’s Congress of the PRC (“SCNPC”) on April 29, 2006, and entered into force on November 1, 2006, and last amended on September 2, 2022, and entered into force on January 1, 2023, the agricultural product sold by the sellers shall conform to the relevant quality and safety standard. Enterprises selling agricultural products shall establish and improve the incoming inspection and acceptance system for the agricultural products they sell. If such agricultural products do not meet the quality and safety standards of agricultural products after inspection, they shall not be sold.

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Regulations on Product Quality

In accordance with the Product Quality Law of the PRC (the “Product Quality Law”), as promulgated by the SCNPC on February 22, 1993, which became effective on September 1, 1993 and was last amended on December 29, 2018, producers and sellers are liable for the quality of the products they produce or sell. Where anyone produces or sells products that do not comply with the relevant national or industrial standards and requirements safeguarding the health and safety of persons and property, they shall be ordered by the relevant authorities to stop production and/or sale of the products; the products illegally produced and/or sold shall be confiscated; a fine not less than the equivalent of, but not more than three times, the value of the products illegally produced or sold (including those already sold and those not yet sold, hereinafter the same) shall be imposed concurrently; if there are illegal proceeds, such proceeds shall be confiscated concurrently. If the case constitutes a crime, criminal liability shall be investigated in accordance with relevant law.

As of the date of this prospectus, we are not aware that any of our products sold to the PRC are in violation of the Product Quality Law.

Regulations on the Protection of Consumer Rights and Interests

The Law of the PRC on the Protection of Consumer Rights and Interests, as passed by the SCNPC on October 31, 1993 and last amended on October 25, 2013, contains the code of conduct for business operators when dealing with consumers, including but not limited to the requirement that: (i) the goods and services shall comply with the Product Quality Law and other relevant laws and regulations; (ii) accurate information about the goods and services and the quality and use of such goods and services; (iii) invoice shopping vouchers or service documents shall be issued to consumers in accordance with relevant national regulations, business practices or at the request of consumers; (iv) the actual quality and function of the goods or services shall be consistent with the quality of the goods or services indicated by advertising data, product descriptions, samples or other means; (v) business operators assume responsibility for repair, replacement, refund or other liability under national regulations or any agreement with consumers; and (vi) business operators shall not create terms that are unreasonable or unfair to consumers, or exempt themselves from civil liability when they damage consumers’ legitimate rights and interests.

Regulations Relating to Foreign Investment

PRC Company Law and Foreign Investment Laws

The PRC Company Law was initially adopted by the Standing Committee of the SCNPC on December 29, 1993, and the last amendment became effective on July 1, 2024 (the “Company Law”). The Company Law governs the establishment, operations, and management of corporate entities in the PRC. Foreign invested enterprises (“FIEs”) must comply with the Company Law unless the PRC foreign investment laws provide otherwise.

The Foreign Investment Law of the PRC (the “Foreign Investment Law”) was adopted by the National People’s Congress of the PRC (the “NPC”) on March 15, 2019, and came into force on January 1, 2020. The Foreign Investment Law grants national treatment to an FIE except when such enterprise operates in industries deemed to be “encouraged,” “restricted,” or “prohibited.” The Catalog of Encouraged Industries for Foreign Investment (2022 Edition) (the “Catalog”) lists the “encouraged” industries for foreign investment. The Catalog was promulgated jointly by the National Development and Reform Commission (the “NDRC”) and the Ministry of Commerce (the “MOFCOM”) on October 26, 2022, and became effective on January 1, 2023. The Special Administrative Measures (Negative List) for the Entrance of Foreign Investment (2021 Version) (the “Negative List”) identifies the “prohibited” and “restricted” industries for foreign investment. The Negative List was promulgated jointly by the NDRC and the MOFCOM on December 27, 2021, and became effective on January 1, 2022. The Catalog and the Negative List contain specific market entrance rules for foreign investment in different industries. If the investment falls within the “encouraged” category, such foreign investment will be entitled to certain preferential treatment and benefits extended by the government. If the investment falls within the “restricted” category, such foreign investment will be permitted to the extent that it satisfies certain restrictions under the PRC laws. If the investment falls within the “prohibited” category, such foreign investment will be prohibited. If the investment falls within an industry not included in the Negative List, such foreign investment will be allowed, unless it is specifically prohibited or restricted by other PRC laws and regulations.

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The Implementing Regulations of the Foreign Investment Law (the “Implementing Regulations”) were promulgated by the State Council of the PRC (the “State Council”) on December 26, 2019, and came into effect on January 1, 2020. According to the Implementing Regulations, an FIE must be registered with the State Administration for Market Regulation (the “SAMR”) or its authorized local counterparts. A foreign investor or an FIE must submit investment information to the MOFCOM via the enterprise registration system and the enterprise credit information publicity system. The Foreign Investment Law and the Implementing Regulations apply to the investment made by an FIE in the PRC.

The Measures on Reporting of Foreign Investment Information, promulgated jointly by the MOFCOM and the SAMR on December 30, 2019, came into effect on January 1, 2020. Pursuant to such measures, an FIE must report investment information for establishment, modification, dissolution, and annual reports of the FIE.

M&A Rules

On August 8, 2006, the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation (the “SAT”), the China Securities Regulatory Commission (the “CSRC”), the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange (the “SAFE”) jointly promulgated the Regulations on the Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”). The M&A Rules came into effect on September 8, 2006, and were amended on June 22, 2009. The M&A Rules require a foreign investor to obtain necessary approvals when the investor (i) acquires the equity of a Chinese enterprise so as to convert the Chinese enterprise into an FIE; (ii) subscribes for new equity of a Chinese enterprise so as to convert the Chinese enterprise into an FIE; (iii) establishes an FIE, which purchases and operates the assets of a Chinese enterprise; or (iv) purchases the assets of a Chinese enterprise, and then invests such assets to establish an FIE. The M&A Rules, among other things, further require that an offshore special purpose vehicle (the “SPV”), formed for overseas listing purposes and controlled directly or indirectly by PRC companies or individuals, shall obtain the CSRC’s approval prior to listing such SPV’s securities on an overseas stock exchange, especially in the event that the SPV acquires shares or an equity interest in the PRC companies by offering the shares of any offshore companies. Pursuant to Article 11 of the M&A Rules, where a Chinese company, enterprise or natural person intends to acquire their related Chinese company in the name of an offshore company which they lawfully established or control, such acquisition shall be subject to the examination and approval of the MOFCOM.

Regulations Relating to Overseas Listing

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, together with the Trial Measures, the Overseas Listing Filing Rules. According to the Overseas Listing Filing Rules, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (a) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (b) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; and (iii) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six months transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six months transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

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As of the date of this prospectus, neither we nor the PRC subsidiaries have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to this offering.

On February 24, 2023, the CSRC and several other administrations jointly released the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing, or the Archives Rules, which took effect on March 31, 2023. The Archives Rules apply to both overseas direct offerings and overseas indirect offerings. The Archives Rules provides that, among other things, (i) in relation to the overseas listing activities of domestic enterprises, the domestic enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities; (ii) during the course of an overseas offering and listing, if a domestic enterprise needs to publicly disclose or provide to securities companies, accounting firms or other securities service providers and overseas regulators, any materials that contain relevant state secrets or that have a sensitive impact (i.e. be detrimental to national security or the public interest if divulged), the domestic enterprise should complete the relevant approval/filing and other regulatory procedures; and (iii) working papers produced in the PRC by securities companies and securities service institutions, which provide domestic enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and the transmission of all such working papers to recipients outside of the PRC is required to be approved by competent authorities of the PRC.

In addition, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operator” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas initial public offerings. On December 8, 2022, the MIIT published the Data Security Management Measures in the Field of Industry and Information Technology (for Trial Implementation), or the Data Security Measures in the IT Field, which took effect on January 1, 2023. The Data Security Measures in the IT Field requires the industrial and telecom data processors to further implement data classification and hierarchical management, take necessary measures to ensure that data remains effectively protected and being lawfully applied and conduct data security risk monitoring. The Data Security Measures in the IT Field provides that all businesses which handle industrial and telecoms data in mainland China are required to categorize such information into “general,” “important” and “core” and businesses processing “important” and “core” data shall comply with certain filing and reporting obligations. Data in the field of industry and information technology shall include industrial data, telecoms data, etc. “Industrial data” refers to data produced and collected during research and development design, manufacturing, operation, and management, operating and maintenance, and platform operation in various sectors and fields of industry. “Telecoms data” refers to the data generated and collected during telecommunications business operations. For different categories of data, the Data Security Measures in the IT Field prescribes different requirements in terms of security management and protection in terms of data collection, storage, processing, transmission, provision, publication, destruction, exit, transfer, entrusted processing, etc. For general data, the data processors shall establish a life-cycle safety management system, assign management personnel, reasonably determine operation authority, formulate emergency plans, conduct emergency drills, conduct education and training, and keep log records.

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Regulations Relating to Cybersecurity, Data Security, Personal Information Protection and National Security

Regulations on Cybersecurity

On November 7, 2016, the Standing Committee of the National People’s Congress promulgated the Cyber Security Law, which came into effect on June 1, 2017, and applies to the construction, operation, maintenance, and use of networks as well as the supervision and administration of cybersecurity in China. The Cyber Security Law defines “networks” as systems that are composed of computers or other information terminals and relevant facilities used for the purpose of collecting, storing, transmitting, exchanging, and processing information in accordance with certain rules and procedures. “Network operators”, who are broadly defined as owners and administrators of networks and network service providers, are subject to various security protection-related obligations, including: (i) complying with security protection obligations in accordance with tiered cybersecurity system’s protection requirements, which include formulating internal security management rules and manual, appointing cybersecurity responsible personnel, adopting technical measures to prevent computer viruses and cybersecurity endangering activities, adopting technical measures to monitor and record network operation status and cybersecurity events; (ii) formulating cybersecurity emergency response plans, timely handling security risks, initiating emergency response plans, taking appropriate remedial measures and reporting to regulatory authorities; and (iii) providing technical assistance and support for public security and national security authorities for protection of national security and criminal investigations in accordance with the law. Network operators who do not comply with the Cyber Security Law may be subject to fines, suspension of their businesses, shutdown of their websites, and revocation of their business licenses.

On June 1, 2020, Measures for Cybersecurity Review became effective and set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase Internet products and services that affect or may affect national security shall be subject to the cybersecurity review. On July 10, 2021, the CAC published the Measures for Cybersecurity Review (Revised Draft for Comments), which further restated and expanded the applicable scope of the cybersecurity review. On December 28, 2021, the CAC and 12 other regulatory authorities jointly issued the Cybersecurity Review Measures, or the Review Measures, which took effect on February 15, 2022. The Review Measures provides, among others, that (i) the purchase of cyber products and services by critical information infrastructure operators, or the “CIIOs,” and the network platform operators, or Network Platform Operators, which engage in data processing activities that affect or may affect national security shall be subject to a cybersecurity review by the Cybersecurity Review Office, the department which is responsible for the implementation of cybersecurity review under the CAC; and (ii) the Network Platform Operators with personal information data of more than one million users that seek for listing in a foreign country are obliged to apply for a cybersecurity review by the Cybersecurity Review Office. Such review would focus on the potential risk of core data, important data, or a large amount of personal information being stolen, leaked, destroyed, illegally used or exported out of China, or critical information infrastructure being affected, controlled or maliciously used by foreign governments after such a listing.

On July 30, 2021, the State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to such regulation, critical information infrastructure refers to any important network facilities and information systems of an important industry and field such as public communication and information service, energy, transport, water conservation, finance, public services, e-government affairs and national defense related science and technology industry, and other industries and fields that may seriously endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each important industry and field are responsible for formulating eligibility criteria and determining the critical information infrastructure in the respective industry or field. The operators will be informed by the relevant regulatory authority about the final determination as to whether they are categorized as “critical information infrastructure operators.”

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Regulations on Data Security

On June 10, 2021, the SCNPC published the PRC Data Security Law, which took effect on September 1, 2021. The PRC Data Security Law requires data processing, which includes the collection, storage, use, processing, transmission, provision, publication of data, to be conducted in a legitimate and proper manner. The PRC Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it may cause to national security, public interests, or legitimate rights and interests of individuals or organizations if such data are tampered with, destroyed, leaked, illegally acquired or illegally used. The appropriate level of protection measures is required to be taken for each respective category of data. For example, a processor of important data is required to designate the personnel and the management body responsible for data security, carry out risk assessments of its data processing activities and file the risk assessment reports with the competent authorities. Core data, i.e., data concerning national security, the lifelines of the national economy, important aspects of people’s lives, and major public interests, shall be subject to stricter management system. Moreover, the PRC Data Security Law provides a national security review procedure for those data activities which affect or may affect national security and imposes export restrictions on certain data and information. In addition, the PRC Data Security Law also provides that any organization or individual within the territory of the PRC shall not provide any foreign judicial body and law enforcement body with any data stored within the territory of the PRC without the approval of the competent PRC governmental authorities.

On July 6, 2021, certain PRC regulatory authorities issued Opinions on Strictly Cracking Down on Illegal Securities Activities, which, among others, provides for improving relevant laws and regulations on data security, cross-border data transmission, and confidential information management. It provides that efforts will be made to revise the regulations on strengthening the confidentiality and file management relating to the offering and listing of securities overseas, to implement the responsibility on information security of overseas listed companies, and to strengthen the standardized management of cross-border information provision mechanisms and procedures.

On September 24, 2024, the State Council published the Regulations on Network Data Security Regulations, which will take effective on January 1, 2025. The Network Data Security Regulations provides that network data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing network data, and the network data processors engaging in data processing activities that affect or may affect national security shall be subject to the national security review in accordance with relevant laws and regulations. If the important data collected and generated by network data processors during operations within the territory of the PRC really needs to be provided overseas, they shall be subject to the data export security assessment organized by CAC and other relevant administrative department. Additionally, the Network Data Security Regulations emphasize the obligations of important data processors, while the important data refers to data in specific fields, specific groups, specific regions or reaching a certain accuracy and scale, which may directly endanger national security, economic operation, social stability, public health and security once being tampered with, destroyed, leaked or illegally obtained or used illegally, and clarify the definition and obligations of “large-scale network platform” service providers, with the “large-scale network platform” referring to a network platform with more than 50 million registered users or more than 10 million monthly active users, complex business types, and network data processing activities having a significant impact on national security, economic operation, national welfare and people’s livelihood, etc.

Regulations on Personal Information Protection

On May 28, 2020, the NPC approved the PRC Civil Code, which came into effect on January 1, 2021. Pursuant to the PRC Civil Code, the collection, storage, use, process, transmission, provision, and disclosure of personal information should follow the principles of legitimacy, properness, and necessity.

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On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. Pursuant to the PRC Personal Information Protection Law, “personal information” refers to any kind of information related to an identified or identifiable individual as electronically or otherwise recorded but excluding the anonymized information. The processing of personal information includes the collection, storage, use, processing, transmission, provision, disclosure, and deletion of personal information. The PRC Personal Information Protection Law applies to the processing of personal information of individuals within the territory of the PRC, as well as personal information processing activities outside the territory of the PRC, for the purpose of providing products or services to natural persons located within China, for analyzing or evaluating the behaviors of individuals located within China, or for other circumstances as prescribed by laws and administrative regulations. The PRC Personal Information Protection Law provides a personal information processor may process the personal information of this individual only under the following circumstances: (i) where consent is obtained from the individual; (ii) where it is necessary for the execution or performance of a contract to which the individual is a party, or where it is necessary for carrying out human resource management pursuant to employment rules legally adopted or a collective contract legally concluded; (iii) where it is necessary for performing a statutory responsibility or statutory obligation; (iv) where it is necessary in response to a public health emergency, or for protecting the life, health or property safety of a natural person in the case of an emergency; (v) where the personal information is processed within a reasonable scope to carry out any news reporting, supervision by public opinions or any other activity for public interest purposes; (vi) where the personal information, which has already been disclosed by an individual or otherwise legally disclosed, is processed within a reasonable scope; or (vii) any other circumstance as provided by laws or administrative regulations. In principle, the consent of an individual must be obtained for the processing of his or her personal information, except under the circumstances of the aforementioned items (ii) to (vii). Where personal information is to be processed based on the consent of an individual, such consent shall be a voluntary and explicit indication of intent given by such individual on a fully informed basis. If laws or administrative regulations provide that the processing of personal information shall be subject to the separate consent or written consent of the individual concerned, such provisions shall prevail. In addition, the processing of the personal information of a minor under 14 years old must obtain the consent by a parent or a guardian of such minor and the personal information processors must adopt special rules for processing personal information of minors under 14 years old. The PRC Personal Information Protection Law also contains certain specific provisions with respect to the obligations of a personal information processor and imposes further obligations on a personal information processor that provides for basic internet platform services, has large number of users, or has complicated business activities. These obligations include, without limitation, formulation of an independent institution mainly comprising of outside members to supervise personal information processing activities, termination of provision of services for product or service providers on the platform whose personal information processing activities are in material violation of laws and regulations, and issuing personal information protection social responsibilities reports regularly.

Regulations on Privacy Protection

With respect to the security of information collected and used by mobile apps, pursuant to the Announcement of Conducting Special Supervision against the Illegal Collection and Use of Personal Information by Apps, which was issued on January 23, 2019, app operators should collect and use personal information in compliance with the Cybersecurity Law and should be responsible for the security of personal information obtained from users and take effective measures to strengthen the personal information protection. Furthermore, app operators must not force their users to make authorization by means of bundling, suspending installation or in other default forms and should not collect personal information in violation of laws, regulations, or breach of user agreements. Such regulatory requirements were emphasized by the Notice on the Special Rectification of Apps Infringing upon User’s Personal Rights and Interests, which was issued by MIIT on October 31, 2019.

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On November 28, 2019, the CAC, the MIIT, the Ministry of Public Security and the SAMR jointly issued the Methods of Identifying Illegal Acts of Apps to Collect and Use Personal Information. This regulation further illustrates certain commonly-seen illegal practices of apps operators in terms of personal information protection, including “failure to publicize rules for collecting and using personal information”, “failure to expressly state the purpose, manner and scope of collecting and using personal information”, “collection and use of personal information without consent of users of such App”, “collecting personal information irrelevant to the services provided by such app in violation of the principle of necessity”, “provision of personal information to others without users’ consent”, “failure to provide the function of deleting or correcting personal information as required by laws” and “failure to publish information such as methods for complaints and reporting”. Among others, any of the following acts of an app operator will constitute “collection and use of personal information without consent of users”: (i) collecting an user’s personal information or activating the permission for collecting any user’s personal information without obtaining such user’s consent; (ii) collecting personal information or activating the permission for collecting the personal information of any user who explicitly refuses such collection, or repeatedly seeking for user’s consent such that the user’s normal use of such app is disturbed; (iii) any user’s personal information which has been actually collected by the app operator or the permission for collecting any user’s personal information activated by the app operator is beyond the scope of personal information which such user authorizes such app operator to collect; (iv) seeking for any user’s consent in a non-explicit manner; (v) modifying any user’s settings for activating the permission for collecting any personal information without such user’s consent; (vi) using users’ personal information and any algorithms to push any information from targeted sources, without providing the option of non-targeted pushing such information; (vii) misleading users to permit collecting their personal information or activating the permission for collecting such users’ personal information by improper methods such as fraud and deception; (viii) failing to provide users with the means and methods to withdraw their permission of collecting personal information; and (ix) collecting and using personal information in violation of the rules for collecting and using personal information promulgated by such app operator.

Pursuant to the Notice of the Supreme People’s Court, the Supreme People’s Procuratorate and the Ministry of Public Security on Legally Punishing Criminal Activities Infringing upon the Personal Information of Citizens, issued in 2013, and the Interpretation of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues regarding Legal Application in Criminal Cases Infringing upon the Personal Information of Citizens, which was issued on May 8, 2017 and took effect on June 1, 2017, the following activities may constitute the crime of infringing upon a citizen’s personal information: (i) providing a citizen’s personal information to specified persons or releasing a citizen’s personal information online or through other methods in violation of relevant national provisions; (ii) providing legitimately collected information relating to a citizen to others without such citizen’s consent (unless the information is processed, not traceable to a specific person and not recoverable); (iii) collecting a citizen’s personal information in violation of applicable rules and regulations when performing a duty or providing services; or (iv) collecting a citizen’s personal information by purchasing, accepting or exchanging such information in violation of applicable rules and regulations.

On July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, or the Security Assessment Measures, which took effect on September 1, 2022, and aims to establish a continuous assessment and monitoring mechanism with respect to cross-border data transfers. The Security Assessment Measures requires that any data processor providing personal information and important data collected and generated during operations within the territory of the PRC or personal information that should be subject to security assessment according to law to an overseas recipient shall conduct security assessment. The Security Assessment Measures provides four circumstances, under any of which data processors shall apply to the national cyberspace administration for security assessment of data cross-border transfer. These circumstances include: (i) where a data processor provides important data abroad; (ii) where a CIIO or a data processor processing the personal information of more than one million individuals provides personal information abroad; (iii) where a data processor who has provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals in total since January 1 of the previous year provides personal information abroad; and (iv) other circumstances where a security assessment of cross-border data transfer is required as prescribed by the national cyberspace administration. Prior to applying for security assessment, a data processor shall conduct self-assessment on the risks of cross-border data transfers, with an emphasis on the following matters: (i) the legality, legitimacy and necessity of the purpose, scope and method of cross-border data transfers and data processing of the overseas recipient; (ii) the scale, scope, type and sensitivity of the data to be provided cross-border, and the risks to national security, public interests or the legitimate rights and interests of individuals or organizations caused by cross-border data transfers; (iii) the responsibilities and obligations that the overseas recipient promises to undertake, and whether the overseas recipient’s management and technical measures and capabilities for performing its responsibilities and obligations could guarantee the security of the data; (iv) risks of the data to be tampered with, destroyed, divulged, lost, transferred, illegally obtained or illegally used during and after cross-border data transfers, and whether the channel for the maintenance of personal information rights and interests is unobstructed; (v) whether the relevant contracts on the data to be concluded with the overseas recipient or other legally binding documents have fully agreed on the responsibilities and obligations to protect the data security; and (vi) other matters that may affect the security of cross-border data transfers. The result of a security assessment of cross-border data transfer would be valid for two years, commencing from the date when the result is issued, and the data processor shall re-apply for an assessment if certain circumstances occur within the period of validity or 60 business days prior to the expiration of the period of validity. For cross-border data transfers that have been carried out before the effectiveness of the Security Assessment Measures, if not in compliance with these measures, rectification shall be completed within six months from the effectiveness of the Security Assessment Measures.

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On February 22, 2023, the CAC promulgated Measures for the Standard Contract for Outbound Cross-Border Transfer of Personal Information which took effect on June 1, 2023, and aims to protect personal information rights and interests and regulate the outbound cross-border transfer of personal information. The Measures apply to the provision of personal information to any recipient outside of the territory of the People’s Republic of China by a personal information processor under a standard contract for outbound cross-border transfer of personal information executed with such overseas recipient. To provide personal information to an overseas recipient through a Standard Contract executed, a personal information processor shall meet the following criteria: (1) not being a critical information infrastructure operator; (2) handling personal information of fewer than one million individuals; (3) having provided personal information of fewer than 100,000 individuals in aggregate to overseas recipients since January 1 of the previous year; and (4) having provided sensitive personal information of fewer than 10,000 individuals in aggregate to any overseas recipients since January 1 of the previous year. The Measures also contains certain specific provisions with respect to the obligations of a personal information processor when providing personal information under a standard contract. These obligations include but are not limited to the personal information processor shall conduct a personal information protection impact assessment before providing any personal information to an overseas recipient.

On March 22, 2024, the CAC published the Provisions on Facilitating and Regulating Cross-border Data Flow, which came into effect as of the date of its promulgation. The Provisions shall apply when there is any inconsistency between the Provisions and the Measures for the Security Assessment of Data Cross-border Transfer promulgated on July 7, 2022, the Measures for the Standard Contract for Outbound Cross-Border Transfer of Personal Information promulgated on February 22, 2023, as well as other regulations. The Provisions regulates the obligation of a data processor transferring any data overseas under certain circumstances to apply to the national cyberspace administration authority for security assessment via the provincial-level cyberspace administration authority at its location. The circumstances include: (1) where a critical information infrastructure operator provides personal information or important data overseas; or (2) where a data processor other than critical information infrastructure operator transfers overseas the personal information of more than one million individuals (excluding sensitive personal information) or the sensitive personal information of more than 10,000 individuals on a cumulative basis starting from January 1 of the said year. The Provisions also regulates the obligation of a data processor (other than critical information infrastructure operator) to conclude a standard contract with the overseas recipient or pass the personal information protection certification pursuant to the law when such data processor transfers overseas the personal information of more than 100,000 but less than one million individuals (excluding sensitive personal information) or the sensitive personal information of less than 10,000 individuals on a cumulative basis starting from January 1 of the said year. Nevertheless, the Provisions listed out several circumstances under which the declaration for the security assessment, the conclusion of the standard contract, and the personal information protection certification are exempted. In addition, the Provisions also provides several other obligations for data processors when transferring data overseas. The obligations include but are not limited to notifying the individuals, seeking separate individual consent, carrying out personal information protection impact assessment, adopting technical measures and other necessary measures to protect data security.

Regulations Relating to Rental Agreements

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019, lessors and lessees are required to enter a written lease contract containing provisions such as the term of the lease, the intended use of the premises, the respective parties’ liability for rent and repair, and other rights and obligations of both parties. Both lessor and lessee are also required to register the lease with the real estate administration department.

Regulations Relating to Environmental Protection

The Environmental Protection Law of the PRC (the “Environmental Protection Law”) was promulgated and became effective on December 26, 1989, and was most recently amended on April 24, 2014. Pursuant to the Environmental Protection Law, an environmental impact assessment shall be conducted as legally required in the construction of a project impacting the environment. The pollution prevention and control installations in a construction project must be designed, built and used simultaneously with the body of the project.

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The Environmental Impact Assessment Law of the PRC (the “Environmental Impact Assessment Law”) was promulgated on October 28, 2002, and last amended on December 29, 2018. The Environmental Impact Assessment Law implements classified administration of environmental impact assessments for construction projects in accordance with the degree of environmental impact of construction projects. In the event of any possible significant environmental impact, an environmental impact report shall be prepared for comprehensive assessment of the environmental impact. In the event of any slight environmental impact, an environmental impact statement shall be prepared for analysis or assessment of specific items relating to the environmental impact. In the event of minimal environmental impact which does not warrant an environmental impact assessment, an environmental impact registration form shall be completed. Where the environmental impact assessment documents of a construction project are not examined or approved by the relevant examination and approval authorities, the construction shall not be permitted to commence.

As of the date of this prospectus, the PRC subsidiaries have provided the required environmental impact assessments to the relevant government authorities, and none of the PRC subsidiaries have received any notice of material noncompliance by any relevant government authorities.

Regulation Relating to Anti-Monopoly and Anti-Unfair Competition

On August 30, 2007, the SCNPC adopted the PRC Anti-Monopoly Law, which was recently amended on June 24, 2022, and became effective on August 1, 2022, providing the regulatory framework for the PRC anti-monopoly. Under the PRC Anti-Monopoly Law, the prohibited monopolistic acts include monopolistic agreements, abuse of a dominant market position and concentration of businesses that may have the effect of eliminating or restricting competition.

On January 24, 2024, the Provisions of the State Council on Thresholds for Prior Notification of Concentrations of Undertakings, or the Provisions for Prior Notification of Concentration of Undertakings, adopted at the 22nd Executive Meeting of the State Council on December 29, 2023, became effective and specified the updated thresholds for prior notification of concentration of undertakings.

According to the Anti-Monopoly Law, “monopoly agreements” refer to any agreement, decision, or other concerted action to exclude or limit competition. Monopoly agreements between business operators who are in competition with each other are prohibited when the monopoly agreements are on (1) fixing or changing the prices of a product; (2) limiting the production or sales volume of a product; (3) dividing a sales market or the market from which raw materials are purchased; (4) restricting the purchase of new technology or new equipment or preventing the development thereof; or (5) boycotting trading; or (6) other monopoly agreements as determined by the State Council’s AML enforcement authority. In addition, monopoly agreements between a business operator and a transaction counterparty are prohibited under certain circumstances.

Pursuant to the PRC Anti-Monopoly Law, a business operator that possesses a dominant market position is prohibited from abusing its dominant market position, including conducting the following acts: (i) selling commodities at unfairly high prices or buying commodities at unfairly low prices; (ii) without justifiable reasons, selling commodities at prices below cost; (iii) without justifiable reasons, refusing to enter into transactions with their trading counterparts; (iv) without justifiable reasons, allowing trading counterparts to make transactions exclusively with itself or with the business operators designated by it; (v) without justifiable reasons, tying commodities or imposing unreasonable trading conditions to transactions; (vi) without justifiable reasons, applying differential prices and other transaction terms among their trading counterparts who are on an equal footing; and (vii) other acts determined as abuse of dominant market position by the relevant governmental authorities.

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Pursuant to the PRC Anti-Monopoly Law, Provisions for Prior Notification of Concentrations of Undertakings, and relevant regulations, when a concentration of undertakings occurs and reaches any of the following thresholds, the undertakings concerned shall file a prior notification with the anti-monopoly agency (i.e., the SAMR), (i) the total global turnover of all operators participating in the transaction exceeded RMB 12 billion in the preceding fiscal year and at least two of these operators each had a turnover of more than RMB 800 million within China in the preceding fiscal year, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 4 billion in the preceding fiscal year, and at least two of these operators each had a turnover of more than RMB 800 million within China in the preceding fiscal year are triggered, and no concentration shall be implemented until the anti-monopoly agency clears the anti-monopoly filing. Where, although a concentration of undertakings does not reach the threshold, there is evidence proving that the concentration has or may have effect of eliminating or restricting competition, the State Council may require the undertakings to file a prior notification. “Concentration of undertakings” means any of the following: (i) merger of undertakings; (ii) acquisition of control over another undertaking by acquiring equity or assets; or (iii) acquisition of control over, or exercising decisive influence on, another undertaking by contract or by any other means. If business operators fail to comply with the PRC Anti-Monopoly Law or other relevant regulations, the anti-monopoly agency is empowered to cease the relevant activities, unwind the transactions, and confiscate illegal gains and fines. Furthermore, business operators may be subject to criminal liability in the case of serious violation.

The Anti-Unfair Competition Law of the PRC was last revised on April 23, 2019. According to the Anti-Unfair Competition law, a business operator shall follow the principles of voluntariness, equality, fairness, and good faith, abide by laws and observe business ethics while carrying out production or business activities. The Anti-Unfair Competition law includes several prohibitions for the business operator, which includes that a business operator shall not perform acts of confusion, resort to bribery, conduct any false or misleading commercial advertising of their goods or engage in the infringements of trade secrets.

Regulations Relating to Intellectual Property Rights

Trademarks

The Trademark Law of the PRC (the “Trademark Law”) was promulgated by the SCNPC on August 23, 1982, was last revised on April 23, 2019, and became effective on November 1, 2019. According to the Trademark Law, any natural person, legal person, or other organization that needs to obtain the exclusive right to use a trademark for its goods or services in the course of manufacturing and business activities shall apply to the trademark office of the administrative department for industry and commerce under the State Council for trademark registration. A registered trademark refers to a trademark that is registered with the approval of the trademark office.

The owner of a registered trademark enjoys the exclusive right to use the trademark. A registered trademark shall be valid for 10 years, commencing from the date when its registration is approved. The exclusive right to use a registered trademark shall be limited to trademarks which are registered upon approval and to the commodities on which the use of a trademark is approved.

According to the Trademark Law, if anyone uses a trademark that is similar to a registered trademark on the same kind of goods, or uses a trademark that is identical with or similar to the registered trademark on similar goods, without the authorization of the registered trademark owner, and the use is likely to cause confusion, such use shall constitute infringement on the trademark owner’s exclusive right to use the registered trademark. Any dispute over infringement upon the exclusive right to use a registered trademark shall be resolved through negotiation. Where the parties concerned refuse to negotiate or a negotiation fails, the trademark registrant or any interested party may file a lawsuit in the court or request the administrative department for industry and commerce to deal with the dispute.

Copyrights

The Copyright Law of the PRC (the “Copyright Law”) was promulgated by the SCNPC on September 7, 1990, and was last amended on November 11, 2020, and became effective on June 1, 2021. According to the Copyright Law, works of Chinese citizens, legal persons, or unincorporated organizations, whether published or not, shall have copyright in accordance with the Copyright Law. The National Copyright Administration shall be responsible for the administration of copyrights nationwide. The local departments of copyright at or above the county level shall be responsible for the administration of copyright in their respective administrative regions.

The duration of copyright protection is generally fifty years. Copyright includes the right of publication, authorship, alteration, integrity, reproduction, distribution, rental, exhibition, performance, projection, broadcasting, communication through information network, cinematography, adaptation, translation, compilation, and other rights.

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A copyright dispute may be settled through mediation or be submitted to an arbitration institution for arbitration under a written arbitration agreement between the parties or under the arbitration clause in the copyright contract. In the event there is neither a written arbitration agreement between the parties nor an arbitration clause in the copyright contract, parties may directly bring a lawsuit in a court.

Patents

According to the PRC Patent Law promulgated by the SCNPC on March 12, 1984, with the currently effective version took effect from June 1, 2021, and the Implementation Rules of the PRC Patent Law, which was promulgated by the State Council in June 2001 and last amended in December 2023, there are three types of patents in the PRC: invention patents, utility model patents and design patents. The protection period is 20 years for an invention patent and 10 years for a utility model patent and 15 years for a design patent, commencing from their respective application dates. Any individual or entity that utilizes a patent or conducts any other activities that infringe a patent without prior authorization of the patent holder shall pay compensation to the patent holder and is subject to a fine imposed by relevant administrative authorities and, if constituting a crime, shall be held criminally liable in accordance with the law. According to the PRC Patent Law, any organization or individual that applies for a patent in a foreign country for an invention or utility model patent established in China is required to report to the National Intellectual Property Administration for confidentiality examination.

Domain name

The Administrative Measures for Internet Domain Names was promulgated by the MIIT on August 24, 2017, and became effective on November 1, 2017. It applies the “first-to-file” principle to domain name registration service, unless otherwise provided in relevant rules.

According to the Interpretation of the Supreme People’s Court on several issues concerning the Applicable Law in the trial of civil cases involving network domain names promulgated on July 17, 2001 and amended on December 29, 2020, where the court determines that the registration and use of a domain name constitutes infringement or unfair competition, it may order the defendant to stop the infringement or cancel the domain name, or, at the request of the plaintiff, order the plaintiff to register and use the domain name. If actual damage is caused to the right holder, the defendant may be ordered to compensate for the loss.

As of the date of this prospectus, to the best of our knowledge, neither we, nor any of the PRC subsidiaries have infringed, nor have we received any notice of infringement or been subject to any disputes regarding the intellectual property of others since our inception.

Regulations Relating to Taxation

Enterprise Income Tax (“EIT”)

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”) and the Implementation Rules of the EIT Law, an enterprise established outside the PRC with a de facto management body within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes. An enterprise which is established under the laws of foreign countries and has no de facto management body within the PRC, but has established institutions or premises in the PRC, or has no such institutions or premises but has income generated from the PRC, is considered as a non-resident enterprise. EIT shall be applicable at a uniform rate of 25% to both resident and non-resident enterprises in principle. EIT shall be payable by a resident enterprise for income sourced within or outside the PRC. EIT shall be payable by a non-resident enterprise, for income sourced within the PRC by its institutions or premises established in the PRC, and for income sourced outside the PRC for which the institutions or premises established in the PRC have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in the PRC or has income bearing no de facto relationship with the institution or premises established in the PRC, EIT shall be payable by the non-resident enterprise only for income sourced within the PRC at the rate of 20%. A PRC withholding tax at the rate of 10% is applicable to dividends payable to foreign investors that are non-resident enterprises that have not set up institutions or establishments in China, or have set up institutions or establishments but the income obtained by the said enterprises has no actual connection with the set-up institutions or establishments to the extent that such dividends have their sources within the PRC, unless otherwise provided in any applicable tax treaty. Similarly, any gain realized on the transfer of equity interests by such investors is subject to the EIT at the rate of 10% if such gain is regarded as income derived from the PRC.

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The applicable EIT rate of the PRC subsidiaries is 25%, 15% (if qualified as high and new technology enterprise) or 5% (if qualified as small-scaled minimal profit enterprise). As of the date of this prospectus, there have not been any notifications of any instances of any material non-compliance to the EIT Law and rules in China provided to us or any of the PRC subsidiaries by the relevant government authorities.

Value-added Tax (“VAT”)

Pursuant to the Pilot Scheme for Replacing Business Tax with Value-Added Tax (the “Pilot Scheme”), which was issued jointly by the Ministry of Finance of the PRC (“MOF”) and the SAT on November 16, 2011 and became effective on the same day, On the base of the current standard VAT rate of 17% and low VAT rate of 13%, two low tax rates of 11% and 6% shall be added. The VAT rate of 17% applies to movable property leasing services, the VAT rate of 11% applies to transportation and construction services, and the VAT rate of 6% applies to the other modern services, such as research and technical services, information technology services, cultural and creative services, and logistics support services. As of August 1, 2013, the Pilot Scheme has been implemented nationwide.

Pursuant to the Provisional Regulations on Value-added Tax of the PRC (the “VAT Regulations”), which was promulgated by the State Council on December 13, 1993, and was last amended and became effective on November 19, 2017, and the Implementing Rules of the Provisional Regulations on Value-added Tax of the PRC, which was promulgated by the MOF on December 25, 1993, and was last amended on October 28, 2011, entities or individuals in the PRC engaging in the sale of goods, services, intangible assets or real estate, the provision of processing, repairs and replacement services, and the importation of goods are required to pay VAT. The amount of VAT payable is calculated by subtracting “input VAT” from “output VAT.” Where a taxpayer sell goods, labor services or tangible personal property leasing services or import goods, the VAT rate is 17%, except as otherwise provided in the VAT Regulations.

The applicable VAT rate of the PRC subsidiaries is 13%, 9%, or 6%. As of the date of this prospectus, there have not been any notifications of any instances of any material non-compliance to the VAT rules and regulations in China provided to us nor to any of the PRC subsidiaries by the relevant government authorities.

Regulations Relating to Employment and Social Welfare

Labor Contracts

Pursuant to the Labor Law of the PRC which become effective on December 29, 2018, the Labor Contract Law of the PRC, which was adopted by the SCNPC on June 29, 2007, was amended on December 28, 2012, and became effective on July 1, 2013, and the Regulations on Implementation of the Labor Contract Law of the PRC, which was promulgated by the State Council and became effective on September 18, 2008, a written labor contract should be concluded to establish a labor relationship. If no written labor contract is concluded as of the date of employment, such contract shall be concluded within one month as of the date of employment. If an employer fails to conclude a written labor contract with an employee for more than one month but less than one year as of the date of employment, the employer shall pay the employee two times his monthly salary. In addition, if an employer fails to conclude a written labor contract with an employee within one year as of the date of employment, the employer shall be deemed to have concluded an open-ended labor contract with the employee.

As of the date of this prospectus, there have not been notifications of any instances of non-compliance to the labor-related laws in China provided to us nor to any of the PRC subsidiaries by the relevant government authorities.

Social Insurance and Housing Provident Fund

According to the Social Insurance Law of the PRC (the “Social Insurance Law”), which was promulgated by the SCNPC on October 28, 2010, and was amended and became effective on December 29, 2018, employees shall participate in the basic endowment insurance, basic medical insurance, unemployment insurance, employment injury insurance and maternity insurance. The basic endowment, medical insurance and unemployment insurance premiums shall be jointly paid by employers and employees. The employment injury insurance and maternity insurance premiums shall be paid by employers rather than employees. An employer shall apply to the local social insurance agency for social insurance registration in accordance with the Social Insurance Law. In addition, an employer shall declare and pay social insurance premiums in full and on time. No postponement, reduction or exemption of payment shall be allowed without any force majeure or other statutory exceptions.

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According to the Regulations on Management of Housing Provident Fund, which was promulgated by the State Council, and was last amended and became effective on March 24, 2019, an employer needs to pay housing provident funds for its employees. A newly established entity shall register with the relevant housing provident fund management center within 30 days from the date of establishment and open a housing provident fund account at a designated bank on behalf of its employees within 20 days from the date of registration. When hiring a new employee, an employer shall register with the housing provident fund management center within 30 days from the date of employment and open a housing provident fund account for such new employee at a designated bank. An employer shall pay the full amount of the housing provident fund on time and shall not be overdue in the payment or underpay the housing provident fund. The housing provident fund payment by both an employer and an employee shall not be less than 5% of the average monthly salary of the employee in the previous year. If an employer fails to make full payment of housing provident funds for its employees in accordance with relevant laws and regulations, the housing provident fund management center shall order such employer to make the payment within a prescribed time limit. If payment is still not made within the prescribed time limit, an application may be made to the court for compulsory enforcement.

Regulations Relating to Foreign Currency Exchange and Dividend Distributions

Foreign Currency Exchange

According to the Regulations on the Foreign Exchange Control of the PRC (the “Foreign Exchange Administration Regulations”), which was promulgated by the State Council on January 29, 1996, and was last amended on August 5, 2008, payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, can be made in foreign currencies without prior approval from the SAFE. However, prior approval from the SAFE is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital account items, such as capital transfer, direct investment, investment in securities, derivative products, or loans. Under the Foreign Exchange Administration Regulations, if an FIE intends to pay dividends and provides certain evidence documents (board resolution, tax certificates, etc.), such enterprise may purchase foreign currency without approval of the SAFE. If an FIE intends to engage in trade and services-related foreign exchange transactions and provides relevant commercial documents, such enterprise may purchase foreign currency without approval of the SAFE. An FIE may retain a certain amount of foreign currency, subject to a cap approved by the SAFE, to satisfy its foreign currency liabilities. In addition, foreign exchange transactions involving overseas direct investment, investment in securities, or derivative products must be registered with the governmental authorities in charge of foreign exchange administration and must be approved or put on record by the other relevant governmental authorities where necessary.

The Circular on Reforming the Administrative Approaches to Settlement of Foreign Exchange Capital of Foreign-invested Enterprises (the “SAFE Circular 19”) was promulgated by the SAFE on March 30, 2015, became effective on June 1, 2015, and was last amended on March 23, 2023. In comparison to the Foreign Exchange Administration Regulations, the SAFE Circular 19 provides greater flexibility to an FIE in converting foreign exchange capital in its capital account into Renminbi funds and allows an FIE to use its converted Renminbi funds to make equity investments in China after performing required procedures. Under the SAFE Circular 19, an FIE may choose to convert any amount of foreign exchange capital in its capital account into Renminbi funds according to its actual business needs. The converted Renminbi funds will be kept in a designated account. If an FIE intends to initiate a new foreign exchange transaction in its capital account, it must provide supporting documents and go through the review process with the bank. An FIE is allowed to use its converted Renminbi funds only within the approved business scope.

On June 9, 2016, the SAFE issued the Circular on Management of Foreign Exchange Settlement under the Capital Account (the “SAFE Circular 16”), which reiterates some of the rules set forth in the SAFE Circular 19. According to the SAFE Circular 16, an enterprise may convert its foreign exchange capital, foreign debt, and funds recovered from overseas listing into Renminbi on a discretionary basis. The converted Renminbi funds may be used to extend loans to related parties or repay inter-company loans (including advances by third parties).

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On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, or SAFE Circular 28 (2019), which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met.

On April 10, 2020, SAFE promulgated Notice of the SAFE on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or SAFE Circular 8 (2020), which simplifies the procedures of domestic payments with the use of registered capital, foreign debt and overseas listing by qualified enterprises.

On December 31, 2020, the People’s Bank of China, together with the National Development and Reform Commission, Ministry of Commerce, State-owned Assets Supervision and Administration Commission of the State Council, China Banking and Insurance Regulatory Commission, and SAFE, jointly issued the Notice on Further Optimizing Cross-border RMB Policies to Support the Stabilization of Foreign Trade and Foreign Investment, or PBOC Notice 330 (2020), which came into force on February 4, 2021. The PBOC Notice 330 (2020) aims to optimize the administration of cross-border RMB investment and financing by taking measures to relax the restrictions on the use of RMB income under certain capital accounts, facilitating reinvestment in China by foreign-invested enterprises, cancelling the relevant special account management requirements for foreign direct investment, optimizing the administration of overseas RMB borrowings of domestic enterprises and simplifying the administration of overseas RMB loans of domestic enterprises. However, the implementation of PBOC Notice 330 (2020) may still have regional differences, which depends on the domestic banks located in different provinces.

On November 19, 2012, the SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment (the “SAFE Circular 59”), which became effective on December 17, 2012, and was last amended on December 30, 2019. The SAFE Circular 59 amends and simplifies the foreign exchange procedure. According to the SAFE Circular 59, approval or verification from the SAFE is not required for a foreign investor or an FIE: (i) to open various special purpose foreign exchange accounts, such as pre-investment expenses accounts, foreign exchange capital accounts, asset realization accounts, and guarantee accounts; (ii) to reinvest his lawful income derived in the PRC, such as profits, proceeds of equity transfer, capital reduction, liquidation and early repatriation of investment; or (iii) to remit foreign exchange capital as a result of capital reduction, liquidation, early repatriation or stock transfer. Multiple capital accounts for the same entity may be opened in different provinces.

On July 4, 2014, the SAFE promulgated the Circular of the SAFE on Foreign Exchange Administration of Overseas Investments and Financing and Round-Trip Investments by Domestic Residents via Special Purpose Vehicles (the “SAFE Circular 37”). According to the SAFE Circular 37, a Chinese resident must apply to a local SAFE branch to register foreign exchange before contributing money to an overseas SPV. An overseas SPV refers to an overseas company that is directly incorporated or indirectly controlled by a Chinese resident using its assets or rights and interests for the purpose of investments and financing. Following the initial registration, in the event of any alternation in the basic information, such as shareholders, name and operating duration of any individual Chinese resident, or key information, such as increases or decreases in capital, or equity transfers, swaps, consolidations, or splits, a Chinese resident must register the change in the foreign exchange with a local SAFE branch. If a Chinese shareholder holding interest in an overseas SPV fails to fulfill the required SAFE registration, the SPV’s PRC subsidiaries may be restricted from making profit distributions to the offshore parent and prohibited from carrying out cross-border foreign exchange transactions, and the SPV may be restricted from contributing additional capital to its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under the PRC law for evasion of foreign exchange controls.

On February 13, 2015, the Circular of Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment (the “SAFE Circular 13”) was promulgated by the SAFE and took effect on June 1, 2015. The attachment of SAFE Circular 13 was last amended on December 30, 2019. The SAFE Circular 13 cancels registration and verification of foreign exchange under direct investment. Chinese and overseas investment entities can go directly to banks for registration for foreign exchange under domestic or overseas direct investment. The SAFE Circular 13 simplifies procedures for some direct investment-related foreign exchange transactions and cancels annual check of foreign exchange for direct investment and replaces it with registration for accumulated equity in domestic and overseas direct investment.

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Pursuant to the Circular 37, a PRC resident shall register with a local SAFE branch before he or she contributes assets or equity interests in an overseas SPV, that is directly established or controlled by the PRC resident for the purpose of conducting overseas investment or financing. Failure to comply with the SAFE registration requirements could result in penalties for evasion of foreign exchange controls. The Circular No. 13 provides that banks can directly handle the initial foreign exchange registration and amendment registration under the Circular 37.

All of the PRC resident shareholders of our Company completed the initial foreign exchange registration on March 8, 2024.

Dividend Distributions

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company incorporated in the Cayman Islands, we will be dependent on receipt of funds from our Hong Kong subsidiary.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to TY HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, pursuant to the Company Law of the PRC, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other purposes, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors.

The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. TY HK may be considered a non-resident enterprise for PRC tax purposes. Any dividends that our PRC subsidiaries pay to TY HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

For us to pay dividends to our shareholders, we will rely on payments made from the Operating Subsidiaries in the PRC to WFOE, from WFOE to TY HK, and the distribution of such payments indirectly to our Company. According to the PRC Enterprise Income Tax Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (i) the Hong Kong project must be the beneficial owner of the relevant dividends; and (ii) the Hong Kong project must directly hold no less than a 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. As of the date of this prospectus, TY HK is more likely to be subject to the 10% withholding tax rate. If TY HK is considered as a Hong Kong resident enterprise, as stipulated by the Double Tax Avoidance Arrangement and other applicable laws, the withholding tax may be reduced to 5%.

Regulations Relating to Stock Incentive Plans

According to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, or the Share Incentive Rules, which was issued on February 15, 2012 and other regulations, directors, supervisors, senior management and other employees participating in any share incentive plan of an overseas listed company who are PRC citizens or non-PRC citizens residing in China for a continuous period of not less than one year, subject to certain exceptions, are required to register with the SAFE. All such participants need to authorize a qualified PRC agent, such as a PRC subsidiary of the overseas listed company to register with the SAFE and handle foreign exchange matters such as opening accounts, transferring and settlement of the relevant proceeds. The Share Incentive Rules further require an offshore agent to be designated to handle matters in connection with the exercise of share options and sales of proceeds for the participants of the share incentive plans. Failure to complete the said SAFE registrations may subject us and the participants to fines and legal sanctions.

In addition, the SAT has issued certain circulars concerning employee stock options and restricted shares, such as the Notice of Ministry of Finance and State Administration of Taxation on Issues relating to the Levy of Individual Income Tax on Personal Income from Stock Options. Under these circulars, employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. The PRC subsidiaries of an overseas listed company are required to file documents related to employee stock options and restricted shares with relevant tax authorities and to withhold individual income taxes of employees who exercise their stock option or purchase restricted shares. If the employees fail to pay or the PRC subsidiaries fail to withhold income tax in accordance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC governmental authorities.

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MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)
Yin Zhang	37	Chairman of the Board of Directors
Chenyu Wang	32	Chief Executive Officer and Director
Jiong Bian	56	Chief Financial Officer
Yan Zhang*	42	Independent Director
Chen Chen*	48	Independent Director
Jun Ye Wu*	39	Independent Director

Yin Zhang - Chairman of the Board of Directors

Yin Zhang has served as the Chairman of the board of directors (the “Board”) since May 6, 2024, and director of the Company since January 18, 2024. Mr. Zhang has also served as the Chairman of Zhejiang Xinyu since April 2020 and Chairman of SH Zhang Yang since March 2021. From June 2019 to June 2021, he served as Vice President of Zhejiang Baisuo Qianxun Supply Chain Management Co., Ltd. From July 2016 to May 2019, he served the President of Shanghai Yueqi Trading Co., Ltd. He served as Deputy General Manager of Tianjin Chemical Light Trade Co., Ltd. From June 2013 to June 2016. Mr. Zhang received his bachelor’s degree in international trade from East China University of Political Science and Law in 2009.

Chenyu Wang – Chief Executive Officer and Director

Chenyu Wang has served as the Chief Executive Officer of the Company since May 6, 2024, and director of the Company since January 18, 2024. Mr. Wang has also served as the President of SH Zhang Yang since September 2021. From June 2015 to June 2021, he served as the Business Manager of Zhongzhi Guofu (Shanghai) Holdings Co., Ltd. Mr. Wang received a bachelor’s degree in financial management from Shanghai Business School in 2014.

Jiong Bian – Chief Financial Officer

Jiong Bian has served as the Chief Financial Officer of the Company since May 1, 2024. From January 2023 to April 2024, Mr. Bian served as the Chief Financial Officer of Yiwu City Chuxian Health Management Co. Ltd. From August 2018 to January 2023, Mr. Bian served as the Chief Financial Officer of Paranovus Entertainment Technology Ltd (NASDAQ: PAVS), formerly known as Happiness Biotech Group Limited (NASDAQ: HAPP), responsible for assisting the company to complete its initial public offering on Nasdaq and managing the company’s finances. From January 2013 to October 2017, Mr. Bian served as the Chief Financial Officer of CWZ China Flowers AG, a Deutsche Börse listed company, formerly known as XinRuiKe, responsible for the initial public offering preparation and afterwards investor relationship. From January 2008 to December 2012, Mr. Bian was a vice president for Viscardi AG. where he was responsible for introducing Frankfurt stock exchange listing incentives and the company’s scope of service to local companies, encouraging Chinese companies to have an initial public offering on the German equity market. Mr. Bian obtained a bachelor’s degree in economics from Shanghai University of Finance and Economics. He is also a CFA Charter holder in the U.S.

Yan Zhang – Independent Director

Yan Zhang has served as an independent Director of the Company since December 1, 2024, and will be appointed as the chairman of the audit committee, and the member of the compensation committee and nominating and corporate governance committee effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. From 2019 to 2024, Ms. Zhang served as the managing director of Newell Holding Group Co. Ltd. From 2016 to 2019, Ms. Zhang served as the engagement partner of RSM China Certified Public Accountants LLP, responsible for auditing and accounting services on the initial public offering deals or listed companies. From 2010 to 2016, she served as the senior manager of BDO Shu Lun Pan Certified Public Accountants LLP. From 2007 to 2010, she served as the business analyst of Bristol Myers Squibb China Company. She served as senior of PricewaterhouseCoopers Zhong Tian CPAs LLP from 2004 to 2007. Ms. Zhang obtained dual bachelor’s degrees in law and accounting from Shanghai University of Finance and Economics in 2004 and a master’s degree in management from Peking University in 2014. She obtained the fellow Australian certified public accountant certificate in 2015.

Chen Chen – Independent Director

Chen Chen has served as an independent Director of the Company since December 1, 2024, and will be appointed as the chairman of the compensation committee, and the member of the audit committee and nominating and corporate governance committee effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. From September 2021 to October 2024, he served as the consultant of Shanghai Yihao Property Management Co., Ltd. From January 2011 to August 2021, Mr. Chen served as the co-founder and general manager of Shanghai Win-wing International Logistics Co., Ltd, responsible for formulating the company’s development strategy plan, management plan, and new business development projects between China and Canada. From July 2011 to August 2014, he served as the national service manager of WAM Bulk Handling (PRC) Company. From September 2009 to December 2010, he served as the deputy general manager of Shanghai Global star International Logistics Co., Ltd. He served as the service manager of Black & Decker – China from February 2008 to August 2009. From July 1998 to January 2008, he worked for Japan Airlines/Lufthansa German Airlines and BOSCH Power Tools (China) Co., Ltd. Mr. Chen obtained a bachelor’s degree in mechanical and electric devices of aircraft from Shanghai University of Engineering and Science in 1998 and a master’s degree in logistics management from Shanghai Jiaotong University in 2007.

Jun Ye Wu – Independent Director

Jun Ye Wu has served as an independent Director of the Company since December 1, 2024, and will be appointed as the chairman of the nominating and corporate governance committee, and the member of the audit committee and compensation committee effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Since August 2023, Mr. Wu has served as an independent director for Fitell Corporation (FTEL.NASDAQ), overseeing the company’s management acts and helping the company improve corporate governance and ethics standards. Since November 2020, Mr. Wu has served as company secretary of Victor Group Holdings Limited (VIG.ASX), providing guidance to its board of directors on corporate governance policies and implementing procedures to ensure compliance, advising directors and officers in relation to ASX listing rules and other regulations, and managing corporate compliance and regular disclosure obligations. From December 2015 to March 2020, Mr. Wu served as the founding director of The President Group in Sydney, Australia, during which time he advised on ASX/NSX listings, provided post-listing services to clients, and provided investor relations services. Mr. Wu has previous experience from March 2007 to December 2013 as a senior analyst, account manager, and investment banking associate with JP Morgan Australia, FNZ Australia, and UBS AG, respectively. Mr. Wu holds a Bachelor of Commerce degree in Marketing from Macquarie University.

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

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Controlled Company

Upon completion of this offering, our Chairman of the board of directors, Mr. Yin Zhang, through Phelan Investment Holdings Limited, will beneficially own approximately [  ]% of the aggregate voting power of our issued and outstanding Ordinary Shares. Mr. Yin Zhang’s wife, Yun Shi, through Pirya Holdings Limited, will own [ ]% of the voting power of our equity interests through the ownership of Ordinary Shares immediately following completion of this offering. Consequently, Mr. Yin Zhang will have the ability to determine all matters requiring approval by shareholders by [ordinary] resolutions. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all the corporate governance requirements of Nasdaq.

Board of Directors

Our board of directors has five directors, three of whom are “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required. None of our directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of Yan Zhang, Chen Chen, and Jun Ye Wu. Yan Zhang will be the chairperson of our audit committee. We have determined that Yan Zhang, Chen Chen, and Jun Ye Wu will satisfy the “independence” requirements of the Nasdaq listing rules under and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Yan Zhang qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq listing rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

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●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee

Our compensation committee will consist of Yan Zhang, Chen Chen, and Jun Ye Wu. Chen Chen will be the chairperson of our compensation committee. We have determined that Yan Zhang, Chen Chen, and Jun Ye Wu will satisfy the “independence” requirements of the Nasdaq listing rules and Rule 10C-1 under the Securities Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel, or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension, and welfare benefit plans.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of Yan Zhang, Chen Chen, and Jun Ye Wu. Jun Ye Wu will be the chairperson of our nominating and corporate governance committee. We have determined that Yan Zhang, Chen Chen, and Jun Ye Wu will satisfy the “independence” requirements of the Nasdaq listing rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition considering the characteristics of independence, age, skills, experience, and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

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In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our Company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

Code of Ethics and Corporate Governance

We will adopt a code of ethics, which will be applicable to all our directors, executive officers, and employees prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will make our code of ethics publicly available on our website.

In addition, our board of directors will adopt a set of corporate governance guidelines covering a variety of matters, including approval of related party transactions prior to the effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death, or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our Articles of Association as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association as may be amended from time to time.

Interested Transactions

A director may, subject to any separate requirement for audit committee approval under applicable law, the Memorandum and Articles of Association, as may be amended from time to time, or the Nasdaq Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud, the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

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Under our Memorandum and Articles of Association, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives, among other persons, from and against (a) all actions, proceedings, costs, charges, losses, damages, liabilities and expenses which they or any of them may incur or sustain by the existing or former director (including alternate director), secretary or officer in or about the conduct of our company’s business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not we have or would have had the power to indemnify the directors or officers against the liability as provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling our company under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Employment Agreements and Indemnification Agreements

[We have entered into employment agreements with our executive officers.] Each of our executive officers is employed for a continuous term until the executive officer’s successor is duly elected or appointed and qualified or until the executive officer’s earlier death, disqualification, resignation or removal from office, pursuant to the terms of the employment agreement, the Company’s then current memorandum and articles of association, as may be amended from time to time, or any applicable laws, rules, or regulations. We may terminate an executive officer’s employment for cause, at any time, without notice or remuneration, if the executive officer is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, has been grossly negligent or acted dishonestly to the detriment of the Company, has engaged in actions amounting to willful misconduct or failed to perform his duties under this employment agreement and such failure continues after the executive officer is afforded a reasonable opportunity to cure such failure, or the executive officer violates confidentiality term of the employment agreement. An executive officer may terminate his or her employment at any time with one month’s prior written notice.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company to the fullest extent permitted by law with certain limited exceptions.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

Upon completion of this offering, the board of directors will adopt a code of business conduct and ethics applicable to our directors, officers and employees in connection with our application to list on the Nasdaq Capital Market. Our Code of Business Conduct and Ethics will require us to comply with applicable laws, regulations and rules; keep accurate corporate records; avoid conflicts of interest; maintain corporate confidentiality; refrain from insider trading, corruption, harassment and other inappropriate behavior; and encourage reporting of any known or suspected violations without fear of reprisal.

We currently do not have a code of business conduct and ethics applicable to our directors, officers and employees. However, we intend to adopt one in the near future in connection with our application to list on the Nasdaq Capital Market.

Compensation of Directors and Executive Officers

As of December 31, 2023 and 2024, we paid an aggregate of approximately $25,845.43 and $60,142.75, respectively, to our executive officers and directors and we paid an aggregate of approximately $7,893.59 to our independent directors as of December 31, 2024. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her medical insurance, maternity insurance, workplace injury insurance, unemployment insurance, pension benefits through a PRC government-mandated multi-employer defined contribution plan and other statutory benefits. We made contributions to our executive officers and directors’ medical insurance, unemployment insurance, and other statutory benefits as required by PRC law, which totaled approximately $8,518.82 and $12,348.97 for the fiscal years ended December 31, 2023 and 2024, respectively.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

The calculations in the table below are based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus, and [   ] Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option. All of our shareholders who own our Ordinary Shares have the same voting rights.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering (1)(2)		Ordinary Shares Beneficially Owned After This Offering (3)
	Number	%	Number	%
Directors and Executive Officers:
Yin Zhang (4) (5)	8,503,000	85.03%
Chenyu Wang (6)	499,000	4.99%
Jiong Bian	-	-
Yan Zhang	-	-
Chen Chen	-	-
Jun Ye Wu	-	-
All Directors and Executive Officers as a Group (6 people)	9,002,000	90.02%

Principal Shareholders holding 5% or more:
Phelan Investment Holdings Limited (4)	8,004,000	80.4%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Ordinary Shares. All shares represent only Ordinary Shares held by shareholders as no options are issued or outstanding.

(2)	Calculation based 10,000,000 Ordinary Shares issued and outstanding immediately before the Offering. Each Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at general meetings of the Company.

(3)	Assuming [ ] Ordinary Shares are issued in this offering.

(4)	Yin Zhang beneficially owns 8,004,000 Ordinary Shares through Phelan Investment Holdings Limited, a company incorporated under the laws of the British Virgin Islands. Yin Zhang has the sole voting and dispositive power of all the shares held by Phelan Investment Holdings Limited. The registered address of Phelan Investment Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands

(5)	Includes 499,000 Ordinary Shares held by Yin Zhang’s wife, Yun Shi, through Pirya Holdings Limited.

(6)	Chenyu Wang beneficially owns 499,000 Ordinary Shares through Ziv International Holdings Limited, a company incorporated under the laws of the British Virgin Islands. Chenyu Wang has the sole voting and dispositive power of all the shares held by Ziv International Holdings Limited. The registered address of Ziv International Holdings Limited is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

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RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2022 and 2023, and for the six months ended June 30, 2024:

Name of related parties	Relationship with the Company
Mr. Yin Zhang	Chairman of the Board of Director and a shareholder of the Company
Mr. Chenyu Wang	CEO and director of the Company

The Company has the following balances with its related parties:

	As of
	December 31, 2022	December 31, 2023	June 30, 2024
	$’000	$’000	$’000
Amounts due to Mr. Yin Zhang	3,835	4,701	-
Amounts due to Mr. Chenyu Wang	149	145	1
Total amount due to related parties	3,984	4,846	1

The balances of related parties mainly consisted of consideration deemed in the share transfer agreement during the Reorganization process as discussed in Note 1 of the Notes to Consolidated Financial Statements which amounted to $2,527,000 and $2,455,000 for the years ended 2022 and 2023. As of the date of this prospectus, the above-mentioned consideration amounts have been fully paid.

Other than the consideration deemed in the share transfer agreement, the amounts due to Mr. Yin Zhang were as working capital to support the Company’s operations during the years ended December 31, 2022 and 2023. The balance was unsecured, interest-free and due upon demand. As of the date of this prospectus, there are no outstanding amounts due to Mr. Yin Zhang and Mr. Chenyu Wang.

Other asset – related party

		As of
Account	Name of related parties	December 31, 2022	December 31, 2023	June 30, 2024
		$’000	$’000	$’000
Other asset – related party	Mr. Yin Zhang	-	-	149
Total		-	-	149

The other asset – related party as of June 30, 2024 represented an advance payment made by the Company to Mr. Yin Zhang for the purchase of a vehicle for the Company, which Mr. Yin Zhang handled on behalf of the Company. As of the date of this prospectus, the balance has been settled with Mr. Yin Zhang.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. Our corporate purposes are unrestricted, and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

The authorized share capital of our company is $500,000 divided into 100,000,000 ordinary shares, par value $0.005. All of our shares to be issued in the offering will be issued as fully paid and non-assessable.

As of the date of this prospectus, the Company had 10,000,000 Ordinary Shares issued and outstanding. At the completion of this Offering, there will be [  ] Ordinary Shares issued and outstanding.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our Memorandum and Articles of Association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to Memorandum and Articles of Association, copies of which are filed or will be filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Ordinary Shares

Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

As at the date of this prospectus, the Company has no outstanding options, warrants and other convertible securities.

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Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. Where the ordinary shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

●	any fee related to the transfer has been paid to us; and

●	the transfer is not more than four joint holders.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TYZ.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive a conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles: (i)the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (ii) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, at each general meeting, on a show of hands each shareholder who is present in person and every person representing a shareholder by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote per Ordinary Share. On a poll, each shareholder who is present in person and every person representing a shareholder by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a general meeting or a meeting of holders of any class of shares. Alternatively, both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles.

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Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our memorandum and articles.

Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene a meeting of shareholders whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice   of all general meetings shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

No business may be transacted at any general meeting unless a quorum is present in person or by proxy. A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting. If, within fifteen minutes from the time appointed for the meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case, it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors, and if, at the adjourned meeting, a quorum is not present within fifteen minutes from the time appointed for the meeting, the shareholders present in person or by proxy at the meeting shall be a quorum. Subject to the articles, the chairman of a general meeting shall be the chairman of the board of directors or such other director as the directors have nominated to chair board meetings in the absence of the chairman of the board of directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

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At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

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Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	subdivide our existing shares, or any of them, into shares of a smaller amount than that fixed by the memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled, or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

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Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of UK. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

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	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

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Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Articles of Association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

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Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

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Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Director election is governed by the terms of the memorandum and articles of association of a company.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Companies Act but our Articles of Association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

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Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

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When a takeover offer is made and accepted by holders of not less than 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

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Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Companies Act, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

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●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

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We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our Ordinary Shares. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market. Upon completion of this offering, we will have [    ] outstanding Ordinary Shares held by public shareholders, representing approximately [   ]% of our Ordinary Shares. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” (as that term is defined in Rule 144 under the Securities Act) without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could materially adversely affect prevailing market prices of our Ordinary Shares.

Lock-up Agreements

We have agreed for a period of twelve (12) months from the closing of this offering, we and any successors of us will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Furthermore, each of our directors, executive officers and shareholders of 10% or more of our Ordinary Shares has also entered into a similar lock-up agreement for a period of twelve (12) months from the date of this offering, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. All other pre-IPO shareholders of 5% or more of our Ordinary Shares have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months from the date of closing of this offering.

Rule 144

All of our Ordinary Shares that will be outstanding upon the completion of this offering, other than those sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the number of Ordinary Shares then outstanding, which will equal approximately [ ] shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after the date of this prospectus, persons other than affiliates who purchased Ordinary Shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

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Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable, from time to time, on instruments executed in, or, after execution, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

PRC Taxation

Under the PRC Enterprise Income Tax Law, which became effective on January 1, 2008, and amended on February 24, 2017, and December 29, 2018, respectively, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the PRC Enterprise Income Tax Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

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In addition, the SAT Circular 82 issued by the State Administration of Taxation in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and core management departments that are responsible for daily production, operation and management; (b) financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the State Administration of Taxation issued the Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation), or SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our company is incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and the interpretation of the term “de facto management body” is still evolving. There can be no assurance that the PRC government will ultimately take a view that is consistent with our position. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders (including the Ordinary Shares holders) if such dividends are deemed to be sourced within the PRC. In addition, non-PRC resident enterprise shareholders (including the Ordinary Shares holders) may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares at a rate of 10%, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the Ordinary Shares holders) and any gain realized on the transfer of Ordinary Shares or ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us) if such dividends or gains are deemed to be sourced within the PRC. These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

United States Federal Income Tax Considerations

The following discussion is a summary of certain material United States federal income tax consequences to a United States Holder (as defined below), under current law, of an investment in the Ordinary Shares in the offering. This discussion is based on the federal income tax laws of the United States as of the date of this prospectus, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, or the IRS, and other applicable authorities, all as of the date of this prospectus. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will not take a position contrary to any position that we take. This discussion, moreover, does not address the United States federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-United States tax considerations, relating to the ownership or disposition of the Ordinary Shares.

Except as specifically described below, this discussion does not address any of the tax consequences of holding the Ordinary Shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States, including withholding taxes or reporting obligations applicable to accounts maintained with non-United States financial institutions (through which a United States Holder may hold the Ordinary Shares) and does not describe any tax considerations arising in respect of the Foreign Account Tax Compliance Act, or FATCA. This discussion applies only to a United States Holder (as defined below) that holds Ordinary Shares as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion neither addresses the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations, such as:

●	banks and certain other financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

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●	brokers or dealers in stocks and securities, or currencies;

●	persons who use or are required to use a mark-to-market method of accounting;

●	certain former citizens or residents of the United States subject to Section 877 of the Code;

●	entities subject to the United States anti-inversion rules;

●	tax-exempt organizations and entities;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons whose functional currency is other than the United States dollar;

●	persons holding Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own Ordinary Shares representing 10% or more of our total voting power or value;

●	persons who acquired Ordinary Shares pursuant to the exercise of an employee stock option or otherwise as compensation;

●	partnerships or other pass-through entities, or persons holding Ordinary Shares through such entities;

●	persons required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares as a result of such income being recognized on an applicable financial statement; or

●	persons that held, directly, indirectly or by attribution, Ordinary Shares or other ownership interests in us prior to this offering.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds the Ordinary Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner in a partnership holding the Ordinary Shares should consult its own tax advisors regarding the tax consequences of investing in and holding the Ordinary Shares.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of the discussion below, a “United States Holder” is a beneficial owner of the Ordinary Shares that is, for United States federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons (as defined in the Code) have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury Regulations to treat such trust as a domestic trust.

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The discussion below assumes that the representations contained in the deposit agreement and any related agreement are true and that the obligations in such agreements will be complied with in accordance with their terms.

Dividends and Other Distributions on the Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution that we make to you with respect to the Ordinary Shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend, to the extent paid out of the current or accumulated earnings of us and profits, as determined under United States federal income tax principles. Such income (including any withheld taxes) will be includable in your gross income on the day actually or constructively received by you, if you own the ordinary shares, or by the depositary, if you own Ordinary Shares.

Because we do not intend to determine the earnings and profits of us on the basis of United States federal income tax principles, any distribution paid generally will be reported as a “dividend” for United States federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to qualifying corporations under the Code.

Dividends received by a non-corporate United States Holder may qualify for the lower rates of tax applicable to “qualified dividend income,” if the dividends are paid by a “qualified foreign corporation” and other conditions discussed below are met with respect to certain eligible holders. A non-United States corporation is treated as a qualified foreign corporation (i) with respect to dividends paid by that corporation on shares (or American depositary shares backed by such shares) that are readily tradable on an established securities market in the United States or (ii) if such non-United States corporation is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program. However, a non-United States corporation will not be treated as a qualified foreign corporation if it is a passive foreign investment company in the taxable year in which the dividend is paid or the preceding taxable year.

Under a published IRS Notice, common or ordinary shares (such as our ordinary shares), or American depositary shares (such as our Ordinary Shares) representing such shares, are considered to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq, as the Ordinary Shares (but not our ordinary shares) are expected to be. Based on existing guidance, it is unclear whether the ordinary shares will be considered to be readily tradable on an established securities market in the United States, because only the Ordinary Shares, and not the underlying ordinary shares, are listed on a securities market in the United States. We believe, but we cannot assure you, that dividends we pay on the ordinary shares that are represented by Ordinary Shares, but not on the ordinary shares that are not so represented, will be eligible for the reduced rates of taxation, subject to applicable limitations (including ineligibility for reduced rates as a result of our being a PFIC for the taxable year in which the dividend is paid or the preceding taxable year). In addition, if we are treated as a PRC resident enterprise under the PRC tax law (see “Taxation — PRC Taxation”), then we could be eligible for the benefits of the income tax treaty between the United States and the PRC (the “Treaty”). If we were eligible for such benefits, then dividends that we pay on our ordinary shares, regardless of whether such shares are represented by out Ordinary Shares, would be eligible for the reduced rates of taxation, subject to applicable limitations (including ineligibility for reduced rates as a result of our being a PFIC for the taxable year in which the dividend is paid or the preceding taxable year).

Even if dividends would be treated as paid by a qualified foreign corporation, a non-corporate United States Holder will not be eligible for reduced rates of taxation if it does not hold the Ordinary Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (disregarding certain periods of ownership while the United States Holder’s risk of loss is diminished) or if the United States Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply to dividends of a qualified foreign corporation if the non-corporate United States Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property.

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You should consult your own tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the Ordinary Shares, as well as the effect of any change in applicable law after the date of this prospectus.

Any PRC withholding taxes imposed on dividends paid to you with respect to the Ordinary Shares (at a rate not exceeding the applicable rate provided in the Treaty if the Treaty applies and if you are eligible for Treaty benefits) generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability, subject to the various limitations and disallowance rules that apply to foreign tax credits generally. For purposes of calculating the foreign tax credit, dividends paid to you with respect to the Ordinary Shares will be treated as income from sources outside the United States and generally will constitute passive category income. The rules relating to the determination of the foreign tax credit are complex and recently issued Treasury Regulations have introduced additional requirements and limitations to the foreign tax credit rules. You should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.

Disposition of the Ordinary Shares

You will recognize gain or loss on a sale or exchange of the Ordinary Shares in an amount equal to the difference between the amount realized on the sale or exchange and your tax basis in the Ordinary Shares. Subject to the discussion under “— Passive Foreign Investment Company” below, such gain or loss generally will be capital gain or loss. Capital gains of a non-corporate United States Holder, including an individual, that has held the shares for more than one year may be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.

Any gain or loss that you recognize on a disposition of the Ordinary Shares generally will be treated as United States-source income or loss for foreign tax credit limitation purposes. However, if we are treated as a PRC resident enterprise for PRC tax purposes and PRC tax is imposed on gain from the disposition of the Ordinary Shares (see “Taxation — PRC Taxation”), then if the Treaty applies and a United States Holder that is eligible for the benefits of the Treaty, such United States Holder may elect to treat the gain as PRC-source income for foreign tax credit purposes. If such an election is made, the gain so treated will be treated as a separate class or “basket” of income for foreign tax credit purposes. You should consult your tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.

Passive Foreign Investment Company

We will be treated as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if, applying applicable look-through rules, either:

●	at least 75% of the Company’s gross income for such year is passive income; or

●	at least 50% of the value of the Company’s assets (determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.

Although the law in this regard is not entirely clear, we treat the VIE (including their subsidiaries) as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidated their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of the VIE or its subsidiaries for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.

Assuming that we are the owner of the consolidated VIE (including their subsidiaries) for U.S. federal income tax purposes, and based on the current and anticipated composition and classification of our income and assets (taking into account the expected cash proceeds from, and our anticipated market capitalization following this offering) and the nature of our business operations, we do not expect to be a PFIC for the current taxable year ending December 31, 2023, although there can be no assurance in this regard. The determination of PFIC status for a taxable year is based on an annual determination that cannot be made until the close of a taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. Under circumstances where we determine not to deploy significant amounts of cash for active purposes or if it were determined that we do not own the stock of the VIE for U.S. federal income tax purposes, our risk of becoming a PFIC may substantially increase. We cannot assure you that we will not be treated as a PFIC for any taxable year, or that the IRS will not take a position contrary to any position that we take regarding the determination of our PFIC status.

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Changes in the value of our assets or the nature or composition of our income or assets may cause us to be or become a PFIC for one or more taxable years. The determination of whether we will be a PFIC for any taxable year will also depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market price of our Ordinary Shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in this offering. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the listing of our Ordinary Shares on the Nasdaq. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or one or more future taxable years because our liquid assets and cash (which are for this purpose considered assets that produce passive income) may then represent a greater percentage of the value of our overall assets. Further, while we believe our classification methodology and valuation approach are reasonable, it is possible that the IRS may challenge our classification or valuation of our assets (including our goodwill and other unbooked intangibles), which may make it more likely that we are a PFIC for the current or one or more future taxable years.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold Ordinary Shares, unless we were to cease to be a PFIC and you make a “deemed sale” election with respect to the Ordinary Shares. If such election is made, you will be deemed to have sold the Ordinary Shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, you will not be subject to the rules described below with respect to any “excess distribution” you receive from us or any gain from an actual sale or other taxable disposition of the Ordinary Shares. You should consult your tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to you.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, then, unless you make a “mark-to-market” election (as discussed below), you generally will be subject to special and adverse tax rules with respect to any “excess distribution” that you receive from us and any gain that you recognize from a sale or other disposition, including a pledge, of Ordinary Shares. For this purpose, distributions that you receive in a taxable year that are greater than 125% of the average annual distributions that you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these rules:

●	the excess distribution or recognized gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in your holding period prior to the first taxable year in which we were treated as a PFIC, will be treated as ordinary income; and

●	the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) from a sale or other disposition of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

If we are a PFIC for any taxable year during which you hold Ordinary Shares and any of our non-United States subsidiaries that are corporations for United States federal income tax purposes (or other corporations in which we directly or indirectly own equity interests (including our consolidated VIE or any subsidiaries of the consolidated VIE)) is also a PFIC, you would be treated as owning a proportionate amount (by value) of the shares of each such non-United States corporation classified as a PFIC (each such corporation, a lower tier PFIC) for purposes of the application of these rules. You should consult your own tax advisor regarding the application of the PFIC rules to any of our lower tier PFICs.

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If we are a PFIC for any taxable year during which you hold Ordinary Shares, then in lieu of being subject to the tax and interest-charge rules discussed above, you may make an election to include gain on the Ordinary Shares as ordinary income under a mark-to-market method, provided that the Ordinary Shares constitute “marketable stock.” Marketable stock is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury regulations. Our Ordinary Shares are expected to be listed on the Nasdaq, which is a qualified exchange or other market for these purposes. Consequently, if the Ordinary Shares are and remain listed on the Nasdaq and are regularly traded, and you are a holder of Ordinary Shares s, we expect that the mark-to-market election would be available to you for each taxable year for which we are a PFIC, but no assurances are given in this regard.

If a mark-to-market election is available to you and you make the election, you will include as ordinary income in each taxable year the excess of the fair market value of your Ordinary Shares at the end of such taxable year over your adjusted tax basis in the Ordinary Shares. You will be entitled to deduct as an ordinary loss in each taxable year the excess of your adjusted tax basis in such Ordinary Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make a mark-to-market election and we cease to be a PFIC, you will not take into account the gain or loss described above during any period in which we are not a PFIC. If you make a mark-to-market election, any gain you recognize upon the sale or other disposition of our Ordinary Shares in a year in which we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election. Your adjusted tax basis in our Ordinary Shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years in which we are a PFIC, unless our Ordinary Shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were a PFIC for any taxable year, a United States Holder that makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the tax and interest charges under the general PFIC rules with respect to such United States Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

In certain circumstances, a shareholder in a PFIC may avoid the adverse tax and interest-charge regime described above by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. As previously noted, if we were a PFIC, you would be able to make a qualified electing fund election with respect to the Ordinary Shares only if we agreed to furnish you annually with a PFIC annual information statement as specified in the applicable Treasury regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election if we were a PFIC and, as a result, you will not be able to make such an election.

A United States Holder that holds the Ordinary Shares in any year in which we are a PFIC will be required to file an annual report containing such information as the United States Treasury Department may require.

You should consult your own tax advisor regarding the application of the PFIC rules to your ownership and disposition of the Ordinary Shares, the associated reporting requirements and the availability, application and consequences of the elections discussed above.

Information Reporting and Backup Withholding

Information reporting to the IRS and backup withholding generally will apply to dividends in respect of the Ordinary Shares, and the proceeds from the sale or exchange of the Ordinary Shares, that are paid to you within the United States (and in certain cases, outside the United States), unless you furnish a correct taxpayer identification number and make any other required certification, generally on IRS Form W-9 or you otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding generally are allowed as a credit against your United States federal income tax liability, and you may be entitled to obtain a refund of any excess amounts withheld under the backup withholding rules if you file an appropriate claim for refund with the IRS and furnish any required information in a timely manner.

United States Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules.

Information with Respect to Foreign Financial Assets

United States Holders who are individuals (and certain entities closely held by individuals) generally will be required to report our name, address and such information relating to an interest in the Ordinary Shares as is necessary to identify the class or issue of which the Ordinary Shares are a part. These requirements are subject to exceptions, including an exception for Ordinary Shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed $50,000.

United States Holders should consult their tax advisors regarding the application of these information reporting rules.

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UNDERWRITING

We have entered into an underwriting agreement dated [●], 2025 with underwriters named below, for whom Joseph Stone Capital, LLC, is acting as the representative (the “Representative”) and sole book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Shares to be purchased from the Company
Joseph Stone Capital, LLC

Total:

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days after closing of this offering, to purchase up to an additional [●] Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commissions and Expenses

The underwriting discounts and commissions are 7.5% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	US$	US$	US$

Underwriting discounts and commissions to be paid by us:	US$	US$	US$

Proceeds, before expenses, to us	US$	US$	US$

140

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one and half percent (1.5%) of the gross proceeds (excluding proceeds from an exercise of the overallotment option) received by us from the sale of the Ordinary Shares.

We paid an advance (the “Advance”) expense deposit of US$45,000 to the Representative for its anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to reimburse the Representative’s accountable expenses in connection with the offering, up to US$200,000 (inclusive of the Advance), including, but not limited to, travel, communication, due diligence, and legal counsel fees and expenses.

Additionally, we have paid the Representative an advisory fee of $50,000 and shall pay an additional $30,000 advisory fee to the Representative upon the public filing of this registration statement, and shall pay the remaining advisory fee of $75,000 at the closing of this offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately US$ , including a maximum aggregate reimbursement of US$200,000 of Representative’s accountable expenses.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, the Company will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $250,000 from the offering proceeds that may be utilized by the underwriters to fund any indemnification claims of the underwriters arising during the 18-month period following the closing of the offering. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

Our officers, directors and principal shareholders (10% or more shareholders), have agreed, subject to certain exceptions, to a twelve (12) month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve (12) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, for twelve (12) months following the closing of this offering, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of us or any securities convertible into or exercisable or exchangeable for shares of capital stock of us; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise, subject to certain customary exceptions, without the prior written consent of the Representative. All other pre-IPO shareholders have agreed, subject to certain exceptions, not to sell, transfer, pledge, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the date of this prospectus.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

141

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Ordinary Shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may, in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

142

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance, expected to be incurred in connection with the offer and sale of our Ordinary Shares. Except for the SEC registration fee, the Nasdaq listing fee and the Financial Industry Regulatory Authority Inc. filing fee, all amounts are estimates.

SEC registration fee	$	[ ]
Financial Industry Regulatory Authority Inc. filing fee	$	[ ]
Nasdaq listing fee	$	[ ]
Printing and engraving expenses	$	[ ]
Legal fees and expenses	$	[ ]
Accounting fees and expenses	$	[ ]
Miscellaneous	$	[ ]
Total	$

We will bear these expenses and the underwriting discounts incurred in connection with the offer and sale of Ordinary Shares by us.

143

LEGAL MATTERS

We are being represented by The Crone Law Group, P.C. with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with this offering have been passed upon for the underwriters by Ellenoff Grossman & Schole LLP. The validity of the Ordinary Shares offered in this offering will be passed upon to us by Ogier. Certain legal matters as to PRC law will be passed upon for us by V&T Law Firm and for the underwriter(s) by DeHeng Law Offices. The Crone Law Group, P.C. may rely upon Ogier with respect to matters governed by Cayman Islands law and V&T Law Firm with respect to matters governed by PRC law. Ellenoff Grossman & Schole LLP may rely upon DeHeng Law Offices with respect to matters governed by PRC law.

EXPERTS

Our consolidated financial statements as of December 31, 2023, and 2022, and for each of the fiscal years then ended, have been included herein and in the registration statement in reliance upon the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of HTL International, LLC is 12 Greenway Plaza, Suite 1100, Houston, TX 77046.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

In connection with this offering, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

144

TONG YING GROUP

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Tong Ying Group

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Tong Ying Group and its subsidiaries (the “Company”) as of December 31, 2022 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ (deficit)/equity, and cash flows for each of the years in the two-year period ended December 31, 2023 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

May 23, 2024

F-2

TONG YING GROUP

CONSOLIDATED BALANCE SHEETS

(Amount in thousands U.S. dollars (“$”), except for share and per share data, or otherwise noted)

	As of December 31,
	2022	2023
	$	$
ASSETS
Current assets:
Cash and cash equivalents	70	32
Accounts receivable, net	1,155	376
Loan receivables from third parties	2,158	4,985
Prepaid expenses and other current assets	1,081	1,438
Deferred offering costs	-	137
Total current assets	4,464	6,968

Non-current assets:
Property and equipment, net	326	734
Operating lease right-of-use assets, net	138	472
Deferred tax assets	69	121
Total non-current assets	533	1,327
TOTAL ASSETS	4,997	8,295

Liabilities and (Deficit)/Equity
Current liabilities:
Accounts payable	2,518	724
Accrued expenses and other current liabilities	1,051	1,042
Amounts due to related parties	3,984	4,846
Income tax payables	69	273
Operating lease liabilities, current	41	160
Total current liabilities	7,663	7,045

Non-current liabilities:
Deferred tax liabilities	35	118
Operating lease liabilities, non-current	97	324
Total non-current liabilities	132	442
TOTAL LIABILITIES	7,795	7,487

Commitments and contingencies

Shareholders’ (deficit)/equity
Ordinary shares ($0.005 par value per share; 100,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2022 and 2023) (1)	50	50
Shareholder subscription	(50)	(50)
Additional paid-in capital	-	2,805
Accumulated deficits	(2,694)	(2,047)
Statutory reserve	29	89
Accumulated other comprehensive loss	(133)	(39)
Total shareholders’ (deficit)/equity	(2,798)	808
TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT)/EQUITY	4,997	8,295

(1) Reflects retrospectively the shares issuance of 10,000,000 ordinary shares issued on January 18, 2024 which is discussed in Note 1, “Organization and Principal Activities.”

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TONG YING GROUP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amount in thousands U.S. dollars (“$”), except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2022	2023
	$	$
Revenues	438,839	784,840
Cost of revenues	(438,268)	(782,757)
Gross profit	571	2,083

Operating expenses:
Selling and marketing expenses	(249)	(546)
General and administrative expenses	(156)	(593)
Other operating income, net	3	12
Total operating expenses	(402)	(1,127)
Income from operations	169	956

Other income (expense):
Interest income	6	3
Interest expense	(5)	(15)
Total other income (expense)	1	(12)

Income before tax expense	170	944

Income tax expense	(43)	(237)

Net income	127	707
Other comprehensive income, net of taxes
Foreign currency translation gain, net of taxes	236	94
Total comprehensive income	363	801
Earnings per share attributable to ordinary shareholders
Basic and diluted	$0.01	$0.07
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted	10,000,000	10,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TONG YING GROUP

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY

(Amount in thousands U.S. dollars (“$”), except for share and per share data, or otherwise noted)

	Ordinary Shares ($0.005 par value)		Shareholder	Additional paid-in	Statutory	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	subscription	capital	reserve	deficit	loss	(deficit)/equity
Balance as of December 31, 2021(1)	10,000,000	$50	(50)	$-	$8	$(2,800)	$(369)	$(3,161)
Net income	-	-		-	-	127	-	127
Appropriation of for statutory reserve	-	-	-	-	21	(21)	-	-
Foreign currency translation	-	-	-	-	-	-	236	236
Balance as of December 31, 2022(1)	10,000,000	$50	(50)	$-	$29	$(2,694)	$(133)	$(2,798)
Net income	-	-		-	-	707	-	707
Capital contribution from shareholders	-	-	-	2,805	-	-	-	2,805
Appropriation of for statutory reserve	-	-	-	-	60	(60)	-	-
Foreign currency translation	-	-	-	-	-	-	94	94
Balance as of December 31, 2023(1)	10,000,000	$50	(50)	$2,805	$89	$(2,047)	$(39)	$808

(1) Reflects retrospectively the shares issuance of 10,000,000 ordinary shares issued on January 18, 2024 which is discussed in Note 1, “Organization and Principal Activities.”

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TONG YING GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands U.S. dollars (“$”))

	For the years ended December 31,
	2022	2023
	$	$
Cash Flows from Operating Activities:
Net income	127	707
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation of property and equipment	14	171
Amortization of operating lease right-of-use asset	16	105

Changes in operating assets and liabilities:
Accounts receivable	(1,184)	748
Inventories	460	-
Prepaid expenses and other current assets	(908)	(368)
Amounts due from related parties	320	-
Accounts payable	1,318	(1,726)
Income tax payables	69	207
Deferred tax expense	(28)	31
Amounts due to related parties	1,493	979
Accrued expenses and other current liabilities	191	(51)
Operating lease	(17)	(92)
Cash provided by operating activities	1,871	711

Cash Flows from Investing Activities:
Purchases of property and equipment	(349)	(590)
Loans to third parties	(2,212)	(4,998)
Collection of loans to third parties	284	2,102
Cash used in investing activities	(2,277)	(3,486)

Cash Flows from Financing Activities:
Proceeds from bank borrowings	-	805
Repayments on bank borrowings	-	(805)
Payments related to offering costs	-	(137)
Capital contribution	-	2,805
Proceeds from loans from third parties	432	142
Repayments on loans from third parties	-	(67)
Cash provided by financing activities	432	2,743

Effect of exchange rate changes on cash and cash equivalents	-	(6)

Net increase/(decrease) in cash and cash equivalents	26	(38)

Cash and cash equivalents as of beginning of the year	44	70
Cash and cash equivalents as of end of the year	70	32

Supplementary Cash Flows Information
Cash paid for income taxes	2	-
Cash paid for interest expense	5	15

Non-Cash Investing and Financing Transactions
Addition of Right-of-use assets, net	154	423
Settlement of loans with third parties	-	1,404

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TONG YING GROUP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Tong Ying Group (the “Company”) was incorporated as an exempted company with limited liability in the Cayman Islands on January 18, 2024, as an investment holding company. The Company is considered a foreign entity under the laws of the People’s Republic of China (the “PRC” or “China”). The Company does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries which are all located in the PRC and Hong Kong. The Company is principally engaged in chemical and non-ferrous raw material trading business.

As described below, the Company, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

The Reorganization of the Company’s legal structure was completed on April 30, 2024. The Reorganization process is as follows:

Date	Event
December 26-28, 2023	Shareholders of Shanghai Zhangyang Supply Chain Management Co., Ltd. (“Shanghai Zhangyang”) contributed RMB20 million (US$2,805,460) in capital.

January 18, 2024	The Company incorporated in the Cayman Islands.

February 20, 2024	Incorporation of Tong Ying Group Limited (“HK Tongying”) in Hong Kong, as a wholly-owned subsidiary of the Company.

March 14, 2024	Incorporation of Zhejiang Tongzhou Trading Co., LTD (“Zhejiang Tongzhou”) in Zhejiang Province, China, as a wholly-owned subsidiary of HK Tongying.

March 19, 2024

The share transfer of Shanghai Zhangyang from its shareholders to Zhejiang Tongzhou, resulting in Shanghai Zhangyang becoming a wholly-owned subsidiary of Zhejiang Tongzhou.

Zhejiang Tongzhou entered into an agreement with Shanghai Zhangyang’s former shareholders, and agreed that Zhejiang Tongzhou acquired 100% of the equity of Shanghai Zhangyang with consideration of RMB20.5 million (US$2,847,578 calculated using the transfer day’s exchange rate of RMB7.1991 per US$), the carrying value of Shanghai Zhangyang on the transfer day, which shall be paid in cash to the shareholders for their shares in Shanghai Zhangyang, thus accounted for as payable to Shanghai Zhangyang’s former shareholders (including two related parties who are also shareholders of the Company).*

May 6, 2024	Zhejiang Tongzhou borrowed RMB20.5 million from Shanghai Zhangyang (mainly the capital contributed by Shanghai Zhangyang’s former shareholders on December 26-28, 2023 as shown above).

May 7, 2024	The consideration was settled in cash (Zhejiang Tongzhou paid RMB20.5 million to Shanghai Zhangyang’s former shareholders for their shares in Shanghai Zhangyang).

*The pro-rata amount to each shareholder of Shanghai Zhangyang was documented in the share transfer agreement entered in March 2024. When Zhejiang Tongzhou and former Shanghai Zhangyang’s Shareholders entered into the share transfer agreement, the nature of the share transfer transaction did not change, which is still an acquisition under common control.

Shanghai Zhangyang’s former shareholders include related parties who are also shareholders of the Company under current structure, hence the acquisition was accounted for as common control acquisition in accordance with ASC 805. Under the guidance, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time.

The reorganization has been treated as a corporate restructuring (Reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $2,847,578 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC805-50-45-5.

Details of the Company and the subsidiaries of the Company are set out below:

	Percentage of effective ownership December 31,
Name	Date of Incorporation	2022	2023	Place of incorporation	Principal Activities
Tong Ying Group (CYM Tongying)	January 18, 2024	N/A	N/A	Cayman	Holding company
Tong Ying Group Limited (HK Tongying)	February 20, 2024	N/A	N/A	Hong Kong	Holding company
Zhejiang Tongzhou Trading Co., Ltd (Zhejiang Tongzhou)	March 14, 2024	N/A	N/A	Zhejiang, PRC	Holding company
Shanghai Zhangyang Supply Chain Management Co., Ltd (Shanghai Zhangyang)	July 9, 2021	100%	100%	Shanghai, PRC	Trading operation
Zhejiang Xinyu Trading Co., Ltd (Zhejiang Xinyu)	April 10, 2020	100%	100%	Zhejiang, PRC	Trading operation

The accompanying consolidated financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

(c) Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, discount rate used to measure lease liabilities, and contingencies. Actual results could vary from the estimates and assumptions that were used.

(d) Risks and uncertainties

The main operations of the Company are located in PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in PRC, as well as by the general state of the economy in PRC. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

(e) Foreign currency translation and transaction and Convenience translation

The reporting currency of the Company is the United States dollar (“$”). The Company’s operations are principally conducted through its subsidiaries in PRC in the local currency, Renminbi (RMB), as its functional currency. The functional currency of the Company’s entities incorporated in Hong Kong is the United States dollar (“$”). The determination of the respective functional currency is based on the criteria of Accounting Standard Codification (“ASC”) 830, Foreign Currency Matters. Assets and liabilities are translated at the unified exchange rate as quoted by the exchange rates from the Federal Reserve website at the balance sheet date. The statement of operations is translated at the average exchange rates for the periods and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of the statements of operations as incurred.

F-8

Translation adjustments included in accumulated other comprehensive loss amounted to $236,000 and $94,000 as of December 31, 2022 and 2023, respectively. The shareholders’ equity accounts were stated at their historical rate.

Translation of foreign currencies into $1 have been made at the following exchange rates for the respective periods:

	As of December 31,
	2022	2023
Period-end RMB: $1 exchange rate	6.8972	7.0999

	For the years ended December 31,
	2022	2023
Period-average RMB: $1 exchange rate	6.7290	7.0809

(f) Fair value measurement

Accounting Standards Codification (“ASC”) Topic 820 Fair Value Measurements and Disclosures defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model- derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, accounts payables, amount due to related parties, accrued expenses and other current liabilities are financial assets and liabilities. Cash and cash equivalents, accounts receivable, accounts payables, amount due to related parties, accrued expenses and other current liabilities are subject to fair value measurement; however, because of their being short term in nature, management believes their carrying values approximate their fair value.

F-9

(g) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(h) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

(i) Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for impairment loss on such receivables. The allowance for credit losses for accounts receivable is based upon the current expected credit losses (“CECL”) model. The CECL model requires an estimate of the credit losses expected over the life of accounts receivable since initial recognition, and accounts receivable with similar risk characteristics are grouped together when estimating CECL. In assessing the CECL, the Company applies a roll rate-based method that considers historical collectability based on past due status, the age of the balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Based on the CECL model estimation, the Company believed the doubtful accounts, if any, shall be immaterial thus no allowance for doubtful accounts was accrued or reversed for the years ended December 31, 2022 and 2023.

(j) Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

As of December 31, 2022 and 2023, there was no balance of inventories on the consolidated balance sheets, respectively.

(k) Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Classification	Estimated useful lives	Estimated residual rate
Electronic devices	3 years	5%
Vehicle	4 years	5%
Furniture and office equipment	5 years	5%

Expenditures for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditures for major renewals and betterments that substantially extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of operations.

(l) Deferred offering costs

Deferred offering costs represent the incremental costs incurred for the Company’s planned initial public offering (“IPO”). These costs are deferred and will be deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primarily include professional fees related to the IPO. As of December 31, 2022 and 2023, the deferred offering costs were $nil and $137,000, respectively.

(m) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized for the years ended December 31, 2022 and 2023.

F-10

(n) Revenue recognition

The Company currently generates its revenues from the following main sources:

Revenues from goods sold and services provided

Revenues from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (“PO”) by transferring control of a promised good or service to the customer. The amount of revenues recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion, reflecting the progress towards complete satisfaction of that PO. Typically, POs for products and services where the process is as described below, the PO is satisfied at a point in time.

For the sale of products, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The Company engages third-party warehouses to store the products the Company purchases from suppliers. Generally, the suppliers transport the products to the Company’s designated third-party warehouses with which the Company has agreements, and the customers transport the products from the warehouses on their own, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a transport document such as an ownership of cargo transfer and warehousing warrant. The Company recognizes gross product revenue at a time when the control of products or services are transferred to customers.

For the service revenues, which is mainly consulting, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the consulting scope, service to be delivered, terms of delivery, and terms of payment. The Company is responsible for fulfilling the promises of the contract, and thus the Company is the principal of the contract. The contract only has one performance obligation. The Company satisfies the performance obligation and recognizes revenue at a point in time.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company controls the products, as it has the obligation to (i) fulfill the products’ delivery and (ii) bears any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the products, the Company has control to set its selling price to ensure it would generate profit for the products delivered. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

F-11

(o) Cost of revenue

Cost of revenue mainly consists of product purchase cost, labor costs, sub-contracting costs.

(p) Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses and warehousing fees.

(q) General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, lease expense, office supplies, travelling and entertainment, legal and professional fees, property and related expenses, and other miscellaneous administrative expenses.

(r) Government subsidies

Government subsidies are received from provincial and local governments for operating a business in their jurisdictions and compliance with specific policies promoted by the local governments. Such subsidies allow the Company   full discretion to utilize the funds and are used by the Company for general corporate purposes. There are no defined rules and regulations to govern the criteria necessary for companies to receive such benefits, and the amount of financial subsidy is determined at the discretion of the relevant government authorities. Such amounts are recorded as other operating income when received as the amount of the subsidies and the timing of payment are determined solely at the discretion of the relevant government authorities and there is no assurance that the Company will continue to receive any or similar subsidies in the future.

(s) Interest

Interest income is mainly generated from bank deposits and other interest earning financial assets and is recognized on an accrual basis using the effective interest method.

(t) Lease

The Company leases properties from property owners. In evaluating whether an agreement constitute a lease. the Company reviews the contractual terms to determine which party obtains both the economic benefits and control of the assets at the inception of the contract. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease at the commencement date of a lease. However, the Company has no finance leases for any of the periods presented. The Company recognizes a lease liability for future fixed lease payments and a right-of-use (“ROU”) asset representing the right to use the underlying asset for the lease term. The lease term is based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Company will exercise the option. Lease liabilities are recognized at commencement date based on the present value of fixed lease payments over the lease term using the rate implicit in the lease, if available, or the Company’s incremental borrowing rate. As its leases do not provide an implicit borrowing rate, the Company uses an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. Current maturities of operating lease liabilities are classified as operating lease liabilities, current in the Company’s consolidated balance sheets. Most leases have initial terms ranging from 1 to 3 years. The Company’s lease agreements may include non-lease components, mainly common area maintenance, which are combined with the lease components as the Company elects to account for these components as a single lease component, as permitted. Besides, the Company’s lease payments are fixed. Lease expense for fixed lease payments is recognized on a straight-line basis over the lease term. The Company’s lease agreements do not contain any significant residual value guarantees or restricted covenants.

The ROU assets are measured at the amount of the lease liabilities with adjustments, if applicable, for lease prepayments made prior to or at lease commencement, initial direct costs incurred by the Company, deferred rent and lease incentives, and any off-market terms (that is, favorable or unfavorable terms) present in the lease when the Company acquired leases in a business combination in which the acquiree acts as a lessee. The Company evaluates the carrying value of ROU assets if there are indicators of impairment and reviews the recoverability of the related asset Company.

The Company reassesses of a contract is or contains a leasing arrangement and re-measures ROU assets and liabilities upon modification of the contract. The Company will derecognize ROU assets and liabilities, with difference recognized in the income statement on the contract termination.

As of December 31, 2022 and 2023, there were approximately $138,000 and $472,000 right of use (“ROU”) assets and approximately $138,000 and $484,000 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company used an incremental borrowing rate 3.85% for the calculation of the present value of the lease payments.

F-12

(u) Value added tax (“VAT”) and related tax surcharges

Revenue represents the invoiced value of goods and service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in Accrued expenses and other current liabilities. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing. The Company is subject to education surtax and urban maintenance and construction tax, on the services provided in the PRC.

(v) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Income taxes are provided for using the liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period including the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some or all of the deferred tax assets will not be realized.

FASB Accounting Standards Codification (ASC) Subtopic 740-10 (which incorporates most of former FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes), prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

As of December 31, 2022 and 2023, the Company recorded deferred tax assets of approximately $69,000 and $121,000, respectively. The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations for the years ended December 31, 2022 and 2023, respectively. The Company does not expect that its assessment regarding valuation allowance for deferred tax assets will materially change over the next 12 months.

(w) Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(x) Segment information

The Company uses management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions about resource allocation and performance assessment. The Company’s CODM has been identified as the chief executive officer who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Company. The Company operates and manages its business as a single operating segment. All revenues from our customers are attributed to Mainland China and our assets are in Shanghai, China.

F-13

(y) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(z) Recent accounting pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for the Company for fiscal years beginning after December 15, 2023, including interim periods therein. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently in the process of evaluating the disclosure impact of adopting ASU 2023-07.

In December 2023, the FASB issued ASU 2023-09, Improvements to income tax disclosures (“ASU 2023-09”), which requires entities to provide additional information in the rate reconciliation and additional disclosures about income taxes paid. The ASU 2023-09 also eliminates certain existing requirements related to uncertain tax positions and unrecognized deferred tax liabilities and replaces the term “public entity” with “public business entity” (PBE) in ASC 740. This update will be effective for the company’s fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently in the process of evaluating the disclosure impact of adopting ASU 2023-09.

F-14

3. ACCOUNTS RECEIVABLE

Accounts receivable, consists of the following:

	December 31,
	2022	2023
	$’000	$’000
Accounts receivable	1,155	376
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	1,155	376

No allowance for doubtful accounts was accrued or reversed for the years ended December 31, 2022 and 2023.

As of the end of each of the financial year, the ageing analysis of accounts receivable, net of allowance for doubtful accounts, is as follows:

	December 31,
	2022	2023
	$’000	$’000
Within 90 days	889	376
Between 91 and 180 days	186	-
Between 181 and 270 days	80	-
More than 270 days	-	-
	1,155	376

4. LOAN RECEIVABLES FROM THIRD PARTIES

Loan receivables from third parties, consists of the following:

	December 31,
	2022	2023
	$’000	$’000
Loan receivables from third parties	2,158	4,985

Loan receivables from third parties represented the loans provided by the Company to third parties intended for their capital turnover, which at annual interest rates varying from nil to 3% and will mature within one year. As of the reporting date, loan receivables from third parties as of December 31, 2022 and 2023 have been fully settled.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets, consists of the following:

	December 31,
	2022	2023
	$’000	$’000
Prepayment to suppliers	607	1,011
Value-added tax (“VAT”) recoverable	445	355
Deposits	22	68
Others	7	4
Total	1,081	1,438

6. DEFERRED OFFERING COSTS

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2022 and 2023, the Company capitalized $nil and $137,000 of deferred offering costs, respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

F-15

7. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	December 31,
	2022	2023
	$’000	$’000
Vehicles	333	899
Electronic devices	7	17
Furniture and office equipment	-	3
Subtotal	340	919
Less: accumulated depreciation	14	184
Property and equipment, net	326	734

Depreciation expense was $14,000 and $171,000 for the years ended December 31, 2022 and 2023, respectively.

8. LEASES

The right-of-use assets is related to leases of the Company’s office premises. The Company recognized operating lease ROU assets and liabilities as follows:

	December 31,
	2022	2023
	$’000	$’000
Right-of-use assets	154	577
Less: accumulated depreciation	16	105
Right-of-use asset, net	138	472

	December 31,
	2022	2023
	$’000	$’000
Operating lease liabilities:
Current portion	41	160
Non-current portion	97	324
Total	138	484

Lease expenses for all the Company’s operating leases for the years ended December 31, 2022 and 2023 were $18,000 and $113,000, respectively.

As of December 31, 2023, future minimum lease payments under the non-cancelable operating lease are as follows:

Future payment	Year ending December 31,
$’000
2024	181
2025	191
2026 and thereafter	143
Total future lease payments	515
Less: imputed interest	31
Total	484

The following table summarizes other supplemental information about the Company’s operating lease as of December 31, 2023:

Weighted average discount rate	3.85%
Weighted average remaining lease term (in years)	2.75

F-16

9. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other liabilities consist of the following:

	December 31,
	2022	2023
	$’000	$’000
Loan payables to third parties*	421	483
Payables to shareholders	445	430
Salary and welfare payable	20	60
Taxes payable	164	54
Others	1	15
	1,051	1,042

* The balance of loan payables to third parties represented the loan proceedings from third parties intended for the Company’s capital turnover, which at annual interest rates varying from nil to 3% and will mature within one year. As of the reporting date, loan payables to third parties as of December 31, 2022 and 2023 have been fully settled.

10. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are entities with common direct or indirect shareholders and/or directors and beneficial owners of more than 10% of the voting interests of the Company. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Some of the Company’s transactions and arrangements are with related parties and the effect of these on the basis determined between parties is reflected in these consolidated financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2022 and 2023:

Name of related parties	Relationship with the Company
Mr. Yin Zhang	Chairman of the Board of Directors and a shareholder of the Company
Mr. Chengyu Wang	CEO and director of the Company

The Company has the following balances with its related parties:

	As of December 31,
	2022	2023
	$’000	$’000
Amounts due to Mr. Yin Zhang	3,835	4,701
Amounts due to Mr. Chengyu Wang	149	145
Total amount due to related parties	3,984	4,846

The balances of related parties mainly consisted of consideration deemed in the share transfer agreement during the Reorganization process as discussed in Note 1 which amounted to $2,527,000 and $2,455,000 for the years ended 2022 and 2023. The consideration deemed in the share transfer agreement has been settled in cash on May 7, 2024.

Other than the consideration deemed in the share transfer agreement, the amounts due to the Company from Mr. Yin Zhang were as working capital to support the Company’s operations during the years ended December 31, 2022 and 2023. The balance was unsecured, interest-free and due upon demand.

11. ORDINARY SHARE

The Company was established as a holding company under the laws of Cayman Islands on January 18, 2024. The Company’s authorized share capital of $50,000 is divided into 10,000,000 Ordinary Shares with a nominal or par value of $0.005 each. On January 18, 2024, the Company issued 10,000,000 shares to the shareholders at par value of $0.005 per share. On May 9, 2024, the Company made amendment to its authorized share by creation of 90,000,000 additional new ordinary shares with par value of $0.005 each, such that the new authorized share capital shall be $500,000 divided into 100,000,000 ordinary shares with a nominal or par value of $0.005 each.

Each ordinary share entitles the holder to one vote at shareholder meetings. In relation to shares carrying differing rights to dividends or rights to dividends at a fixed rate, if the share capital is divided into different classes, the directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Upon liquidation of the Company, shareholders will be entitled to receive, on a pro-rata basis, the remaining assets of the Company after all debts and obligations have been satisfied. Ordinary shares are freely transferable, subject to compliance with the Cayman Islands laws and the applicable securities laws and regulations. The Company’s ordinary shares have neither any pre-emptive and redemption right nor any unusual voting right.

12. STATUTORY SURPLUS RESERVES AND RESTRICTED NET ASSETS

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with laws applicable to entities incorporated in the PRC. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory surplus reserve as determined pursuant to PRC statutory laws amounted to $29,000 and $89,000 as of December 31, 2022 and 2023 respectively.

In addition, under PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer their net assets to the Company in the form of dividend payments, loans or advances. Amounts of net assets restricted include paid up capital and statutory reserve funds of the Company’s PRC totaling $nil and $46,000 as of December 31, 2022 and 2023, respectively.

13. REVENUES BY PRODUCTS LINES

The following table disaggregates the Company’s revenues by product line for the years ended December 31, 2022 and 2023:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Sale of Ethylene glycol	370,183	302,343
Sale of PTA	50,609	449,122
Sale of Rebar	17,378	14,152
Others	669	19,223
Total	438,839	784,840

F-17

14. INCOME TAX

Caymans Islands

The Company is domiciled in the Cayman Islands. This locality currently enjoys permanent income tax holidays; accordingly, the Company does not accrue for income taxes.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD 2 million will be taxed at 16.5%.

Under the current Hong Kong Inland Revenue Ordinance, the Company’s subsidiaries incorporated in Hong Kong are subject to 8.25% on its taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiaries incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax. The Company did not make any provision for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception.

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. For the years ended December 31, 2022 and 2023, there is no preferential tax rate.

i)	The income tax provision consists of the following components:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Income tax:
Provision for current income tax	71	206
(Reversal)/provision for deferred income tax	(28)	31
Total	43	237

F-18

ii)	The following table reconciles the China statutory rates to the Company’s effective tax rate for the years ended December 31, 2022 and 2023:

	For the years ended December 31,
	2022	2023
PRC statutory income tax rate	25.0%	25.0%
Non-deductible expenses	0.3%	0.1%
Effective income tax rate	25.3%	25.1%

As of December 31, 2022 and 2023, the significant components of the deferred tax assets and deferred tax liabilities are summarized below

iii)	Deferred tax assets

	As of December 31,
	2022	2023
Deferred tax assets:	$’000	$’000
Net accumulated loss-carry forward	35	-
Operating lease liabilities	34	121
Less: valuation allowance	-	-
Net deferred tax assets	69	121

Deferred tax liabilities:
Right-of-use assets	(35)	(118)
Total deferred tax liabilities	(35)	(118)

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits as of December 31, 2022 and December 31, 2023. The Company did not incur any interest and penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2023 to 2027 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-19

15. CONCENTRATIONS AND RISKS

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenues:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Customer A	75,772	N/A(i)

(i) Revenues from the relevant customer was less than 10% of the Company’s total revenues for the respective year.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	As of December 31,
	2022	2023
	$’000	$’000
Customer B	198	N/A(ii)
Customer C	118	N/A(ii)
Customer D	N/A(ii)	56
Customer E	N/A(ii)	123
Customer F	N/A(ii)	57

(ii)  Accounts receivable from relevant customers was less than 10% of the Company’s total accounts receivable for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	For the years ended December 31,
	2022	2023
	$’000	$’000
Supplier A	64,624	N/A(iii)
Supplier B	N/A(iii)	144,769

(iii) Purchase from relevant suppliers was less than 10% of the Company’s total purchases for the respective year.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total accounts payable:

	As of December 31,
	2022	2023
	$’000	$’000
Supplier C	2,503	N/A(iv)
Supplier D	N/A(iv)	722

(iv) Accounts payable from relevant suppliers was less than 10% of the Company’s total accounts payable for the respective year.

F-20

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due.

The Company conducts credit evaluations on its customers and generally does not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

As of December 31, 2022 and 2023, the Company had $70,000 and $32,000 of cash held by financial institutions in the PRC, respectively. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

16. COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2022 and 2023 and through the issuance date of these consolidated financial statements.

17. SUBSEQUENT EVENTS

The Reorganization of the Company’s legal structure was completed on April 30, 2024, which is disclosed in Note 1, “Organization and Principal Activities.”

On May 9, 2024, the Company made amendment to its authorized share by creation of 90,000,000 additional new ordinary shares with par value of $0.005 each, such that the new authorized share capital shall be $500,000 divided into 100,000,000 ordinary shares with a nominal or par value of $0.005 each.

The Company has performed an evaluation of subsequent events through May 23, 2024, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the consolidated financial statements other than that discussed above.

F-21

TONG YING GROUP

UNAUDITED INTERIM CONSOLIDATED BALANCE SHEETS

(Amount in thousands of U.S. dollars (“$”), except for share and per share data, or otherwise noted)

	As of
	December 31, 2023	June 30, 2024 (Unaudited)
	$	$
ASSETS
Current assets:
Cash and cash equivalents	32	95
Accounts receivable, net	376	14
Loan receivables from third parties	4,985	-
Prepaid expenses and other current assets	1,438	447
Deferred offering costs	137	788
Total current assets	6,968	1,344

Non-current assets:
Property and equipment, net	734	1,280
Operating lease right-of-use assets, net	472	381
Other asset - related party	-	149
Deferred tax assets	121	187
Total non-current assets	1,327	1,997
TOTAL ASSETS	8,295	3,341

Liabilities and Equity
Current liabilities:
Accounts payable	724	1,165
Accrued expenses and other current liabilities	1,042	263
Amounts due to related parties	4,846	1
Income tax payables	273	234
Operating lease liabilities, current	160	159
Total current liabilities	7,045	1,822

Non-current liabilities:
Deferred tax liabilities	118	95
Operating lease liabilities, non-current	324	228
Total non-current liabilities	442	323
TOTAL LIABILITIES	7,487	2,145

Commitments and contingencies

Shareholders’ equity
Ordinary shares ($0.005 par value per share; 100,000,000 shares authorized, 10,000,000 issued and outstanding as of December 31, 2023 and June 30, 2024) (1)	50	50
Shareholder subscription	(50)	(50)
Additional paid-in capital	2,805	2,805
Accumulated deficits	(2,047)	(1,633)
Statutory reserve	89	89
Accumulated other comprehensive loss	(39)	(65)
Total shareholders’ equity	808	1,196
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	8,295	3,341

(1) Reflects retrospectively the shares issuance of 10,000,000 ordinary shares issued on January 18, 2024 which is discussed in Note 1, “Organization and Principal Activities.

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-22

TONG YING GROUP

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amount in thousands U.S. dollars (“$”), except for share and per share data, or otherwise noted)

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)
	$	$

Revenues	324,375	304,328
Cost of revenues	(323,521)	(303,251)
Gross profit	854	1,077

Operating expenses:
Selling and marketing expenses	(195)	(144)
General and administrative expenses	(201)	(389)
Other operating income, net	13	10
Total operating expenses	(383)	(523)
Income from operations	471	554

Other income (expense):
Interest income	2	3
Interest expense	(1)	-
Total other income	1	3

Income before tax expense	472	557

Income tax expense	(119)	(143)

Net income	353	414
Other comprehensive income, net of taxes
Foreign currency translation gain (loss), net of taxes	125	(26)
Total comprehensive income	478	388
Earnings per share attributable to ordinary shareholders
Basic and diluted(1)	$0.04	$0.04
Weighted average number of ordinary shares used in computing earnings per share
Basic and diluted(1)	10,000,000	10,000,000

(1) Reflects retrospectively the shares issuance of 10,000,000 ordinary shares issued on January 18, 2024 which is discussed in Note 1, “Organization and Principal Activities.”

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-23

TONG YING GROUP

UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY

(Amount in thousands of U.S. dollars (“$”), except for share and per share data, or otherwise noted)

	Ordinary Shares ($0.005 par value)		Shareholder	Additional paid-in	Statutory	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares	Amount	subscription	capital	reserve	deficit	loss	(deficit)/equity
December 31, 2022(1)	10,000,000	$50	$(50)	$-	$29	$(2,694)	$(133)	$(2,798)
Net income	-	-	-	-	-	353	-	353
Foreign currency translation	-	-	-	-	-	-	125	125
June 30, 2023(1) (Unaudited)	10,000,000	$50	$(50)	$-	29	(2,341)	(8)	(2,320)

December 31, 2023(1)	10,000,000	$50	$(50)	$2,805	$89	$(2,047)	$(39)	$808
Net income	-	-	-	-	-	414	-	414
Foreign currency translation	-	-	-	-	-	-	(26)	(26)
June 30, 2024(1) (Unaudited)	10,000,000	$50	$(50)	$2,805	$89	$(1,633)	$(65)	$1,196

(1) Reflects retrospectively the shares issuance of 10,000,000 ordinary shares issued on January 18, 2024 which is discussed in Note 1, “Organization and Principal Activities.”

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-24

TONG YING GROUP

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands of U.S. dollars (“$”))

	For the six months ended June 30,
	2023 (Unaudited)	2024 (Unaudited)
	$’000	$’000
Cash Flows from Operating Activities:
Net income	353	414
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	64	102
Gain from disposal of property and equipment	-	(2)
Amortization of operating lease right-of-use asset	20	67

Changes in operating assets and liabilities:
Accounts receivable	(67)	356
Prepaid expenses and other current assets	(448)	964
Accounts payable	(625)	460
Income tax payables	(69)	(34)
Deferred tax expense	(22)	(90)
Amounts due to related parties	2,736	(2,352)
Accrued expenses and other current liabilities	657	(198)
Operating lease	(21)	(72)
Cash provided by (used in) operating activities	2,578	(385)

Cash Flows from Investing Activities:
Purchases of property and equipment	(591)	(1,005)
Cash received upon disposal of property and equipment	-	188
Loans to third parties	(3,618)	-
Collection of loans to third parties	771	4,906
Net cash (used in) provided by investing activities	(3,438)	4,089

Cash Flows from Financing Activities:
Proceeds from bank borrowings	823	-
Payments to shareholders related to Reorganization	-	(2,841)
Payments related to offering costs	-	(660)
Repayments on loans from third parties	-	(139)
Net cash provided by (used in) financing activities	823	(3,640)

Effect of exchange rate changes on cash and cash equivalents	(2)	(1)

Net (decrease) increase in cash and cash equivalents	(39)	63

Cash and cash equivalents as of beginning of the period	70	32
Cash and cash equivalents as of end of the period	31	95

Supplementary Cash Flows Information
Cash paid for income taxes	-	298
Cash paid for interest expense	1	-

Non-Cash Investing and Financing Transactions
Settlement of loans with third parties	69	337

The accompanying notes are an integral part of these unaudited interim consolidated financial statements.

F-25

TONG YING GROUP

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Tong Ying Group (the “Company”) was incorporated as an exempted company with limited liability in the Cayman Islands on January 18, 2024, as an investment holding company. The Company is considered a foreign entity under the laws of the People’s Republic of China (the “PRC” or “China”). The Company does not conduct any substantive operations on its own but instead conducts its business operations through its subsidiaries which are all located in the PRC and Hong Kong. The Company is principally engaged in chemical and non-ferrous raw material trading business.

As described below, the Company, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

The Reorganization of the Company’s legal structure was completed on April 30, 2024. The Reorganization process is as follows:

Date	Event
December 26-28, 2023	Shareholders of Shanghai Zhangyang Supply Chain Management Co., Ltd. (“Shanghai Zhangyang”) contributed RMB20 million (US$2,805,460) in capital.

January 18, 2024	The Company incorporated in the Cayman Islands.

February 20, 2024	Incorporation of Tong Ying Group Limited (“HK Tongying”) in Hong Kong, as a wholly-owned subsidiary of the Company.

March 14, 2024	Incorporation of Zhejiang Tongzhou Trading Co., LTD (“Zhejiang Tongzhou”) in Zhejiang Province, China, as a wholly-owned subsidiary of HK Tongying.

March 19, 2024

The share transfer of Shanghai Zhangyang from its shareholders to Zhejiang Tongzhou, resulting in Shanghai Zhangyang becoming a wholly-owned subsidiary of Zhejiang Tongzhou.

Zhejiang Tongzhou entered into an agreement with Shanghai Zhangyang’s former shareholders, and agreed that Zhejiang Tongzhou acquired 100% of the equity of Shanghai Zhangyang with consideration of RMB20.5 million (US$2,847,578 calculated using the transfer day’s exchange rate of RMB7.1991 per US$), the carrying value of Shanghai Zhangyang on the transfer day, which shall be paid in cash to the shareholders for their shares in Shanghai Zhangyang, thus accounted for as payable to Shanghai Zhangyang’s former shareholders (including two related parties who are also shareholders of the Company).*

May 6, 2024	Zhejiang Tongzhou borrowed RMB20.5 million from Shanghai Zhangyang (mainly the capital contributed by Shanghai Zhangyang’s former shareholders on December 26-28, 2023 as shown above).

May 7, 2024	The consideration was settled in cash (Zhejiang Tongzhou paid RMB20.5 million to Shanghai Zhangyang’s former shareholders for their shares in Shanghai Zhangyang).

*The pro-rata amount to each shareholder of Shanghai Zhangyang was documented in the share transfer agreement entered in March 2024. When Zhejiang Tongzhou and former Shanghai Zhangyang’s Shareholders entered into the share transfer agreement, the nature of the share transfer transaction did not change, which is still an acquisition under common control.

Shanghai Zhangyang’s former shareholders include related parties who are also shareholders of the Company under current structure, hence the acquisition was accounted for as common control acquisition in accordance with ASC 805. Under the guidance, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time.

The Reorganization has been treated as a corporate restructuring (Reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $2,847,578 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC805-50-45-5.

F-26

Details of the Company and the subsidiaries of the Company are set out below:

	Percentage of effective ownership
Name	Date of Incorporation	As of December 31, 2023	As of June 30,2024	Place of incorporation	Principal Activities
Tong Ying Group (CYM Tongying)	January 18, 2024	N/A	N/A	Cayman	Holding company
Tong Ying Group Limited (HK Tongying)	February 20, 2024	100%	100%	Hong Kong	Holding company
Zhejiang Tongzhou Trading Co., Ltd (Zhejiang Tongzhou)	March 14, 2024	100%	100%	Zhejiang, PRC	Holding company
Shanghai Zhangyang Supply Chain Management Co., Ltd (Shanghai Zhangyang)	July 9, 2021	100%	100%	Shanghai, PRC	Trading operation
Zhejiang Xinyu Trading Co., Ltd (Zhejiang Xinyu)	April 10, 2020	100%	100%	Zhejiang, PRC	Trading operation

The accompanying unaudited interim consolidated financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying unaudited consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in the annual financial statements prepared in conformity with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these statements should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2022 and 2023.

In the opinion of the management, the accompanying unaudited consolidated financial statements reflect all normal recurring adjustments, which are necessary for a fair statement of financial results for the interim periods presented. The Company believes that the disclosures are adequate to make the information presented not misleading. The accompanying unaudited consolidated financial statements have been prepared using the same accounting policies as used in the preparation of the Company’s consolidated financial statements for the years ended December 31, 2022 and 2023. The results of operations for the six months ended June 30, 2023 and 2024 are not necessarily indicative of the results for the full year.

(b) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation.

(c) Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to allowance for useful lives and impairment for property and equipment, valuation allowance for deferred tax assets, discount rate used to measure lease liabilities, and contingencies. Actual results could vary from the estimates and assumptions that were used.

(d) Risks and uncertainties

The main operations of the Company are located in PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in PRC, as well as by the general state of the economy in PRC. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

F-27

(e) Foreign currency translation and transaction and Convenience translation

The reporting currency of the Company is the United States dollar (“$”). The Company’s operations are principally conducted through its subsidiaries in PRC in the local currency, Renminbi (RMB), as its functional currency. The functional currency of the Company’s entities incorporated in Hong Kong is the United States dollar (“$”). The determination of the respective functional currency is based on the criteria of Accounting Standard Codification (“ASC”) 830, Foreign Currency Matters. Assets and liabilities are translated at the unified exchange rate as quoted by the exchange rates from the Federal Reserve website at the balance sheet date. The statement of operations is translated at the average exchange rates for the periods and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of the statements of operations as incurred.

Translation adjustments included in accumulated other comprehensive loss amounted to $39,000 and $65,000 as of December 31, 2023 and June 30, 2024, respectively. The shareholders’ equity accounts were stated at their historical rate.

Translations of foreign currencies into $1 have been made at the following exchange rates for the respective periods:

	As of December 31,	As of June 30,
	2023	2024
Period-end RMB: $1 exchange rate	7.0999	7.2672

	For the six months ended June 30,
	2023	2024
Period-average RMB: $1 exchange rate	6.9283	7.215

(f) Fair value measurement

Accounting Standards Codification (“ASC”) Topic 820 Fair Value Measurements and Disclosures defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

●	Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model- derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Cash and cash equivalents, accounts receivable, loan receivables from third parties, other current assets, accounts payable, amounts due to related parties, other current liabilities are financial assets and liabilities and subject to fair value measurement; however, because of their being short term in nature, management believes their carrying values approximate their fair value.

F-28

(g) Related parties

We adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

(h) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, the Company’s demand deposit placed with financial institutions, which have original maturities of less than three months and unrestricted as to withdrawal and use.

(i) Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for impairment loss on such receivables. The allowance for credit losses for accounts receivable is based upon the current expected credit losses (“CECL”) model. The CECL model requires an estimate of the credit losses expected over the life of accounts receivable since initial recognition, and accounts receivable with similar risk characteristics are grouped together when estimating CECL. In assessing the CECL, the Company applies a roll rate-based method that considers historical collectability based on past due status, the age of the balances, credit quality of the Company’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Based on the CECL model estimation, the Company believed the credit losses, if any, shall be immaterial thus no allowance for credit losses was accrued or reversed for the six months ended June 30, 2023 and 2024.

(j) Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition.

Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value.

As of December 31, 2023 and June 30, 2024, there was no balance of inventories on the consolidated balance sheets, respectively.

(k) Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Classification	Estimated useful lives	Estimated residual rate
Electronic devices	3 years	5%
Vehicle	4 years	5%
Furniture and office equipment	5 years	5%

Expenditures for repair and maintenance costs, which do not materially extend the useful lives of the assets, are charged to expenses as incurred, whereas the expenditures for major renewals and betterments that substantially extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of operations.

(l) Deferred offering costs

Deferred offering costs represent the incremental costs incurred for the Company’s planned initial public offering (“IPO”). These costs are deferred and will be deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primarily include professional fees related to the IPO. As of December 31, 2023 and June 30, 2024, the deferred offering costs were $137,000 and $788,000, respectively.

F-29

(m) Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. No impairment of long-lived assets was recognized for the six months ended June 30, 2023 and 2024 respectively.

(n) Revenue recognition

The Company currently generates its revenues from the following main sources:

Revenues from goods sold and services provided

Revenues from sales of goods and services in the ordinary course of business is recognized when the Company satisfies a performance obligation (“PO”) by transferring control of a promised good or service to the customer. The amount of revenues recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand-alone selling prices of the promised goods or services. The individual standalone selling price of a good or service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to goods and/or services with observable stand-alone selling price. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those performance obligations.

Transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised goods or services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, if applicable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion, reflecting the progress towards complete satisfaction of that PO. Typically, POs for products and services where the process is as described below, the PO is satisfied at a point in time.

For the sale of products, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the transaction price, products to be delivered, terms of delivery, and terms of payment. The terms serve as the basis of the performance obligations that the Company must fulfill in order to recognize revenue. The Company engages third-party warehouses to store the products the Company purchases from suppliers. Generally, the suppliers transport the products to the Company’s designated third-party warehouses with which the Company has agreements, and the customers transport the products from the warehouses on their own, at which point title to that asset passes to the customer. The completion of this earning process is evidenced by a transport document such as an ownership of cargo transfer and warehousing warrant. The Company recognizes gross product revenue at a time when the control of products or services are transferred to customers.

For the service revenues, which is mainly consulting, the Company typically agreed in contracts with its customers which will set forth the terms and conditions, including the consulting scope, service to be delivered, terms of delivery, and terms of payment. The Company is responsible for fulfilling the promises of the contract, and thus the Company is the principal of the contract. The contract only has one performance obligation. The Company satisfies the performance obligation and recognizes revenue at a point in time.

To distinguish a promise to provide products from a promise to facilitate the sale from a third party, the Company considers the guidance of control in ASC 606-10-55-37A and the indicators in 606-10-55-39. The Company considers this guidance in conjunction with the terms in the Company’s arrangements with both suppliers and customers.

In general, the Company controls the products, as it has the obligation to (i) fulfill the products’ delivery and (ii) bears any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the products, the Company has control to set its selling price to ensure it would generate profit for the products delivered. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

F-30

(o) Cost of revenue

Cost of revenue mainly consists of product purchase cost and labor costs.

(p) Selling and marketing expenses

Selling and marketing expenses mainly consist of promotion and marketing expenses and warehousing fees.

(q) General and administrative expenses

General and administrative expenses mainly consist of staff cost, depreciation, lease expense, office supplies, travelling and entertainment, legal and professional fees, property and related expenses, and other miscellaneous administrative expenses.

(r) Government subsidies

Government subsidies are received from provincial and local governments for operating a business in their jurisdictions and compliance with specific policies promoted by the local governments. Such subsidies allow the Company full discretion to utilize the funds and are used by the Company for general corporate purposes. There are no defined rules and regulations to govern the criteria necessary for companies to receive such benefits, and the amount of financial subsidy is determined at the discretion of the relevant government authorities. Such amounts are recorded as other operating income when received as the amount of the subsidies and the timing of payment are determined solely at the discretion of the relevant government authorities and there is no assurance that the Company will continue to receive any or similar subsidies in the future.

(s) Interest

Interest income is mainly generated from bank deposits and other interest earning financial assets and is recognized on an accrual basis using the effective interest method.

(t) Lease

The Company leases properties from property owners. In evaluating whether an agreement constitute a lease. the Company reviews the contractual terms to determine which party obtains both the economic benefits and control of the assets at the inception of the contract. The Company categorizes leases with contractual terms longer than twelve months as either operating or finance lease at the commencement date of a lease. However, the Company has no finance leases for any of the periods presented. The Company recognizes a lease liability for future fixed lease payments and a right-of-use (“ROU”) asset representing the right to use the underlying asset for the lease term. The lease term is based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Company will exercise the option. Lease liabilities are recognized at commencement date based on the present value of fixed lease payments over the lease term using the rate implicit in the lease, if available, or the Company’s incremental borrowing rate. As its leases do not provide an implicit borrowing rate, the Company uses an incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date. Current maturities of operating lease liabilities are classified as operating lease liabilities, current in the Company’s consolidated balance sheets. Most leases have initial terms ranging from 1 to 3 years. The Company’s lease agreements may include non-lease components, mainly common area maintenance, which are combined with the lease components as the Company elects to account for these components as a single lease component, as permitted. Besides, the Company’s lease payments are fixed. Lease expense for fixed lease payments is recognized on a straight-line basis over the lease term. The Company’s lease agreements do not contain any significant residual value guarantees or restricted covenants.

The ROU assets are measured at the amount of the lease liabilities with adjustments, if applicable, for lease prepayments made prior to or at lease commencement, initial direct costs incurred by the Company, deferred rent and lease incentives, and any off-market terms (that is, favorable or unfavorable terms) present in the lease when the Company acquired leases in a business combination in which the acquiree acts as a lessee. The Company evaluates the carrying value of ROU assets if there are indicators of impairment and reviews the recoverability of the related asset Company.

The Company reassesses of a contract is or contains a leasing arrangement and re-measures ROU assets and liabilities upon modification of the contract. The Company will derecognize ROU assets and liabilities, with difference recognized in the income statement on the contract termination.

As of December 31, 2023 and June 30, 2024, there were approximately $472,000 and $381,000 right of use (“ROU”) assets and approximately $484,000 and $387,000 lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company used an incremental borrowing rate 3.85% for the calculation of the present value of the lease payments.

F-31

(u) Value added tax (“VAT”) and related tax surcharges

Revenue represents the invoiced value of goods and service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in Accrued expenses and other current liabilities. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing. The Company is subject to education surtax and urban maintenance and construction tax, on the services provided in the PRC.

(v) Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Income taxes are provided for using the liability method. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period including the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some or all of the deferred tax assets will not be realized.

FASB Accounting Standards Codification (ASC) Subtopic 740-10 (which incorporates most of former FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes), prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

As of December 31, 2023 and June 30, 2024, the Company recorded deferred tax assets of approximately $121,000 and $187,000, respectively. The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations as of December 31, 2023 and June 30, 2024, respectively. The Company does not expect that its assessment regarding valuation allowance for deferred tax assets will materially change over the next 6 months.

(w) Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised or converted into ordinary shares.

(x) Segment information

The Company uses management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions about resource allocation and performance assessment. The Company’s CODM has been identified as the chief executive officer who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Company. The Company operates and manages its business as a single operating segment. All revenues from our customers are attributed to Mainland China and our assets are in Shanghai, China.

(y) Commitments and contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(z) Recent accounting pronouncements

In June 2022, the FASB issued ASU 2022-03, Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, which clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The amendments also clarify that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. This guidance also requires certain disclosures for equity securities subject to contractual sale restrictions. The new guidance is required to be applied prospectively with any adjustments from the adoption of the amendments recognized in earnings and disclosed on the date of adoption. This guidance is effective for the Company for fiscal years beginning after December 15, 2023, including interim periods therein. Early adoption is permitted. The Company adopted this guidance on January 1, 2024, and the adoption did not have a material impact to the Company’s unaudited interim consolidated financial statements.

F-32

In November 2023, the FASB issued ASU 2023-07, Segment Reporting: Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which focuses on improving reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. A public entity shall disclose for each reportable segment the significant expense categories and amounts that are regularly provided to the CODM and included in reported segment profit or loss. ASU 2023-07 also requires public entities to provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Entities are permitted to disclose more than one measure of a segment’s profit or loss if such measures are used by the CODM to allocate resources and assess performance, as long as at least one of those measures is determined in a way that is most consistent with the measurement principles used to measure the corresponding amounts in the consolidated financial statements. ASU 2023-07 is applied retrospectively to all periods presented in financial statements, unless it is impracticable. This update will be effective for the Company’s fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently in the process of evaluating the disclosure impact of adopting ASU 2023-07.

In December 2023, the FASB issued ASU 2023-09, Improvements to income tax disclosures (“ASU 2023-09”), which requires entities to provide additional information in the rate reconciliation and additional disclosures about income taxes paid. The ASU 2023-09 also eliminates certain existing requirements related to uncertain tax positions and unrecognized deferred tax liabilities and replaces the term “public entity” with “public business entity” (PBE) in ASC 740. This update will be effective for the company’s fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently in the process of evaluating the disclosure impact of adopting ASU 2023-09.

3. ACCOUNTS RECEIVABLE

Accounts receivable, consists of the following:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Accounts receivable	376	14
Less: allowance for credit losses	-	-
Accounts receivable, net	376	14

No allowance for credit losses was accrued or reversed for the six months ended 2023 and 2024.

As of December 31, 2023 and June 30, 2024, the ageing analysis of accounts receivable, net of allowance for credit losses, is as follows:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Within 90 days	376	13
More than 90 days	-	1
	376	14

4. LOAN RECEIVABLES FROM THIRD PARTIES

Loan receivables from third parties, consists of the following:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Loan receivables from third parties	4,985	-

Loan receivables from third parties represented the loans provided by the Company to third parties intended for their capital turnover, which at annual interest rates varying from nil to 3% and will mature within one year.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets, consists of the following:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Prepayment to suppliers	1,011	108
Value-added tax (“VAT”) recoverable	355	268
Deposits	68	62
Others	4	9
Total	1,438	447

F-33

6. DEFERRED OFFERING COSTS

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. Deferred offering costs consist of underwriting, legal and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2023 and June 30, 2024, the Company capitalized $137,000 and $788,000 of deferred offering costs, respectively. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

7. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Vehicles	899	1,428
Electronic devices	17	19
Furniture and office equipment	3	3
Subtotal	919	1,450
Less: accumulated depreciation	184	170
Property and equipment, net	734	1,280

Depreciation expense was $63,885 and $102,172 for the six months ended June 30, 2023 and 2024.

8. LEASES

The right-of-use assets is related to leases of the Company’s office premises. The Company recognized operating lease ROU assets and liabilities as follows:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Right-of-use assets	577	513
Less: accumulated depreciation	105	132
Right-of-use assets, net	472	381

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Operating lease liabilities:
Current portion	160	159
Non-current portion	324	228
Total	484	387

Lease expenses for all the Company’s operating leases for the six months ended June 30, 2023 and 2024 were $43,000 and $89,000, respectively.

As of June 30, 2024, future minimum lease payments under the non-cancelable operating lease are as follows:

Future payment	Year ending December 31,
$’000
Remainder of 2024	78
2025	187
2026	140
Total future lease payments	405
Less: imputed interest	18
Total	387

F-34

The following table summarizes other supplemental information about the Company’s operating lease as of June 30, 2024:

Weighted average discount rate	3.85%
Weighted average remaining lease term (in years)	2.21

9. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	As of
	December 31, 2023	June 30, 2024
	$’000	$’000
Loan payables to third parties*	483	-
Payables to shareholders	430	-
Advance from customers	-	113
Salary and welfare payable	60	28
Taxes payable	54	103
Others	15	19
Total	1,042	263

* The balance of loan payables to third parties represented the loan proceedings from third parties intended for the Company’s capital turnover, which at annual interest rates varying from nil to 3% and will mature within one year. There was no balance of loan payables to third parties as of June 30, 2024.

10. RELATED PARTY TRANSACTIONS AND BALANCES

Related parties are entities with common direct or indirect shareholders and/or directors and beneficial owners of more than 10% of the voting interests of the Company. Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions.

Some of the Company’s transactions and arrangements are with related parties and the effect of these on the basis determined between parties is reflected in these consolidated financial statements. The balances are unsecured, interest-free and repayable on demand unless otherwise stated.

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2023 and June 30, 2024:

Name of related parties	Relationship with the Company
Mr. Yin Zhang	Chairman of the Board of Directors and a shareholder of the Company
Mr. Chengyu Wang	CEO and director of the Company

Amounts due to related parties

Account	Name of related parties	December 31, 2023	June 30, 2024
		$’000	$’000
Due to related parties	Mr. Yin Zhang	4,701	-
Due to related parties	Mr. Chengyu Wang	145	1
Total		4,846	1

The amounts due to related parties as of December 31, 2023 mainly consisted of consideration deemed in the share transfer agreement during the Reorganization process of $2,455,000, which has been settled in cash on May 7, 2024.

Other than the consideration deemed in the share transfer agreement, the amounts due to related parties were working capital provided by shareholders to support the Company’s operations which was also settled as of June 30,2024.

Other asset – related party

Account	Name of related parties	December 31, 2023	June 30, 2024
		$’000	$’000
Other asset – related party	Mr. Yin Zhang	-	149
Total		-	149

The other asset – related party, as of June 30, 2024, in the amount of $149,000, represents an advance payment made by the Company to Mr. Yin Zhang for the purchase of a vehicle for the Company, which Mr. Yin Zhang is handling on behalf of the Company.

F-35

11. ORDINARY SHARE

The Company was established as a holding company under the laws of Cayman Islands on January 18, 2024. The Company’s authorized share capital of $50,000 is divided into 10,000,000 Ordinary Shares with a nominal or par value of $0.005 each. On January 18, 2024, the Company issued 10,000,000 shares to the shareholders at par value of $0.005 per share. On May 9, 2024, the Company made amendment to its authorized share by creation of 90,000,000 additional new ordinary shares with par value of $0.005 each, such that the new authorized share capital shall be $500,000 divided into 100,000,000 ordinary shares with a nominal or par value of $0.005 each.

Each ordinary share entitles the holder to one vote at shareholder meetings. In relation to shares carrying differing rights to dividends or rights to dividends at a fixed rate, if the share capital is divided into different classes, the directors may pay dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Upon liquidation of the Company, shareholders will be entitled to receive, on a pro-rata basis, the remaining assets of the Company after all debts and obligations have been satisfied. Ordinary shares are freely transferable, subject to compliance with the Cayman Islands laws and the applicable securities laws and regulations. The Company’s ordinary shares have neither any pre-emptive and redemption right nor any unusual voting right.

12. STATUTORY SURPLUS RESERVES AND RESTRICTED NET ASSETS

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with laws applicable to entities incorporated in the PRC. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory surplus reserve as determined pursuant to PRC statutory laws amounted to $89,000 and $89,000 as of December 31, 2023 and June 30, 2024 respectively.

In addition, under PRC laws and regulations, the Company’s PRC subsidiaries are restricted in their ability to transfer their net assets to the Company in the form of dividend payments, loans or advances. Amounts of net assets restricted include paid up capital and statutory reserve funds of the Company’s PRC totaling $46,000 and $46,000 as of December 31, 2023 and June 30, 2024, respectively.

13. REVENUES BY PRODUCTS LINES

The following table disaggregates the Company’s revenues by product line for the six months ended June 30, 2023 and 2024:

	Six months ended June 30
	2023	2024
	$’000	$’000
Sale of Ethylene glycol	133,709	20,097
Sale of PTA	162,473	272,125
Sale of Rebar	14,463	6,476
Others	13,730	5,630
Total	324,375	304,328

14. INCOME TAX

Caymans Islands

The Company is domiciled in the Cayman Islands. This locality currently enjoys permanent income tax holidays; accordingly, the Company does not accrue for income taxes.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD 2 million will be taxed at 16.5%.

Under the current Hong Kong Inland Revenue Ordinance, the Company’s subsidiaries incorporated in Hong Kong are subject to 8.25% on its taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiaries incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax. The Company did not make any provision for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception.

F-36

PRC

The Company’s PRC subsidiaries are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis for the six months ended June 30, 2023 and 2024, there is no preferential tax rate.

i)	The income tax provision consists of the following components:

	Six months ended June 30,
	2023	2024
	$’000	$’000
Income tax:
Provision for current income tax	141	233
Reversal for deferred income tax	(22)	(90)
Total	119	143

ii)	The following table reconciles the China statutory rates to the Company’s effective tax rate for the six months ended June 30, 2023 and 2024: the following table reconciles the China statutory rates to the Company’s effective tax rate for the six months ended June 30, 2023 and 2024:

	Six months ended June 30,
	2023	2024
PRC statutory income tax rate	25.0%	25.0%
Non-deductible expenses	0.2%	0.7%
Effective income tax rate	25.2%	25.7%

iii)	As of December 31, 2023 and June 30, 2024, the significant components of the deferred tax assets and deferred tax liabilities are summarized below:

	As of
	December 31, 2023	June 30, 2024
Deferred tax assets:	$’000	$’000
Operating lease liabilities	121	187
Less: valuation allowance	-	-
Net deferred tax assets	121	187

Deferred tax liabilities:
Right-of-use assets	(118)	(95)
Total deferred tax liabilities	(118)	(95)

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits as of December 31, 2023 and June 30, 2024. The Company did not incur any interest and penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2024 to 2028 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

F-37

15. CONCENTRATIONS AND RISKS

Concentrations

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. The Company conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Company evaluates its collection experience and long outstanding balances to determine the need for an allowance for credit losses. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total revenues:

	Six months ended June 30, 2023	Six months ended June 30, 2024
	$’000	$’000
Customer A	N/A(i)	64,039
Customer B	N/A(i)	55,658
Customer C	N/A(i)	30,183
Customer D	35,557	N/A(i)
Customer E	35,415	N/A(i)

(i) Revenues from the relevant customers were less than 10% of the Company’s total revenues.

The following table sets forth a summary of single customers who represent 10% or more of the Company’s total accounts receivable:

	December 31, 2023	June 30, 2024
	$’000	$’000
Customer F	123	N/A(ii)
Customer G	57	N/A(ii)
Customer H	56	N/A(ii)
Customer B	N/A(ii)	12

(ii) Accounts receivable from relevant customers were less than 10% of the Company’s total accounts receivable.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total purchases:

	Six months ended June 30, 2023	Six months ended June 30, 2024
	$’000	$’000
Supplier A	98,926	N/A(iii)
Supplier B	N/A(iii)	101,135

(iii) Purchases from relevant suppliers were less than 10% of the Company’s total purchases.

The following table sets forth a summary of suppliers who represent 10% or more of the Company’s total accounts payable:

	December 31, 2023	June 30, 2024
	$’000	$’000
Supplier C	N/A(iv)	690
Supplier D	N/A(iv)	470
Supplier E	722	N/A(iv)

F-38

(iv) Accounts payable from relevant suppliers were less than 10% of the Company’s total accounts payable.

Credit Risk

Credit risk is the potential financial loss to the Company resulting from the failure of a customer or a counterparty to settle its financial and contractual obligations to the Company, as and when they fall due.

The Company conducts credit evaluations on its customers and generally does not require collateral or other security from such customers. The Company periodically evaluates the creditworthiness of the existing customers in determining an allowance for credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

As of December 31, 2023 and June 30, 2024, the Company had $32,000 and $95,000 of cash held by financial institutions in the PRC, respectively. Management believes that these financial institutions are of high credit quality and continually monitors the credit worthiness of these financial institutions.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 60 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

16. COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2024 and through the issuance date of these unaudited consolidated financial statements.

17. SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through December 13, 2024, which was the date of the issuance of the unaudited consolidated financial statements, and determined that no events would have required adjustment or disclosure in the unaudited consolidated financial statements other than that discussed above.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association empower us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our company.

We will enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement in connection with this offering will also provide for indemnification of us and our officers, directors or persons controlling us for certain liabilities.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. We believe that our issuance of options to our employees, directors, officers and consultants was exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act. No underwriters were involved in these issuances of securities. As of the date of this prospectus, we have 10,000,000 Ordinary Shares issued and outstanding. See “Principal Shareholders.”

On January 18, 2024, the date of the incorporation of Tong Ying Group, one (1) ordinary share was issued to Osiris International Cayman Limited. On January 18, 2024, the one (1) ordinary share was transferred from Osiris International Cayman Limited to Darshan Holdings Limited, and Tong Ying Group further issued the following shares on the same date:

Name	Classes of Ordinary Shares	Date of Issuance	Number of Shares Issued
Darshan Holdings Limited	Ordinary Shares	January 18, 2024	498,999
Phelan Investment Holdings Limited	Ordinary Shares	January 18, 2024	8,004,000
Pirya Holdings Limited	Ordinary Shares	January 18, 2024	499,000
Ophedia International Limited	Ordinary Shares	January 18, 2024	499,000
Ziv International Holdings Limited	Ordinary Shares	January 18, 2024	499,000

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

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Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association
4.1*	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
8.1	Opinion of V&T Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1**	Form of Indemnification Agreement between the registrant and its officers and directors
10.2**	Form of Employment Agreement between the registrant and its officers and directors
10.3	Form of Independent Director Offer Letter between the registrant and its officers and directors
10.4**	English Translation of Form of Purchase and Sales Agreement for Ethylene Glycol
10.5**	English Translation of Form of Purchase and Sales Agreement for PTA
10.6**	English Translation of Form of Purchase and Sales Agreement for Rebar
10.7**	English Translation of Form of Purchase and Sales Agreement for Corn
10.8**	English Translation Form of Comprehensive Service Agreement
10.9**	English translation of Lease Agreement, as amended, among SH Zhang Yang, Shanghai Changkun Real Estate Development Co., Ltd., and Beijing Sohou Property Management Co., Ltd. Shanghai Ninth Branch, dated August 22, 2023
10.10*	Form of Indemnification Escrow Agreement
21.1**	List of Subsidiaries
23.1	Consent of HTL International, LLC
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3	Consent of V&T Law Firm (included in Exhibit 99.1)
23.4**	Consent of Yubo Intelligent Industry Research Institute
24.1	Power of Attorney (included on signature page to this filing of the Registration Statement on Form F-1)
99.1	Opinion of V&T Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.2**	Code of Business Conduct and Ethics
99.3**	Audit Committee Charter
99.4**	Compensation Committee Charter
99.5**	Nominating Committee Charter
99.6	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

*	To be filed by amendment
**	Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, China, on February 21, 2025.

Tong Ying Group

By:	/s/ Chenyu Wang
Chenyu Wang
Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Jiong Bian
Jiong Bian
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chenyu Wang and Jiong Bian as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of American depositary shares of the registrant, or the Ordinary Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1, or the Registration Statement, to be filed with the U.S. Securities and Exchange Commission with respect to such Ordinary Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on February 21, 2025.

Signature	Title

/s/ Yin Zhang	Chairman of the Board of Directors
Name: Yin Zhang

/s/ Chenyu Wang	Chief Executive Officer (Principal Executive Officer) and Director
Name: Chenyu Wang

/s/ Jiong Bian	Chief Financial Officer (Principal Financial and Accounting Officer)
Name: Jiong Bian

/s/ Yan Zhang	Director
Name: Yan Zhang

/s/ Chen Chen	Director
Name: Chen Chen

/s/ Jun Ye Wu	Director
Name: Jun Ye Wu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Tong Ying Group, has signed this registration statement or amendment thereto in New York, New York on February 21, 2025.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.

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